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SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /	Preliminary Proxy Statement
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/x/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material under Rule 240.14a-12
WESTFIELD AMERICA, INC.
(Name of Registrant As Specified in Its Charter and Person Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
/ /	No fee required.
/ /	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction: *
	(5)	Total fee paid:
/x/	Fee previously paid with written preliminary materials.
/ /	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

WESTFIELD AMERICA, INC.
11601 Wilshire Boulevard
12th Floor
Los Angeles, California 90025

    August 27, 2001

Dear Shareholder:

    You are cordially invited to attend a special meeting of shareholders of Westfield America, Inc. to be held on September 28, 2001, at 9:00 a.m., local time, at the W Hotel, 930 Hilgard Avenue, Los Angeles, California.

    At the special meeting, you will be asked to consider and vote upon a proposal to approve our merger agreement, dated February 14, 2001, with Westfield America Management Limited, in its capacity as responsible entity and trustee of Westfield America Trust. If the merger agreement is approved and the merger is completed, each outstanding share of Westfield America common stock you own will be cancelled and, subject to appraisal rights, automatically converted into the right to receive $16.25 per share in cash, without interest thereon.

    The merger is the second and final step in the acquisition of the entire common equity interest in Westfield America by Westfield America Management Limited, in its capacity as responsible entity and trustee of Westfield America Trust (other than shares held by certain of its affiliates). The first step pursuant to the merger agreement was a tender offer by Westfield America Management Limited whereby Westfield America Management Limited acquired 13,619,036 shares of Westfield America common stock for $16.25 per share in cash. Following completion of the tender offer and the resulting purchase of common stock, Westfield America Management Limited and its affiliates collectively own 75,757,277 shares of common stock (representing approximately 96.4% of the issued and outstanding shares of common stock).

    Your board of directors, after receiving the unanimous recommendation of a special committee of independent directors, has determined that the merger is advisable, fair to and in the best interests of Westfield America and its shareholders, and has unanimously approved the merger and the merger agreement. Your board of directors unanimously recommends that you vote FOR approval of the merger agreement.

    This document incorporates by reference important business and financial information that is not included in this document. You may obtain this information without charge by written or oral request as described under "Where You Can Find More Information" on page 81. To obtain timely delivery of this information, please request documents no later than September 21, 2001.

    Holders of at least two-thirds of the outstanding shares entitled to vote at the special meeting, consisting of, on an as converted basis, the Series C, C-1 and C-2 preferred stock, and common stock, voting together as a single class, must approve the merger agreement for the merger to proceed. Failure to return a properly executed proxy card or to vote at the special meeting is equivalent to a vote AGAINST the merger agreement. Whether or not you plan to attend the special meeting, please take the time to fill out, date, sign and promptly return the enclosed proxy card to ensure that your shares will be represented at the special meeting and voted in accordance with your wishes. If you attend the special meeting and wish to vote in person, you may withdraw your proxy and vote in person.

    Westfield America Management Limited, in its capacity as responsible entity and trustee of Westfield America Trust, and its affiliates already have sufficient voting power to cause the approval of the merger agreement without the affirmative vote of any other shareholder of Westfield America. Westfield America Management Limited and its affiliates intend to vote all shares owned by them in favor of the approval of the merger agreement.

    Security Capital Preferred Growth Incorporated, the holder of the Series C, C-1 and C-2 preferred stock, has indicated to Westfield America that it intends to vote all of its shares in favor of the approval of the merger agreement.

    The accompanying notice and proxy statement contains detailed information about the merger and the special meeting. Please read the materials carefully. If you have any questions prior to the special meeting or need further assistance, please call Mark A. Stefanek, at 1-800-932-7855.

Sincerely,

Elizabeth Westman
Secretary

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of this transaction or passed upon the adequacy or accuracy of this proxy statement. Any representation to the contrary is a criminal offense.

This proxy statement is dated August 27, 2001 and is first being mailed to Westfield America shareholders on or about August 30, 2001.

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To the Shareholders of

WESTFIELD AMERICA, INC.

    NOTICE IS HEREBY GIVEN that a special meeting of shareholders of Westfield America will be held on September 28, 2001, at 9:00 a.m., local time, at the W Hotel, 930 Hilgard Avenue, Los Angeles, California, for the following purposes:

1.
To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of February 14, 2001, among Westfield America Management Limited, in its capacity as responsible entity and trustee of Westfield America Trust, Mall Acquisition Corp., a to-be-formed Delaware corporation and Westfield America, Inc., pursuant to which (a) Mall Acquisition Corp. will be merged with and into Westfield America, with Westfield America continuing as the surviving corporation and as a subsidiary of Westfield America Management Limited, in its capacity as responsible entity and trustee of Westfield America Trust, and (b) each outstanding share of Westfield America common stock, par value $0.01 per share, issued and outstanding immediately prior to the effective time of the merger (other than shares owned by Westfield America Management Limited, in its capacity as responsible entity and trustee of the Westfield America Trust, and certain of its affiliates) will be cancelled and, subject to appraisal rights, automatically converted into the right to receive $16.25 per share in cash, without interest thereon; and

2.
To transact any other business as may properly come before the special meeting or any adjournment or postponement of the special meeting.

    A conformed copy of the merger agreement is attached as Annex A to, and is described in, the accompanying proxy statement.

    Only shareholders of record at the close of business on August 20, 2001 are entitled to notice of, and to vote at, the special meeting and any adjournment or postponement of the special meeting. A list of record holders will be available for examination by any Westfield America shareholder, for any purpose related to the special meeting, at Westfield America's principal offices, during ordinary business hours, for a period of ten days prior to the date of the special meeting.

    Your board of directors, after receiving the unanimous recommendation of a special committee of independent directors, unanimously recommends that shareholders vote FOR approval of the merger agreement.

    Holders of at least two-thirds of the outstanding shares entitled to vote at the special meeting, consisting of, on an as converted basis, the Series C, C-1 and C-2 preferred stock, and common stock, voting together as a single class, must approve the merger agreement for the merger to proceed. Failure to return a properly executed proxy card or to vote at the special meeting is equivalent to a vote AGAINST the merger agreement. Whether or not you plan to attend the special meeting, please take the time to fill out, sign and promptly return the enclosed proxy card to ensure that your shares will be represented at the special meeting and voted in accordance with your wishes. If you attend the special meeting and wish to vote in person, you may withdraw your proxy and vote in person.

    Westfield America Management Limited, in its capacity as responsible entity and trustee of Westfield America Trust, and its affiliates already have sufficient voting power to cause the approval of the merger agreement without the affirmative vote of any other shareholder of Westfield America. Westfield America Management Limited and its affiliates intend to vote all shares owned by them in favor of the approval of the merger agreement.

    Security Capital Preferred Growth Incorporated, the holder of the Series C, C-1 and C-2 preferred stock, has indicated to Westfield America that it intends to vote all of its shares in favor of the approval of the merger agreement.

By Order of the Board of Directors,

Elizabeth Westman
Secretary
Los Angeles, California August 27, 2001

i

THE MERGER AGREEMENT	55
APPRAISAL RIGHTS	64
PRICE RANGE OF SHARES; DIVIDEND	65
EFFECT OF THE OFFER AND MERGER ON THE MARKET FOR THE SHARES; STOCK EXCHANGE LISTING; EXCHANGE ACT REGISTRATION; MARGIN REGULATIONS	67
Effect of the Offer and Merger on the Market for the Shares	67
Stock Exchange Listing	67
Exchange Act Registration	67
Margin Regulations	67
CERTAIN INFORMATION CONCERNING THE PURCHASER	68
BENEFICIAL OWNERSHIP OF COMMON STOCK	69
TRANSACTIONS AND ARRANGEMENTS CONCERNING THE SHARES	73
RELATED PARTY TRANSACTIONS	74
Advisory, Management and Development Services	74
The Advisory Agreement	74
The Management Agreements	75
The Development Agreement	76
Management of the Company	77
Acquisition of Garden State Plaza	77
Series F Preferred Shares	77
The Westfield Capital Put Right	78
Westfield Holdings Registration Rights Agreement	78
SOURCE AND AMOUNT OF FUNDS	79
OTHER MATTERS; 2001 ANNUAL MEETING	80
EXPERTS	80
WHERE YOU CAN FIND MORE INFORMATION	81
SCHEDULE I—DIRECTORS AND MANAGEMENT	I-1
ANNEX A—Agreement and Plan of Merger	A-1
ANNEX B—Section 351.455 of the Missouri General and Business Corporation Law	B-1
ANNEX C—Opinion of Lehman Brothers Inc.	C-1
ANNEX D—Bring Down Opinion of Lehman Brothers Inc.	D-1
Appendix A—Form of Proxy

ii

QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:
What am I being asked to vote upon?

A:
You are being asked to consider and vote upon a proposal to approve the merger agreement and the transactions contemplated by the merger agreement, including a merger in which Westfield America will become a subsidiary of Westfield America Management Limited, in its capacity as responsible entity and trustee of Westfield America Trust.

Q:
What will I receive if the merger is completed?

A:
Upon completion of the merger, each share of Westfield America common stock (other than shares owned by Westfield America Management Limited and certain of its affiliates) will be cancelled and, subject to appraisal rights, automatically converted into the right to receive $16.25 in cash, net of taxes required to be withheld and paid over to any governmental authority, without interest.

Q:
What vote is required to approve the merger?

A:
For the merger to occur, the merger agreement must be approved by the holders of at least two-thirds of the outstanding voting shares, consisting of, on an as converted basis, the Series C, C-1 and C-2 preferred stock, and common stock, voting together as a single class. For the purposes of this vote, a failure to vote, a vote to abstain and a broker non-vote will have the same legal effect as a vote cast AGAINST approval of the merger agreement. As of the record date, there were 78,621,022 shares of common stock outstanding and, in the aggregate, 694,445 shares of Series C, C-1 and C-2 preferred stock (representing 6,944,450 shares of common stock on an as converted basis). Westfield America Management Limited and its affiliates intend to vote all shares owned by them in favor of the approval of the merger agreement. Because Westfield America Management Limited and its affiliates collectively own 75,757,277 shares of common stock (representing approximately 88.5% of the issued and outstanding shares of Westfield America entitled to vote at the special meeting), you should expect that the merger agreement and the transactions contemplated by such agreement, including the merger, will be approved at the special meeting without the vote of any other shareholder.

Q:
Why is the board of directors recommending that I vote in favor of the merger?

A:
A special committee, consisting of independent directors, unanimously determined that the merger and the transactions contemplated by the merger agreement, are advisable, fair to and in the best interests of Westfield America and its shareholders. The special committee unanimously recommended that the board of directors approve and adopt the merger agreement and the transactions contemplated by such agreement. A more complete description of the reasons for the merger can be found beginning on page 20.

Q:
Why was the special committee formed?

A:
Because three of the nine members of the board of directors are also directors or executive officers of Westfield America Management Limited, your board of directors formed the special committee of independent directors to protect your interests in evaluating and negotiating the merger agreement. The members of the special committee are Messrs. Roy L. Furman, Francis T. Vincent and Herman Huizinga. These directors are not employees or directors of Westfield America Management Limited. The special committee independently selected and retained legal and financial advisors to assist it. You can find further details about the special committee beginning on page 50.

Q:
What do I need to do now?

A:
After you have carefully reviewed this proxy statement, please mark your vote on your proxy card and sign and mail it in the enclosed return envelope as soon as possible. This will ensure that your shares will be represented at the special meeting. If you sign and send in the proxy card, and you do not indicate how you want to vote, your proxy will be voted FOR the approval of the merger agreement. If you do not vote by either sending in your proxy card or by voting in person at the special meeting, it will have the same effect as a vote AGAINST the approval of the merger agreement and the merger.

Q:
Can I change my vote after I have mailed my signed proxy card?

A:
Yes. You may change your vote by executing and delivering a written notice of revocation or a later-dated proxy card to Westfield America's Secretary before the special meeting, or by attending the special meeting and voting in person.

Q:
If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A:
Your broker will vote your shares with respect to the merger agreement only if you provide instructions to your broker on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. If you do not provide instructions to your broker, your shares will not be voted and will have the same effect as a vote AGAINST the merger agreement. If you wish to attend the special meeting and vote in person, you must first obtain a legal proxy from your broker.

Q:
Should I send in my share certificates now?

A:
No. After the merger is completed, shareholders will receive separate written instructions for exchanging their share certificates for the cash consideration payable in the merger.

Q:
Am I entitled to appraisal rights?

A:
Yes. You will be entitled to appraisal rights in connection with the merger if you fully comply with the statutory procedures for asserting appraisal rights set forth in the Missouri General and Business Corporation Law. A description of the statutory procedures for asserting appraisal rights is provided in this proxy statement, the full text of which is attached as Annex B to this proxy statement.

Q:
When do you expect to complete the merger?

A:
We are working toward completing the merger as soon as possible. We hope to complete the merger during the third quarter of 2001, although there can be no assurance we will be able to do so.

Q:
How will I know the merger has occurred?

A:
If the merger occurs, Westfield America and Westfield America Management Limited will make a public announcement and you will receive a notice of the merger by mail.

Q:
Will I have to pay U.S. federal income taxes as a result of the merger?

A:
Your receipt of $16.25 per share in cash in the merger will be a taxable transaction for U.S. federal income tax purposes and may also be a taxable transaction under applicable state, local, foreign or other tax laws. Generally, you will recognize gain or loss equal to the difference between $16.25 and your tax basis for the shares of common stock that you own immediately before the merger. You should consult your tax advisor for a full understanding of the tax consequences of the merger.

Q:
Whom can I call with questions?

A:
If you have any questions about the merger, you should contact Mark A. Stefanek at 1-800-932-7855.

SUMMARY

    This summary, together with the preceding Questions and Answers section, highlights selected information in this proxy statement and may not contain all of the information that is important to you. We urge you to read carefully this entire proxy statement and the documents to which we refer you in this proxy statement to understand fully the transactions contemplated by the merger agreement and for a more complete description of their legal terms. See "WHERE YOU CAN FIND MORE INFORMATION" on page 81 for details of how you can obtain more information about the transactions contemplated by the merger agreement. This summary is qualified in its entirety by reference to the more detailed information appearing elsewhere in this proxy statement.

The Parties

Westfield America, Inc.
11601 Wilshire Boulevard
12th Floor
Los Angeles, California 90025
Tel: (310) 478-4456

    Westfield America, Inc. is a publicly traded real estate investment trust, or REIT, specializing in enclosed shopping centers. At December 31, 2000, Westfield America had interests in 39 major shopping centers branded as "Westfield Shoppingtowns." Its portfolio of Westfield Shoppingtowns includes clusters of shopping centers in major markets in the East Coast, Midwest and West Coast. Westfield Shoppingtowns serve ten percent of the U.S. population. Westfield America has shopping centers in nine states, comprising 37.7 million square feet of retail and office space.

Westfield America Trust
Level 24, Westfield Towers
100 William Street
Sydney NSW 2011, Australia
Tel: 011-612-9358-7000

    Westfield America Trust is an Australian publicly traded unit trust. Westfield America Trust has been listed on the Australian Stock Exchange since 1996 and is currently the fourth largest property trust listed on the Australian Stock Exchange. Westfield America Trust's sole investment is a 69.6% economic interest in Westfield America.

Westfield America Management Limited
Level 24, Westfield Towers
100 William Street
Sydney NSW 2011, Australia
Tel: 011-612-9358-7000

    Established in 1996, Westfield America Management Limited is the responsible entity and trustee of Westfield America Trust. Each of Westfield America Management Limited, Westfield American Investments Pty. Limited and Westfield Corporation, Inc. is a wholly owned subsidiary of Westfield Holdings Limited. Westfield Holdings Limited, an Australian public company, was established in 1979 as successor to Westfield Limited, which had been listed on the Australian Stock Exchange since 1960. Westfield Holdings Limited has been listed on the Australian Stock Exchange since 1979.

Mall Acquisition Corp.
c/o Westfield Corporation, Inc.
11601 Wilshire Boulevard
12th Floor
Los Angeles, California 90025
Tel: (310) 478-4456

    Mall Acquisition Corp. will be a Delaware corporation organized for the sole purpose of completing the merger and will not carry on any activities other than in connection with the merger. Mall Acquisition Corp. is to be owned, directly or indirectly, by Westfield America Management Limited, as responsible entity and trustee of Westfield America Trust, Westfield American Investments Pty. Limited and Westfield Corporation, Inc.

The Special Meeting of Shareholders of Westfield America

Date, Time and Place (page 12)

    The special meeting of shareholders of Westfield America will be held on September 28, 2001, at 9:00 a.m., local time, at the W Hotel, 930 Hilgard Avenue, Los Angeles, California.

Purpose of the Special Meeting (page 12)

    At the special meeting, the shareholders of Westfield America will consider and vote upon a proposal to approve the merger agreement, which is attached to this proxy statement as Annex A.

Record Date for Voting (page 12)

    Holders of record of Westfield America at the close of business on August 20, 2001 are entitled to notice of, and to vote at, the Westfield America special meeting. As of the record date, there were 78,621,022 shares of common stock outstanding and, in the aggregate, 694,445 shares of Series C, C-1 and C-2 preferred stock outstanding and entitled to vote at the special meeting.

Required Vote (page 12)

    The affirmative vote of the holders of at least two-thirds of the outstanding voting shares, consisting of, on an as converted basis, the Series C, C-1 and C-2 preferred stock, and common stock, voting together as a single class, on the record date is required to approve the merger agreement. Pursuant to the terms of the merger agreement, Westfield America Management Limited, in its capacity as responsible entity and trustee of Westfield America Trust, intends to vote all shares owned by it in favor of the approval of the merger agreement. Westfield America Management Limited has been advised that Westfield American Investments Pty. Limited and Westfield Corporation, Inc. also intend to vote their shares in favor of the approval of the merger agreement. As of the record date, Westfield America Management Limited, in its capacity as responsible entity and trustee of Westfield America Trust, and its affiliates, collectively own 75,757,277 shares of Westfield America common stock, which represents approximately 88.5% of the outstanding shares of Westfield America entitled to vote at the special meeting.

    Security Capital Preferred Growth Incorporated, the holder of the Series C, C-1 and C-2 preferred stock, has indicated to Westfield America that it intends to vote all of its shares in favor of the approval of the merger agreement.

Voting and Revocation of Proxies (page 13)

    All properly executed proxies that are received prior to the special meeting and not revoked will be voted at the special meeting in the manner specified in the proxy. If you execute and return a proxy and do not specify how you want to vote, the shares represented by your proxy will be voted FOR approval of the merger agreement.

    If you have given a proxy, you may revoke it at any time before it is voted by (1) executing and delivering a written notice of revocation or a later-dated proxy card to the Secretary of Westfield America at Westfield America's principal executive offices, located at 11601 Wilshire Boulevard, 12thFloor, Los Angeles, California 90025 or (2) attending the special meeting and voting in person.

The Merger (page 55)

    The merger agreement is attached as Annex A to this proxy statement. Please read the merger agreement carefully and in its entirety. It is the legal document that governs the merger.

Reasons for the Merger (page 21)

    For a description of the reasons for, and events leading to, the approval and recommendation of the merger agreement by the special committee of independent directors and the Westfield America board, you should refer to "Special Factors—Background of the Offer and the Merger" and "Special Factors—Purpose and Reasons of the Purchaser for the Merger."

What You Will Receive in the Merger (page 55)

    In the merger, each outstanding share of Westfield America common stock (other than shares owned by Westfield America Management Limited and its affiliates) will be cancelled and, subject to appraisal rights, automatically converted into the right to receive $16.25 per share in cash, net of taxes required to be withheld and paid over to any governmental authority, without interest thereon. Prior to the effective time of the merger, no further dividends will be paid by Westfield America with respect to the shares of common stock.

Recommendation of Westfield America's Board of Directors (page 22)

    The Westfield America board, based upon the unanimous recommendation of a special committee of independent directors, unanimously approved the merger and the merger agreement. The Westfield America board unanimously recommends that the Westfield America shareholders vote FOR approval of the merger agreement.

Opinions of the Special Committee's Financial Advisor (page 26)

    Lehman Brothers Inc., which was engaged to act as financial advisor to the special committee of independent directors in connection with the merger, delivered two opinions to the special committee as to the fairness, from a financial point of view, of the consideration of $16.25 per share in cash, net of taxes required to be withheld and paid over to any governmental authority, to be received by the shareholders of Westfield America (other than Westfield America Management Limited, Westfield American Investments Pty. Limited, Westfield Corporation, Inc. and Mall Acquisition Corp.). The full text of Lehman's February 14, 2001 written opinion, which sets forth a description of assumptions made, matters considered and limitations on its review, is attached as Annex C to this proxy statement. The full text of Lehman's May 16, 2001 written opinion, which sets forth a description of assumptions made, matters considered and limitations on its review, is attached as Annex D to this proxy statement. You are urged to read these opinions carefully and in their entirety.

Interests of Certain Persons in the Transaction (page 49)

    In considering the recommendation of Westfield America's board of directors with respect to the merger agreement, you should be aware that certain executive officers and members of the board of directors or their affiliates have interests in the transactions contemplated by the merger agreement that are different than, or in addition to, the interests of shareholders generally.

    The board of directors was aware of these interests and considered them, among other matters, in making its recommendation.

Conditions to the Merger (page 62)

    Westfield America and Westfield America Management Limited will not complete the merger unless a number of conditions are satisfied or waived. These conditions include:

  •
  approval by Westfield America shareholders; and
  •
  absence of any injunction or legal restraint prohibiting completion of the merger.

Regulatory Approvals (page 52)

    Neither Westfield America nor Westfield America Management Limited know of any federal or state regulatory requirements that must be complied with or approvals that must be obtained in order to complete the merger, other than filing of the articles of merger with the Secretary of State of Missouri and a certificate of merger with the Secretary of State of Delaware.

Material United States Federal Income Tax Consequences (page 54)

    The receipt of cash for shares of common stock in the merger or pursuant to the exercise of appraisal rights will be a taxable transaction for U.S. federal income tax purposes for U.S. tax residents and may also be a taxable transaction under other applicable state, local, foreign or other tax laws. Shareholders are urged to consult their tax advisors as to the particular tax consequences of the merger, including the applicability and effect of state, local, foreign and other taxes.

Termination of the Merger Agreement (page 62)

    Westfield America and Westfield America Management Limited can agree to terminate the merger agreement at any time before completing the merger by mutual written consent. In addition, Westfield America or Westfield America Management Limited can terminate the merger agreement if any legal prohibition against completion of the merger becomes permanent and final.

    Westfield America Management Limited or Mall Acquisition Corp. can terminate the merger agreement if there is any material breach by Westfield America of any of its representations, warranties, covenants or agreements in the merger agreement.

    Westfield America can also terminate the merger agreement if there is any material breach by Westfield America Management Limited or Mall Acquisition Corp. of any of their representations, warranties, covenants or agreements in the merger agreement.

Appraisal Rights (page 64)

    Shareholders of Westfield America common stock who vote in favor of the merger agreement will not be entitled to appraisal rights. Shareholders of Westfield America common stock who do not vote in favor of the merger agreement, and who fully comply with the statutory procedures for asserting appraisal rights set forth in the Missouri General and Business Corporation Law, will be entitled to payment of the fair value of their shares, which may be less than, more than or equal to $16.25 per share. Merely voting against the merger agreement will not perfect a shareholder's appraisal rights. Shareholders are urged to review carefully the shareholders' appraisal rights provisions of the Missouri General and Business Corporation Law. A description of the statutory procedures for appraisal rights is provided in this proxy statement, the full text of which is attached as Annex B to this proxy statement. Shareholders who fail to comply strictly with the applicable procedures will forfeit their appraisal rights in connection with the merger.

CERTAIN INFORMATION CONCERNING WESTFIELD AMERICA

    Recent Developments. On December 28, 2000, Montgomery Ward & Co., Inc. filed for Chapter 11 bankruptcy protection and announced that it would close all of its 250 stores, including seven Montgomery Ward stores located at various Westfield Shoppingtowns. On April 9, 2001, Westfield America completed the purchase of two former Montgomery Ward stores located at Westfield Shoppingtowns Plaza Bonita and Topanga. Target Corporation and Sears Roebuck and Co. are acquiring the leases for the remaining five former Montgomery Ward stores.

    On May 2, 2001, Westfield America issued 4,743 shares of Series Z convertible preferred stock, par value $1.00 per share (the "Series Z Preferred Stock"), to accredited investors for approximately $77,000. In accordance with the merger agreement, Westfield America issued the Series Z Preferred Stock in order to maintain its status as a REIT for U.S. federal tax purposes. The holders of the Series Z Preferred Stock are entitled to the same dividend rights as the holders of shares of Westfield America common stock. Each share of Series Z Preferred Stock has a liquidation preference of $16.25 and, immediately after the effective time of the merger, will be automatically converted into one share of Westfield America common stock. The holders of the Series Z Preferred Stock are not entitled to vote at the special meeting and do not have any redemption rights with respect to the Series Z Preferred Stock.

    On May 22, 2001, Westfield America entered into a joint venture with a commingled pension trust fund, which is advised by J.P. Morgan Investment Management Inc., for Westfield Shoppingtown Montgomery in Bethesda, Maryland. The mall has a value of approximately $281 million (approximately $123 million net of debt), and J.P. Morgan Investment Management Inc., through its ownership of Montgomery Mall Member LLC, has acquired a 50% interest in the joint venture.

    On June 29, 2001, Westfield America issued 5,266,159 shares of common stock to Westfield America Management Limited, in its capacity as responsible entity and trustee of Westfield America Trust, for cash consideration of approximately $80,708,500 pursuant to a stock subscription agreement dated May 29, 1998. For more information regarding the stock subscription agreement, see "SPECIAL FACTORS—Plans for the Company After the Merger; Certain Effects of the Offer and the Merger."

    On July 11, 2001, Westfield America closed an $800 million loan with UBS Warburg Real Estate Investments Inc. ("UBS") and Lehman Brothers ("Lehman"). The ten year loan is secured by first mortgages on nine Westfield Shoppingtowns: Parkway Plaza, West Covina, Horton Plaza, Fox Hills, Northwest Plaza, Crestwood, Mid Rivers, West Park and Enfield. Interest is provided at 7.2425%. Additionally, UBS and Lehman have provided a separate $120.5 million loan secured by Westfield Shoppingtowns Plaza Bonita and Capital Mall. The two year floating rate loan will facilitate the future redevelopment of these Shoppingtowns. Proceeds from these refinancings were used to repay an existing $754.1 million collateral mortgage-backed security facility and to repay a $150 million unsecured loan, both of which mature in December 2001.

    On July 24, 2001, Westfield America entered into an agreement with the Port Authority of New York and New Jersey to lease the retail component of the World Trade Center for a term of 99 years. Westfield America's net leasehold covers approximately 427,448 square feet of retail space. For more information regarding the World Trade Center transaction, see "SPECIAL FACTORS—Interests of Certain Persons in the Merger."

    On August 27, 2001, Westfield Holdings Limited, an affiliate of Westfield America, announced that it entered into an agreement to purchase 10,496,862 shares, representing a 23.9% interest, in Rodamco North America ("RNA") from Stichting Pensiocnfonds ABP, a large Dutch pension fund ("ABP"), for E536.6 million (or approximately $490.5 million at an exchange rate of $0.9141/Euro). RNA has a portfolio of 41 shopping centers in the United States. Westfield Holdings' long-term objective is to seek a combination of RNA's U.S. operations with Westfield America's operations. Because of the regulatory and statutory requirements and other conditions applicable to such a combination, there is no assurance that Westfield Holdings' long-term objective will be achieved. For more information regarding the ABP transaction, see "SPECIAL FACTORS—Plans for the Company After the Merger; Certain Effects of the Offer and the Merger."

    Selected Historical Financial Information. The selected consolidated financial information of Westfield America and its subsidiaries set forth below has been excerpted and derived from Westfield America's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2001. More comprehensive financial information is included in such reports and other documents filed by Westfield America with the Securities and Exchange Commission (the "SEC" or the "Commission"). The following financial information is qualified in its entirety by reference to such reports and other documents filed with the Commission and all of the financial statements and related notes contained therein and such information is hereby incorporated by reference herein. Such reports may be examined and copies may be obtained from the offices of the Commission in the manner set forth under "WHERE YOU CAN FIND MORE INFORMATION."

Selected Consolidated Financial Data of Westfield America
(in thousands, except per share amounts and ratios)

		December 31,
	June 30, 2001
		2000	1999
Balance Sheet Data:
Investments in real estate, net	$3,575,257	$3,691,415	$3,468,138
Total assets	3,702,445	3,829,605	3,603,661
Notes payable	2,506,670	2,641,330	2,392,137
Minority interests	101,367	103,874	33,180
Series C, D and E preferred stock	361,000	361,000	361,000
Shareholders' equity	560,484	567,795	659,840
Book value per share	$5.59	$6.09	$7.35
		Years Ended December 31,
	Nine Months Ended June 30, 2001
		2000	1999
Operating Data:
Revenues:
Minimum rents	$178,291	$358,996	$344,099
Tenant recoveries	81,220	159,086	147,379
Percentage rents	4,216	15,171	12,300

Total revenues	263,727	533,253	503,778
Expenses:
Operating	$82,570	$165,129	$155,688
Management fees	5,242	9,512	10,218
Advisory fees	4,637	11,273	9,788
General and administrative	943	1,827	1,816
Depreciation and amortization	61,416	114,570	112,625

Operating income	108,919	230,942	213,643
Interest expense, net	(95,996)	(186,814)	(184,496)
Equity in net income of unconsolidated real estate affiliates	8,082	11,412	9,259
Interest and other income	1,531	9,859	17,990
Tender offer expenses	(3,415)	—	—
Gain on sale of investments, net	—	—	1,971
Interest rate swap reversals	(13,275)	—	—

Income before minority interest and cumulative effect of change in accounting principles	5,846	65,399	58,367
Minority interest in earnings of consolidated real estate affiliates	(3,374)	(6,622)	(4,068)
Cumulative effect of change in accounting principle	—	(2,021)	—

Net income	$2,472	$56,756	$54,299

Net income allocable to preferred shares	$21,058	$42,040	$37,260
Net (loss) income to allocable to common shares	(18,586)	14,716	17,039
Earnings (losses) Per Share:
Basic	$(0.25)	$0.23	$0.23
Diluted	$(0.26)	$0.22	$0.23
Ratio of earnings to fixed charges	1.07x	1.35x	1.28x
Ratio of earnings to fixed charges and preferred stock dividends	0.88x	1.10x	1.07x

    Westfield America Projections. In December 2000, Westfield America prepared a summary operating forecast which included a set of projected financial information for fiscal years 2000, 2001, 2002, 2003 and 2004 (the "Projections"). Copies of the Projections were provided by Westfield America to the board of directors, the special committee and its financial advisor. Westfield America has advised the board, the special committee and its financial advisor that it does not as a matter of course make public projections as to earnings and that the Projections were prepared for internal purposes and not with a view to dissemination to the public. The Projections do not reflect (i) Westfield America's actual performance, (ii) changes in Westfield America's business, in the financial markets or in the economy in general, or (iii) prospective changes in Westfield America's business, in the financial markets or in the economy in general resulting from events which have occurred, in each case, since the date the Projections were prepared. The Projections were not prepared with a view to complying with the published guidelines of the Commission regarding projections or with the AICPA Guide for Prospective Financial Statements. The information is included in this proxy statement only because it was furnished to the board, the special committee and its financial advisor. The independent auditors of Westfield America have neither examined nor compiled the Projections and, accordingly, do not express an opinion or any other form of assurance with respect thereto. The reports of such independent auditors on the financial statements of Westfield America incorporated by reference in this proxy statement relate to the historical financial information of Westfield America and do not extend to the following financial information and should not be read to do so.

	Projections (pro rata share)
	2004	2003	2002	2001	2000
	($ millions, except per share data)
Revenues	$685.5	$646.9	$615.2	$618.4	$588.5
Expenses	(211.6)	(204.3)	(201.3)	(207.2)	(200.5)
Operating income	473.9	442.6	413.9	411.2	388.0
Interest expense, net	(241.2)	(220.3)	(199.9)	(206.4)	(201.6)
Interest income	.5	.5	.5	1.4	8.8
Funds from operations (FFO)	$233.2	$222.8	$214.5	$206.2	$195.2
Fully diluted shares outstanding	106.9	107.0	107.3	107.6	106.7
FFO, per share	$2.18	$2.08	$2.00	$1.92	$1.83

    The Projections are based on Westfield America's internal budget which was not prepared in accordance with generally accepted accounting principles ("GAAP").

    The Projections assume, among other things, that Westfield America Management Limited's obligation to purchase shares of Westfield America common stock under the Stock Subscription Agreement entered into by Westfield America and Westfield America Management Limited and the previous trustee of Westfield America Trust (the "Stock Subscription Agreement") has been cancelled. The Projections assume that Westfield America receives net proceeds from joint venture financing and property sales in 2001 and 2002 of $130.8 million and $221.6 million, respectively. For a description of the Stock Subscription Agreement, see "SPECIAL FACTORS—Plans for the Company After the Merger; Certain Effects of the Offer and the Merger."

    Since the date of the Projections, the following events have occurred: (1) Westfield America entered into an agreement with the Port Authority of New York and New Jersey to lease the retail component of the World Trade Center for a term of 99 years; (2) Montgomery Ward declared bankruptcy and closed its stores located at seven Westfield Shoppingtowns; (3) Westfield America purchased two of the seven former Montgomery Ward stores, and Target Corporation and Sears Roebuck and Co. have agreed to occupy the other remaining stores; and (4) Westfield America completed a 50% joint venture of Montgomery Mall, which mall is valued at approximately

$123 million net of debt. Westfield America does not believe that these changes have a material effect on the Projections.

    Neither Westfield America nor Westfield America Management Limited intends to update or otherwise revise the foregoing Projections to reflect circumstances existing after the date the Projections were prepared or to reflect the occurrence of unanticipated events.

    THE WESTFIELD AMERICA PROJECTIONS SET FORTH ABOVE SHOULD BE CONSIDERED FORWARD-LOOKING INFORMATION. IT IS NOT POSSIBLE TO PREDICT WHETHER THE ASSUMPTIONS MADE IN PREPARING THE PROJECTIONS WILL PROVE TO BE VALID AND WESTFIELD AMERICA MANAGEMENT LIMITED AND WESTFIELD AMERICA CAUTION INVESTORS THAT ANY SUCH FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE, AND ACTUAL RESULTS MAY DIFFER MATERIALLY. INVESTORS SHOULD CONSIDER THE RISKS AND UNCERTAINTIES IN WESTFIELD AMERICA'S BUSINESS THAT MAY AFFECT FUTURE PERFORMANCE AND THAT ARE DISCUSSED IN READILY AVAILABLE DOCUMENTS, INCLUDING WESTFIELD AMERICA'S ANNUAL REPORT AND OTHER DOCUMENTS FILED WITH THE COMMISSION. THESE UNCERTAINTIES INCLUDE THE POTENTIAL EFFECTS OF THE MERGER, THE POSSIBILITY OF GENERAL ECONOMIC, BUSINESS AND LEGISLATIVE CONDITIONS THAT ARE LESS FAVORABLE THAN ANTICIPATED, CHANGES IN INTEREST RATES OR THE STOCK MARKETS AND STRONGER THAN ANTICIPATED COMPETITIVE ACTIVITY. WHILE THE FORWARD-LOOKING STATEMENTS REFLECT WESTFIELD AMERICA'S REASONABLE BELIEF BASED ON THE INFORMATION AVAILABLE TO IT AT THE TIME IT PREPARED THE PROJECTIONS, THERE CAN BE NO GUARANTEE OR ASSURANCE THAT THE PROJECTIONS WILL COME TO FRUITION. NUMEROUS FACTORS INCLUDING THOSE SET FORTH ABOVE COULD AFFECT WESTFIELD AMERICA'S PROJECTIONS AND ACTUAL RESULTS COULD MATERIALLY DIFFER FROM THOSE PROJECTED ABOVE. THE PRIVATE SECURITIES LITIGATION REFORM ACT'S FORWARD-LOOKING STATEMENT SAFE HARBOR DOES NOT APPLY TO THIS TRANSACTION.

WESTFIELD AMERICA SPECIAL MEETING OF SHAREHOLDERS

Date, Time, and Place

    This document is being furnished to you in connection with the solicitation of proxies by the Westfield America board of directors for use at the Westfield America special meeting of shareholders to be held on September 28, 2001, at 9:00 a.m., local time, at the W Hotel, 930 Hilgard Avenue, Los Angeles, California, and any adjournment or postponement of the meeting.

Purpose

    The special meeting is being held for the following purposes:

  •
  To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of February 14, 2001, among Westfield America Management Limited, in its capacity as responsible entity and trustee of Westfield America Trust, Mall Acquisition Corp., a to-be-formed Delaware corporation, and Westfield America, Inc., pursuant to which (a) Mall Acquisition Corp. will be merged with and into Westfield America, with Westfield America continuing as the surviving corporation and as a subsidiary of Westfield America Management Limited, in its capacity as responsible entity and trustee of Westfield America Trust, and (b) each outstanding share of Westfield America common stock, par value $0.01 per share, issued and outstanding immediately prior to the effective time of the merger (other than shares owned by Westfield America Management Limited and certain of its affiliates) will be cancelled and, subject to appraisal rights, automatically converted into the right to receive $16.25 per share in cash, net of taxes required to be withheld and paid over to any governmental authority, without interest thereon; and

  •
  To transact any other business as may properly come before the special meeting or any adjournment or postponement of the special meeting.

Record Date; Outstanding Shares

    Only the holders of record of shares of Westfield America common stock and Series C preferred stock at the close of business on August 20, 2001 are entitled to notice of, and to vote at, the special meeting, and any adjournment or postponement thereof. At the close of business on such record date, there were 78,621,022 shares of common stock outstanding, held by approximately 52 record holders, and, in the aggregate, 694,445 shares of Series C, C-1 and C-2 preferred stock outstanding. Each of the Series C, C-1 and C-2 preferred stock is held by one record holder.

Quorum

    The presence, in person or by properly executed proxy, of holders representing a majority of the outstanding shares of Westfield America common stock and Series C, C-1 and C-2 preferred stock (on an as converted basis) as of the record date constitutes a quorum for the transaction of business at the special meeting. Shares represented by broker non-votes and abstentions will be considered present and entitled to vote and will be counted for purposes of determining the presence of a quorum at the special meeting.

Voting Rights; Votes Required

    Each holder of record of Westfield America common stock is entitled to one vote per share of common stock held, and each holder of record of Series C, C-1 and C-2 preferred stock is entitled to ten votes per share of Series C, C-1 and C-2 preferred stock held, in each case whether in person or by properly executed proxy, on each proposal submitted for vote of the Westfield America shareholders at the special meeting.

    The affirmative vote of the holders of at least two-thirds of the outstanding shares entitled to vote at the special meeting, consisting of, on an as converted basis, the Series C, C-1 and C-2 preferred stock, and common stock, voting together as a single class, on the record date is required to approve the merger agreement.

    Under applicable stock exchange rules, brokers who hold shares in "street name" for customers are precluded from exercising their voting discretion with respect to the approval of non-routine matters, such as the merger agreement, and, therefore, absent specific instructions from the beneficial owner of such shares, may not vote such shares with respect to the approval of the merger agreement. Because the required vote for approval of the merger agreement is based on a percentage of the shares outstanding, abstentions and broker non-votes will have the same effect as a vote cast AGAINST approval of the merger agreement.

    Westfield America Management Limited, in its capacity as responsible entity and trustee of Westfield America Trust, and its affiliates already have sufficient voting power to cause the approval of the merger agreement without the affirmative vote of any other shareholder of Westfield America. Westfield America Management Limited and its affiliates intend to vote all shares owned by them in favor of the approval of the merger agreement.

    Security Capital Preferred Growth Incorporated, the holder of the Series C, C-1 and C-2 preferred stock, has indicated to Westfield America that it intends to vote all of its shares in favor of the approval of the merger agreement.

Voting and Revocation of Proxies

    A proxy card for your use in connection with the special meeting accompanies this document. All properly executed proxies that are received prior to the special meeting and not revoked will be voted at the special meeting in the manner specified in the proxy. If you execute and return a proxy and do not specify otherwise, the shares represented by your proxy will be voted FOR approval of the merger agreement.

    If you have given a proxy, you may nonetheless revoke it at any time before it is voted by:

  •
  executing and delivering a written notice of revocation or a later-dated proxy card to the Secretary of Westfield America at Westfield America's principal executive offices, located at 11601 Wilshire Boulevard, 12th Floor, Los Angeles, California 90025; or

  •
  attending the special meeting and voting in person.

    Additional proxy cards are available from the Secretary of Westfield America. Attendance at the special meeting will not in and of itself constitute revocation of a proxy.

Solicitation of Proxies and Expenses

    Westfield America's board of directors is soliciting proxies on behalf of Westfield America. Westfield America will bear all costs and expenses of this solicitation, including expenses incurred in connection with printing and mailing of this proxy statement.

    Westfield America will solicit proxies initially by mail. Further solicitation may be made by directors and officers of Westfield America personally, by telephone or otherwise. These directors and officers will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses, in connection with such solicitation. Upon request, Westfield America will reimburse brokers, dealers, banks or similar entities acting as nominees for their reasonable expenses incurred in forwarding copies of the proxy materials to the beneficial owners of the shares of common stock they hold of record.

Other Matters

    The Westfield America board of directors does not know of any matters other than those described in the notice of the special meeting that may come before the special meeting. If any other matters are properly brought before the special meeting, then one or more of the persons named on the enclosed proxy card will have discretion to vote on these matters in accordance with their best judgment. However, no proxy that is voted against approval of the merger agreement will be voted in favor of any adjournment or postponement of the special meeting that is for the purpose of soliciting additional proxies. At any subsequent reconvening of an adjourned special meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the special meeting, except for proxies that have been effectively revoked or withdrawn prior to such reconvened special meeting.

Board Recommendation; Vote of Westfield America

    Westfield America's board of directors, based on the unanimous recommendation of the special committee, has determined that the merger is advisable, fair to and in the best interests of Westfield America and its shareholders and has unanimously approved the merger and the merger agreement. Accordingly, the Westfield America board recommends that you vote FOR approval of the merger agreement.

    To the knowledge of Westfield America, Herman Huizinga, a director of Westfield America, who beneficially owns an aggregate of 2,396 shares of Westfield America common stock, and Roger Burghdorf, an executive officer of Westfield America, who beneficially owns an aggregate of 200 shares of Westfield America common stock, have indicated their intention to vote their shares in favor of approval of the merger agreement.

SPECIAL FACTORS

Background of the Offer and the Merger

Westfield America Management Limited and Westfield America, Inc.

    In late 1999, Westfield America Management Limited (the "Purchaser"), in its capacity as responsible entity and trustee for Westfield America Trust, began to examine strategic alternatives with respect to its ownership interests in Westfield America, Inc. (the "Company") based on, among other factors, (a) the disparity between the U.S. market's valuation of the Company and the Australian market's valuation of Westfield America Trust and (b) the Company's difficulty in raising additional equity in the U.S. market. As a result, various proposals were considered from time to time by the Purchaser and Westfield Holdings Limited, an Australian public company ("Westfield Holdings"), which sought to address these issues. For a discussion regarding the Company's difficulty in raising additional equity in the U.S., see "SPECIAL FACTORS—Purpose and Reasons of the Purchaser for the Merger."

    In late September 2000, UBS Warburg Australia Limited and Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") were commissioned to provide financial advisory and investment banking services to the Purchaser.

    On October 12, 2000, the board of directors of Westfield Holdings (the "Westfield Holdings Board"), considered a proposal for the acquisition by the Purchaser of the publicly held shares (the "Shares") of common stock, par value $0.01 per share (the "Common Stock"), of the Company. It was agreed at that meeting that additional research should be undertaken in relation to the proposal. No proposals were considered that did not involve the continued operation of the Company.

    At its meeting on November 9, 2000, the Westfield Holdings Board was provided with an update of the proposal.

    On December 7, 2000, the Westfield Holdings Board agreed that work on the proposal should continue with a view towards bringing a detailed final proposal to the board of directors of the Purchaser (the "Purchaser Board") for consideration in the latter part of January 2001. It was noted that any such proposal would be subject to reaching agreement with all necessary parties and the securing of the required financing on appropriate terms.

    Shortly after the meeting on December 7, 2000, Mr. Peter S. Lowy, a director of the Purchaser and President and Chief Executive Officer of the Company, advised Mr. Roy L. Furman and Mr. Francis T. Vincent, Jr., independent directors of the Company, that the Purchaser was considering an acquisition of all of the publicly held Shares of the Company. Mr. Peter Lowy told Mr. Furman and Mr. Vincent that he was uncertain whether a proposal would be made to the Company to enter into such a transaction, but he felt that it would be appropriate to organize a special committee of independent directors in the event such a proposal was forthcoming. Mr. Peter Lowy asked Mr. Furman whether he would be willing to form such a committee (the "Special Committee"). Mr. Furman agreed to do so and agreed to serve on the Special Committee. Following the conversation between Mr. Peter Lowy and Messrs. Furman and Vincent, Mr. Furman asked Mr. Vincent and Mr. Herman Huizinga to serve on the Special Committee and they agreed to do so.

    On December 15, 2000, an initial telephonic meeting of the Special Committee was held. At that meeting, Mr. Furman and Mr. Vincent updated Mr. Huizinga on their prior discussion with Mr. Peter Lowy and agreed that the Special Committee should select legal and financial advisors.

    On December 19, 2000, at a telephonic meeting of the Special Committee, the members of the Special Committee elected Mr. Furman to serve as chairman of the Special Committee, and engaged Wolf, Block, Schorr and Solis-Cohen LLP ("Wolf Block") to serve as its legal counsel. The Special Committee discussed matters relating to the process that would be necessary to evaluate any proposal that might be made by the Purchaser. The Special Committee requested that its legal advisors contact the Purchaser's legal advisors to advise them that the Special Committee intended to pursue a deliberative process in the evaluation of any proposal that might be forthcoming and that it would take all the time necessary to permit such an evaluation, including the time necessary for the Special Committee's financial advisor to perform financial due diligence on the Company. The Special Committee also discussed the need to engage a nationally recognized investment banking firm to serve as the Special Committee's financial advisor and to render an opinion on the fairness from a financial point of view of the consideration to be offered in any proposed transaction. The Special Committee instructed Mr. Furman to take the necessary actions to engage such a firm and recommended two investment banking firms that would be satisfactory to the Special Committee.

    Following the Special Committee meeting, Mr. Furman contacted representatives of the two recommended investment banks and, after consulting with the other members of the Special Committee, determined that Lehman Brothers Inc. ("Lehman") should be engaged to serve as the financial advisor to the Special Committee. Mr. Furman advised the Company of the choice of Lehman and the terms of the engagement that had been negotiated between the Special Committee and Lehman.

    On January 3, 2001, a formal engagement letter agreement between Lehman and the Company was executed.

    On January 16, 2001, the Special Committee held a telephonic meeting with its financial and legal advisors to review the status of Lehman's progress to date in connection with its due diligence investigations. Lehman reported on a number of site visits and meetings with management of the Company as well as its financial due diligence on the Company. There was discussion regarding the various constituencies in addition to the Company's shareholders in the event a proposal was forthcoming, including the rights of Security Capital Preferred Growth Incorporated ("SCPG") as a holder of preferred shares in the Company and the rights of unit holders in the Company's operating partnership. The Special Committee also considered possible forms of a proposed transaction and advised its financial and legal advisors of the terms that it would hope to negotiate in any definitive documentation regarding a transaction, including the protection of shareholder dividends until completion of the transaction, the Special Committee's right to negotiate with any third parties who might offer a competing proposal and the absence of any break-up fee or lock-up provisions.

    On January 17, 2001, at a meeting of the board of directors of the Company (the "Board"), the Special Committee was authorized to negotiate the terms of any proposal that might be made by the Purchaser and to report to the full Board the Special Committee's recommendation whether or not to accept any such proposal.

    On January 17, 2001, a formal engagement letter agreement between Merrill Lynch and the Purchaser, in its capacity as responsible entity and trustee of Westfield America Trust, was executed.

    On January 26, 2001, Skadden, Arps, Slate, Meagher & Flom LLP ("Skadden Arps"), counsel to the Purchaser, sent a preliminary draft form of the merger agreement to Wolf Block for review and comment. Wolf Block distributed the draft to the members of the Special Committee and, based upon the directions provided by the members of the Special Committee and comments to the draft form of agreement, representatives of Wolf Block and Skadden Arps commenced negotiations of the terms of a draft merger agreement over the following weeks.

    On February 8, 2001, the Purchaser Board considered a proposal for the acquisition of the publicly held Shares of the Company (other than those owned by Westfield American Investments Pty. Limited ("WAIPL") and Westfield Corporation, Inc. ("WCI, together with WAIPL, the "Westfield Affiliates") and the Purchaser). The Purchaser Board resolved to establish a committee consisting of Mr. Frank P. Lowy, Mr. David M. Gonski, Mr. Stephen P. Johns and Mr. Peter S. Lowy (the "Purchaser Board Committee") and to authorize that committee to exercise the powers of the Purchaser Board to approve, among other matters, the final terms of any offer to be made by the Purchaser to acquire all publicly held Shares of the Company (other than those owned by the Purchaser and the Westfield Affiliates).

    On February 12, 2001, Merrill Lynch, financial advisor to the Purchaser, telephoned Lehman and submitted a verbal contingent offer on behalf of the Purchaser to acquire all publicly held Shares of the Company, other than those owned by the Purchaser and the Westfield Affiliates, for a cash purchase price of $15.75 to $16.00 per Share. Merrill Lynch reported that the Purchaser's offer was contingent upon (a) the unit price of Westfield America Trust on the Australian Stock Exchange (the "ASX") being A$1.55 or greater (on February 12, 2001, the closing unit price was A$1.54), (b) an exchange rate between the Australian dollar and the United States dollar of $0.54 or greater (on February 12, 2001, the exchange rate was $0.538), (c) a firm commitment underwritten offering in Australia by Merrill Lynch International (Australia) Limited and UBS Warburg Australia Limited or their affiliates of new equity securities in Westfield America Trust, and (d) an executed merger agreement containing satisfactory terms.

    On February 12, 2001, the Special Committee met telephonically with its financial and legal advisors to consider the terms of the proposed transaction. Lehman described the contingent offer that had been communicated by Merrill Lynch and then presented its detailed financial analysis of the proposed transaction. Wolf Block then reviewed the terms of the draft merger agreement and the SCPG agreement to waive certain of its rights as a holder of preferred shares in the Company. See "SPECIAL FACTORS—Background of the Offer and the Merger—The Purchaser and SCPG" and "—Plans for the Company After the Merger; Certain Effects of the Offer and the Merger" for a discussion of the SCPG transaction. In particular, counsel for the Special Committee discussed the importance of the specific provisions in the draft merger agreement, which would, subject to the final terms of the merger agreement, allow shareholders, because of the tender offer, to obtain cash for their shares as soon as practicable after execution of the merger agreement, provide a high certainty of consummation of the transaction although the transaction could be completed without the approval of any public shareholders, ensure shareholders' receipt of regular quarterly dividend distributions or pro rata portions thereof until the completion of the tender offer, and allow the Special Committee to negotiate with third parties who might submit unsolicited written acquisition proposals and to terminate the merger agreement in such circumstances (subject to reimbursement of up to $5.0 million of expenses incurred by the Purchaser). No third party bids were solicited because the Special Committee concluded that, based on discussions between the Special Committee's financial advisor and the Purchaser's financial advisor, the Purchaser would not consider a liquidation of the Company or a sale of its Shares. In addition, the Special Committee determined that the Purchaser's and the Westfield Affiliates' beneficial ownership of approximately 77.5% of the Shares would have effectively precluded the possibility of a third party bid. The Special Committee concluded it was not prepared to approve an offer at that point in time of $15.75 to $16.00 per Share and directed Lehman to meet with Merrill Lynch to determine whether it would be possible for the Purchaser and the Special Committee to agree upon the terms of a fully financed transaction that provided public shareholders with $16.50 per Share in cash.

    On February 13, 2001, representatives of Lehman met with representatives of Merrill Lynch. Lehman reported to Merrill Lynch that the Special Committee would be interested in a price of $16.50 per Share in cash. At the end of that meeting, Merrill Lynch advised Lehman that the Purchaser was prepared to increase its fully financed contingent cash offer to $16.15 per Share. Lehman reiterated the Special Committee's interest in a price of $16.50 per Share.

    On February 14, 2001, Merrill Lynch contacted Lehman and told it that the Purchaser was prepared to make a final contingent offer of $16.25 per Share, subject to final approval from the Purchaser Board Committee. Representatives of Wolf Block and Skadden Arps negotiated the remaining open terms of the draft merger agreement. Later that day, the Special Committee met telephonically to consider the Purchaser's proposal. Lehman made a financial presentation to the

Special Committee and delivered to the Special Committee its opinion that, as of February 14, 2001, the $16.25 per Share cash consideration was fair, from a financial point of view, to the Company's public shareholders (other than the Purchaser, the Westfield Affiliates and Mall Acquisition Corp.). After discussion, the Special Committee unanimously determined that the terms of the offer and the merger are advisable, fair to and in the best interests of the Company's public shareholders, recommended that the Board approve the merger agreement and the transactions contemplated thereby, including the merger of Mall Acquisition Corp. with and into the Company, with the Company as the surviving corporation (the "Merger"), and determined that the Board should recommend that the shareholders of the Company vote their Shares in favor of approval of the merger agreement.

    A telephonic meeting of the full Board was held immediately following the Special Committee meeting, with all directors present. Each of Messrs. Frank P. Lowy, Steven M. Lowy, Peter S. Lowy and Richard E. Green, a director of the Company, disclosed to the Board his respective interest in the proposed transaction. Representatives of Lehman made a financial presentation to the Board and Wolf Block addressed the legal matters. The Board then received the recommendation of the Special Committee and reviewed the terms of the transactions and the reasons for the Special Committee's recommendation. At that meeting, the Board, including the five independent directors, unanimously determined to accept the Special Committee's recommendation, determined that the terms of the merger agreement, including the offer and the Merger, are advisable, fair to and in the best interests of the Company and its shareholders, unanimously approved the merger agreement and the transactions contemplated thereby, including the offer and the Merger, and resolved to recommend that shareholders of the Company accept the offer and tender their Shares pursuant to the offer.

    A telephonic meeting of the Purchaser Board Committee was held on February 14, 2001, at approximately 4:30 p.m., with all members present. Each of Messrs. Frank P. Lowy, Stephen P. Johns and Peter S. Lowy disclosed to the Purchaser Board Committee his respective interest in the proposed transaction. Merrill Lynch made a financial presentation to the Purchaser Board Committee to assist the Purchaser Board Committee in assessing the fairness of the consideration to the Company's public shareholders. The Purchaser Board Committee reviewed the terms of the transactions and unanimously approved the merger agreement and the transactions contemplated thereby, including the offer and the Merger.

    In the evening of February 14, 2001, the merger agreement was executed and each of the Company and the Purchaser issued a press release announcing the execution of the merger agreement.

    On March 5, 2001, the Purchaser commenced the offer to purchase all publicly held Shares of the Company not already owned by the Purchaser and the Westfield Affiliates, at a price of $16.25 per Share in cash, less any amounts required by law to be withheld and paid to governmental entities without interest thereon (the "Offer Price"), upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal, dated March 5, 2001 (the "Offer"), with an expiration date of 12:00 midnight, New York City time, on April 3, 2001.

    On March 27, 2001, the members of Westfield America Trust approved the issuance of additional units in Westfield America Trust as a means of raising capital for the acquisition of the publicly held Shares of the Company.

    On March 28, 2001, the expiration date of the Offer was extended to 5:00 p.m., New York City time, on April 6, 2001.

    The Offer expired, as scheduled, at 5:00 p.m., New York City time, on April 6, 2001. The Purchaser acquired 13,619,036 Shares tendered in the Offer. As a result of such purchase, the Purchaser and the Westfield Affiliates collectively own 70,491,118 Shares (representing approximately 96.1% of the issued and outstanding Shares).

    On May 5, 2001, the Special Committee requested that Lehman render a further opinion with respect to the fairness, from a financial point of view, to the Company's public shareholders of the consideration to be paid in the Merger. The Special Committee requested that the opinion take into account changes in the Company's business and operations since the date of Lehman's February 14, 2001 opinion.

    On May 16, 2001, the Special Committee held a telephonic meeting with its financial and legal advisors to consider the results of Lehman's review. Representatives of Lehman described to the Special Committee the due diligence procedures that had been conducted by Lehman subsequent to the Special Committee's request for a further opinion. Lehman then made a financial presentation to the Special Committee and delivered to the Special Committee its opinion that, as of May 16, 2001, from a financial point of view, the consideration to be offered in the Merger is fair to the Company's shareholders (other than the Purchaser, the Westfield Affiliates and Mall Acquisition Corp.). After discussion of, among other things, the prospects of the Company and the retail REIT sector in general since announcement of the execution of the merger agreement, the Special Committee unanimously reaffirmed its prior recommendation that the full Board recommend that the Company's shareholders vote in favor of the merger agreement and the Merger.

    On May 30, 2001, a telephonic meeting of the Board, with three directors absent, was held to consider the Special Committee's recommendation. Representatives of Lehman made a financial presentation to the Board. The Board then received the recommendation of the Special Committee and unanimously reaffirmed its prior recommendation that shareholders vote in favor of the merger agreement and the Merger.

The Purchaser and SCPG

    In late October 2000, during the course of the Purchaser's consideration of whether to make a proposal for the acquisition of the publicly held Shares of the Company, a representative of the Purchaser contacted a representative of SCPG, the holder of an aggregate of 694,445 shares of Series C cumulative convertible redeemable preferred stock, Series C-1 cumulative convertible redeemable preferred stock and Series C-2 cumulative convertible redeemable preferred stock (collectively, the "Series C Preferred Shares") of the Company, having an aggregate liquidation value of $125,000,100.

    In early November 2000, SCPG was advised that the Purchaser was considering making a tender offer for the publicly held Shares of the Company and wished to determine if SCPG would be willing to remain as an investor in the Company following any such acquisition by the Purchaser.

    During early December 2000, representatives of the Purchaser and SCPG had additional conversations to discuss SCPG's willingness to remain as an investor in the Company. On December 20, 2000, the Purchaser entered into an agreement with SCPG pursuant to which the Purchaser agreed to reimburse SCPG for its costs and expenses relating to its consideration of remaining as an investor in the Company following any acquisition by the Purchaser of the publicly held Shares.

    In early January 2001, the Purchaser delivered an initial term sheet to SCPG outlining the terms under which SCPG would remain as an investor in the Company following any acquisition of the publicly held Shares of the Company.

    Following receipt of such term sheet, representatives of the Purchaser and SCPG had several telephonic and video conferences to discuss the term sheet and exchanged revised term sheets.

    On January 26, 2001, representatives of the Purchaser met with representatives of SCPG to discuss the terms under which SCPG was prepared to remain an investor in the Company. At that meeting, representatives of the Purchaser and SCPG reached an agreement in principle on such terms. Under the proposed terms, after completion of the Merger, SCPG would exchange its Series C Preferred Shares for a new series of preferred stock of the Company, as the surviving corporation, and the right to convert in the future such preferred stock into ordinary units of Westfield America Trust in the future. These options were intended to provide SCPG with the future ability to access the public markets to realize the value of its interest in the Company.

    On January 29, 2001, the Purchaser received a revised term sheet from SCPG.

    On January 30, 2001, SCPG delivered drafts of the proposed documents implementing the revised term sheet from SCPG. Following receipt of such documents through the date that the Purchaser Board Committee approved the final terms of the Offer and authorized the execution of the merger agreement, representatives of SCPG and the Purchaser negotiated the terms of such documents. On February 14, 2001, immediately prior to the execution of the merger agreement, the final definitive documents were executed by the parties. See "SPECIAL FACTORS—Plans for the Company After the Merger; Certain Effects of the Offer and the Merger—Series C Preferred Shares of SCPG."

The Purchaser and J.P. Morgan Investment Management Inc.

    A commingled pension trust fund, which is advised by J.P. Morgan Investment Management Inc., holds an indirect 50% joint venture interest in University Towne Center and Valley Fair Mall through its ownership of Valley Fair University Towne Member LLC, a Delaware limited liability company ("VFUT"). University Towne Center and Valley Fair Mall are two malls in the Company's portfolio. According to the terms of the joint venture, VFUT has the right to convert its interest in such properties into shares of Common Stock of the Company based on the then market price of the Common Stock and to cause the Company to register such Common Stock. As part of its evaluation of making a proposal to acquire the publicly held Shares of the Company, the Purchaser determined that it would need VFUT to agree to modify such rights.

    On January 31, 2001, representatives of the Purchaser approached representatives of VFUT and proposed that VFUT agree to modify such rights by setting forth a new method for determining the number of shares of Common Stock that VFUT would receive upon a conversion and to waive its right to have such stock registered. On February 6, 2001, the Purchaser delivered to VFUT a draft letter agreement providing for such modification and waiver, and in addition, the issuance by the Purchaser to VFUT of an option granting VFUT the right to exchange shares of Common Stock, which it receives in exchange for its interest in the joint venture properties (the "Put Option Shares"), for ordinary units in Westfield America Trust. Following delivery of such letter, representatives of the Purchaser and VFUT negotiated the terms of the letter agreement until the final form of the letter agreement was executed and agreed upon on February 14, 2001, immediately prior to the execution of the merger agreement.

    On May 22, 2001 the letter agreement was amended which, as amended, provides that the Purchaser has the right to deliver cash, in addition to ordinary units in Westfield America Trust (at the Purchaser's election) to VFUT in exchange for the Put Option Shares. The amended letter agreement also changes the calculation regarding the amount of cash or number of ordinary units in Westfield America Trust to be delivered upon exchange of the Put Option Shares. In addition, the amended letter agreement provides for VFUT to grant the Purchaser a right of first refusal with respect to any potential sale of the Put Option Shares and provides a call right to the Purchaser to purchase the Put Option Shares any time after the first anniversary of the issuance of such shares. See "SPECIAL FACTORS—Plans for the Company After the Merger; Certain Effects of the Offer and the Merger—J.P. Morgan Put Option Agreement."

The Purchaser and Westfield Holdings

    As part of its evaluation of making a proposal for the acquisition of the publicly held Shares of the Company, the Purchaser determined that any such acquisition could not include the securities held by Westfield Holdings' wholly owned subsidiaries.

    On February 8, 2001, the Westfield Holdings Board considered a proposal under which, among other matters, Westfield Holdings would agree to ensure that its wholly owned subsidiaries would not tender their Shares in connection with any offer made by the Purchaser and agree to vote in favor of the Merger and to vote any Westfield America Trust units held by WAIPL or any other affiliate of Westfield Holdings in favor of the various proposals to be made to the members of Westfield America Trust relating to the Offer and the Merger. The Westfield Holdings Board resolved to establish a committee consisting of Mr. Frank P. Lowy, Mr. David M. Gonski, Mr. Stephen P. Johns and Mr. Peter S. Lowy ("Westfield Holdings Board Committee") and to authorize that committee to exercise the powers of the Westfield Holdings Board to approve, among other matters, the final terms of any agreements to be entered into in connection with any final proposal.

    On February 14, 2001, a telephonic meeting of the Westfield Holdings Board Committee was held immediately prior to the Purchaser Board Committee meeting, with all members present. Each of Messrs. Frank P. Lowy, Stephen P. Johns, and Peter S. Lowy disclosed to the Westfield Holdings Board Committee his respective interest in the proposed transaction. The Westfield Holdings Board Committee reviewed the terms of the final proposal and unanimously approved the entry into a cooperation agreement (the "Cooperation Agreement") with the Purchaser. The Cooperation Agreement was executed later that evening immediately prior to the execution of the merger agreement. See "SPECIAL FACTORS—Plans for the Company After the Merger; Certain Effects of the Offer and the Merger—Cooperation Agreement."

Purpose and Reasons of the Purchaser for the Merger

    The purpose of the Offer and the Merger is for the Purchaser and the Westfield Affiliates to increase their collective ownership of the outstanding Common Stock of the Company from approximately 77.5% (prior to the Offer) to 100% (other than a de minimis number of shares held by accredited investors in order to maintain the Company's status as a REIT for U.S. federal tax purposes). Upon the completion of the Merger, subject to the exception noted in the preceding sentence, the Company Common Stock will be wholly owned by the Purchaser and the Westfield Affiliates, thereby simplifying the Purchaser's holding company structure and furthering its ability to combine the Company's operations with its own.

    The Purchaser believes that the stock market conditions for United States REITs are likely to continue to make it difficult for the Company to raise capital in the United States, whether through the capital markets in general or via the subscription for new equity of the Company by the Purchaser. Since its initial public offering, the Company has not been able to raise common equity in the United States for reasons that include the following:

  •
  The limited amount of capital invested in the mall REIT sector makes attracting common equity capital in this sector highly competitive. During the last three years, there has been only one underwritten common stock offering by any of the six largest mall REITs in the United States, and that offering was completed in July 1999. According to Bloomberg, the issuing REIT's shares were sold at a below market price and fell 5.3% on the New York Stock Exchange (the "NYSE") on the day following the sale.
  •
  The Company's ability to attract common equity is also constrained by a number of structural factors. The Company has a slower funds from operations growth rate than its principal competitors, mainly due to its higher payout ratio. The majority of funds invested in REITs is provided by U.S. institutional investors and, despite the Company's overall performance relative to its principal competitors, these institutional investors generally prefer REITs that are internally managed as opposed to externally managed REITs like the Company.
  •
  The Company has not been able to raise common equity in the United States due to its desire to issue common equity only when the investment of the proceeds from the issuance would increase funds from operations per share. Given the potential investment opportunities for the use of proceeds, and taking into account the discount for an underwritten offering, the issue of common equity would generally have been dilutive to the Company's funds from operations per share.

    The Purchaser does not foresee that the factors that prevented the Company from raising common equity in the past will change.

    The Purchaser, in considering the position of Westfield America Trust, which was originally established in Australia as a vehicle for the sole purpose of investing in the Company, believes that this situation has the potential to restrict the ability of the Company, and therefore the Purchaser, to take advantage of new investment opportunities. As a result of the Merger, the market capitalization of Westfield America Trust in Australia will increase to in excess of A$2.0 billion, thus increasing Westfield America Trust's S&P/ASX 200 Property Index weighting and consequently increase its liquidity and the Purchaser's ability to fund acquisitions. The Merger will allow the Purchaser to take advantage of future investment opportunities as they arise using capital that the Purchaser is able to raise in Australia.

    The Purchaser believes that the Merger will simplify its structure and operations, eliminating the current disparity between the U.S. market valuation of the Company and the Australian market valuation of Westfield America Trust and facilitating the alignment of the payout ratios between the Company and Westfield America Trust.

    The Purchaser noted that proceeding with the Merger at this time would also afford the Company's shareholders an opportunity to dispose of their Shares at a premium over market prices prior to the announcement of the Purchaser's initial proposal.

    As a privately held corporation, the Company would reduce its commitment of resources with respect to procedural and compliance requirements of a U.S. public company and will reduce costs associated with its obligations and reporting requirements under the securities laws, including the costs of preparing, printing and mailing annual reports and proxy statements, the fees and expenses of a transfer agent and registrar, and the costs associated with its investor relations activities.

Recommendation of the Special Committee and the Board; Fairness of the Offer and the Merger

Recommendation of the Special Committee

    At a meeting held on February 14, 2001, the Special Committee unanimously determined that the merger agreement and the other transactions contemplated thereby, including the Offer and the Merger, are advisable, fair to and in the best interests of, the Company and its shareholders (other than the Purchaser and the Westfield Affiliates), and unanimously determined to recommend that the Board (i) approve, adopt and declare advisable the merger agreement and the transactions contemplated thereby, (ii) determine that the Offer, the Merger and the other transactions contemplated by the merger agreement are fair to, and in the best interests of, the shareholders (other than the Purchaser and the Westfield Affiliates) and (iii) recommend that the shareholders approve the merger agreement and the transactions contemplated thereby.

    At a meeting held on May 16, 2001, the Special Committee unanimously reaffirmed its prior recommendation that the Board recommend that the shareholders approve the merger agreement and the Merger.

Recommendation of the Board

    At a meeting held on February 14, 2001, the Board unanimously determined to accept the Special Committee's recommendation and determined that the terms of the merger agreement and the transactions contemplated thereby, including the Offer and the Merger, are fair to and in the best interests of, the Company's shareholders (other than the Purchaser and the Westfield Affiliates), approved, adopted and declared advisable the merger agreement and resolved to recommend that the shareholders accept the Offer and tender their Shares pursuant to the Offer and approve the merger agreement.

    On May 30, 2001, the Board reaffirmed its prior recommendation that shareholders vote in favor of the merger agreement and the Merger.

Fairness of the Offer and the Merger

The Special Committee. In evaluating the merger agreement, the Offer and the Merger, the Special Committee relied upon its knowledge of the business, financial condition and prospects of the Company as well as the advice of its financial and legal advisors. In determining that the Special Committee would recommend the merger agreement and the transactions contemplated thereby, including the Offer and the Merger, to the Board, the Special Committee considered the following factors, each of which, except as set forth in Items (11) and (14) below, in the view of the Special Committee, supported such determination:

  (1)
  the information with regard to the financial condition, results of operations, competitive position, business and prospects of the Company, current economic and market conditions (including current conditions in the industry in which the Company is engaged) and the estimated net asset value of the Company's assets;
  (2)
  the historic market prices and recent trading activity of the Shares with a particular emphasis on the relationship between the $16.25 per Share amount offered in the Offer and the trading history of the Shares; including the fact that the $16.25 per Share amount represents a premium of approximately 14.7% over the $14.17 per Share closing price on the NYSE on February 13, 2001, the trading day before the merger agreement was executed, approximately 12.6% over the $14.43 per Share average closing price on the NYSE over the previous month, and approximately 15.7% over the $14.05 per Share average closing price on the NYSE over the past year;
  (3)
  the possible alternatives to the Offer and the Merger, including continuing to operate the Company as a publicly held entity and the risks and benefits associated therewith, including the significant uncertainties regarding the financial condition of anchor mall tenants such as JC Penney Company, Inc., Sears Roebuck and Co. and Montgomery Ward & Co., Inc.; the Purchaser's and the Westfield Affiliates' beneficial ownership of approximately 77.5% (prior to the Offer) of the Shares, effectively precluding the possibility of a third party bid that might offer the Company's shareholders a control premium for their Shares; and based upon discussions between the Special Committee's financial advisor and the Purchaser's financial advisor, the Special Committee concluded that the Purchaser would not consider a liquidation of the Company or a sale of its Shares at this time;
  (4)
  at the May 16, 2001 meeting of the Special Committee, the acquisition by Target Corporation of 35 Montgomery Ward stores, which was announced on March 6, 2001, was considered and the Special Committee concluded that the transaction served to further highlight the significant uncertainties regarding the financial condition of anchor mall tenants in that Target had agreed to occupy only three of the seven stores located at Westfield Shoppingtowns and previously occupied by Montgomery Ward, the Company had purchased two of the stores and Sears Roebuck had occupied the other two; the Special Committee considered the fact that bankruptcy filings since January 1, 2001 affected 93 retail locations at Westfield Shoppingtowns with space of approximately 418,000 square feet;
  (5)
  the fact that the merger agreement and the transactions contemplated thereby were the product of arm's-length negotiations between the Purchaser and the Special Committee (through their respective advisors), none of whose members were employed by or affiliated with the Company (except in their capacities as directors) or would have any equity interest in the Company following the Merger, other than as a public holder of ordinary units of Westfield America Trust;

  (6)
  that based on its negotiations with the Purchaser, and based on all information available to the Special Committee as a result of the Special Committee's participation, through its advisors, in the negotiations with the Purchaser, as well as the advice of its advisors, in an attempt to obtain the highest price reasonably available, the Offer Price represented the highest price that the Purchaser would be willing to pay to acquire the Shares;
  (7)
  Lehman's financial presentation and oral opinion delivered at the February 14, 2001 meeting of the Special Committee (subsequently confirmed by delivery of a written opinion dated February 14, 2001, the date that the merger agreement was signed), together with Lehman's financial presentation and oral opinion delivered at the May 16, 2001 meeting of the Special Committee (subsequently confirmed by delivery of a written opinion dated May 16, 2001), that, as of the date of each such opinion and based upon and subject to the assumptions, factors and limitations set forth therein, the per Share amount was fair, from a financial point of view, to the Company's shareholders (other than the Purchaser, the Westfield Affiliates and Mall Acquisition Corp.); the Special Committee expressly adopted the conclusions of Lehman in its determination that the per Share amount is fair to the Company's shareholders (other than the Purchaser and the Westfield Affiliates);
  (8)
  the benefits of the transaction being structured as an immediate cash tender offer for all of the Shares, without any financing contingency, thereby enabling the public shareholders of the Company the opportunity to obtain cash for all of their Shares at the earliest possible time and the fact that the per Share consideration to be paid in the Offer and the Merger is the same;
  (9)
  the provisions of the merger agreement that ensured that the Company's shareholders would continue to receive regular quarterly cash dividends, or a pro rata portion thereof, with respect to their Shares, until the conclusion of the Offer;
  (10)
  the terms of the merger agreement, including (a) the ability of the Board, in the exercise of its fiduciary duties, to terminate the merger agreement to permit the Company to enter into an alternative transaction with a third party and (b) a cost reimbursement arrangement of no more than $5.0 million in lieu of a typical break-up fee;
  (11)
  the fact that if a merger transaction with the Purchaser was not negotiated and the Company remained a publicly held corporation, it is possible that, because of a decline in the market price of the Shares or the stock market in general, the going concern value as measured by the price that might be received by the holders of the Shares in the open market or in a future transaction might be less than the $16.25 per Share price to be received by the Company's shareholders in connection with the Offer and the Merger; the Special Committee considered the fact that after the effective time of the Merger, the holders of the Shares (other than the Purchaser and the Westfield Affiliates) will not participate in the future earnings and growth of the Company; and, because of the risks and uncertainties associated with the Company's future prospects, and the fact that this detriment was not quantifiable, the Special Committee concluded that obtaining a cash premium for the Shares in the Offer and the Merger was preferable to the alternative of a speculative potential future return for the holders of the Shares;
  (12)
  the terms of the merger agreement, including the parties' representations, warranties and covenants and the conditions to their respective obligations;
  (13)
  the high likelihood that the proposed acquisition would be consummated, in light of the fact that there are no unusual requirements or conditions to the Offer and the Merger, the Offer and the Merger are not subject to any regulatory approval requirements or financing contingencies and the Purchaser has the financial resources to consummate the Offer and the Merger expeditiously;

  (14)
  the conflicts of interest of certain directors and officers of the Company discussed below;
  (15)
  the fact that appraisal rights will be available to the holders of Shares under Missouri law in connection with the Merger;
  (16)
  the financial terms of the understanding between the Purchaser and SCPG as set forth in "SPECIAL FACTORS—Plans for the Company After the Merger; Certain Effects of the Offer and the Merger" relating to a modification of the rights and privileges of the Series C Preferred Shares of the Company owned by SCPG and the proposed agreement among SCPG, the Company and the Purchaser, which provides that, subject to certain conditions, SCPG will waive any rights it may have with respect to certain provisions of the Series C Preferred Shares and will not convert such Series C Preferred Shares into shares of Common Stock prior to the effective time of the Merger; and
  (17)
  the obligation of the Company as set forth in the merger agreement, for a period of one year following the effective time of the Merger, to value the shares of Common Stock at no less than $16.25 per Share for purposes of determining the cash amount payable to holders of partnership common units or investor unit rights of the Company's operating partnership, Westfield America Limited Partnership upon redemption of those units, and the agreement of the Company that no such redemption will be satisfied using shares of Common Stock if such shares are not publicly traded at the time of the redemption.

The Board. The Board, on behalf of the Company, believes that consideration of the Offer and the Merger was procedurally fair because, among other things: (i) the Special Committee consisted of independent directors appointed by the Board to represent solely the interests of the Company's shareholders (other than the Purchaser and the Westfield Affiliates); (ii) the Special Committee retained and was advised by a nationally recognized financial advisor, Lehman, in evaluating the proposed transaction; (iii) of the deliberations pursuant to which the Special Committee evaluated the Offer and the Merger; (iv) the $16.25 per Share cash purchase price, together with the continued payment of regular quarterly dividends (or pro rata portions thereof) until the conclusion of the Offer; (v) the merger agreement, including the Offer and the Merger, was approved by all of the independent directors of the Board; and (vi) the other terms and conditions of the merger agreement resulted from active arm's-length bargaining between the respective advisors of the Special Committee and the Purchaser.

    The Board believes that sufficient procedural safeguards to ensure the fairness of the transaction and to permit the Special Committee to effectively represent the interests of the holders of the Shares were present, and therefore, there was no need to retain any additional unaffiliated representative to act on behalf of the holders of the Shares in view of: (i) the unaffiliated status and the experience of the members of the Special Committee whose sole purpose was to represent the interests of the holders of the Shares (other than the Purchaser and the Westfield Affiliates) and retention by the Special Committee of Lehman and independent legal advisors; and (ii) the fact that the Special Committee, even though consisting of directors of the Company and therefore not completely unaffiliated with the Company, is a mechanism well recognized under law to ensure fairness in transactions of this type. The Board believes that consideration of the Offer and the Merger was procedurally fair to the Company's shareholders (other than the Purchaser and the Westfield Affiliates) for all of the reasons described above, even though (i) the merger agreement does not require that a majority of the Company's shareholders (other than the Purchaser and the Westfield Affiliates) vote in favor of approval and adoption of the merger agreement to consummate the Merger, and (ii) no unaffiliated representative was retained to act solely on behalf of the Company's shareholders.

    Neither the Special Committee nor the Board considered the net book value of the Company or the liquidation value of the Company's assets as meaningful measures of the fair value of the Shares and neither considered liquidation to be a viable course of action because the Special Committee was advised that the Purchaser would not consider a liquidation of the Company or a sale of its Shares. Therefore, no appraisal of liquidation values was sought for purposes of evaluating the Offer and the Merger.

    The Board and the Special Committee recognized that, even if no Shares were purchased in the Offer, the Purchaser and the Westfield Affiliates would have sufficient voting power to approve the Merger without the affirmative vote of any other shareholders of the Company. In negotiating the merger agreement, the Special Committee sought to condition consummation of the Offer upon, among other things, the acceptance of the Offer by at least two-thirds of the outstanding Shares not owned by the Purchaser and its affiliates (the "minimum condition"). The Special Committee was advised by the Purchaser's representatives that such a condition would materially and adversely affect the Purchaser's ability to obtain the funds necessary to consummate the Offer and the Merger in the manner contemplated by the Purchaser. In view of that effect on the Purchaser's ability to obtain financing for the Offer and the Merger, the Purchaser's representatives advised representatives of the Special Committee that if the Offer were to be conditioned upon the acceptance of the Offer by two-thirds of public shareholders, then the Purchaser would also require that the Offer be conditioned upon obtaining the necessary financing to complete the Offer and the Merger. In its deliberations, the Special Committee concluded that the "minimum condition" was less important than the high likelihood of consummation that could be jeopardized if the Offer were conditioned upon financing. Accordingly, the Special Committee agreed that consummation of the Offer would not be conditioned upon acceptance of the Offer by any threshold percentage of the Shares held by unaffiliated shareholders. Approximately 83% of the Shares not owned by the Purchaser and the Westfield Affiliates were tendered pursuant to the Offer.

    The Company believes that the Offer and the Merger are fair to the Company's shareholders (other than the Purchaser and the Westfield Affiliates) based on the information and factors considered by the Special Committee and the Board. The Company expressly adopts the analysis and the factors underlying such analysis of each of the Special Committee, the Board and Lehman.

    The foregoing discussion of the information and factors considered and given weight by the Special Committee and the Board is not intended to be exhaustive but is believed to include all material factors considered by the Special Committee and the Board.

Opinions of the Special Committee's Financial Advisor

General

    The Special Committee engaged Lehman to act as its financial advisor in connection with the proposed Offer and Merger. On February 14, 2001, at a meeting of the Special Committee held to evaluate the Offer and the Merger, Lehman rendered to the Special Committee an oral opinion, confirmed by delivery of a written opinion dated February 14, 2001, that, as of such date, from a financial point of view, the cash consideration of $16.25 per Share to be offered to the Company's shareholders (other than the Purchaser, the Westfield Affiliates and Mall Acquisition Corp.) in connection with the proposed transaction was fair to such shareholders. On May 16, 2001, Lehman rendered to the Special Committee an additional oral opinion, confirmed by delivery of a written opinion dated May 16, 2001, that, as of such date, from a financial point of view, the cash consideration of $16.25 per Share to be offered to the Company's shareholders (other than the Purchaser, the Westfield Affiliates and Mall Acquisition Corp.) in connection with the Merger was fair to such shareholders.

    The full text of the February 14, 2001 opinion of Lehman, which sets forth the assumptions made, matters considered and limitations on the review undertaken, is attached as Annex C to this proxy statement and is incorporated herein by this reference. The full text of the May 16, 2001 opinion of Lehman, which sets forth the assumptions made, matters considered and limitations on the review undertaken, is attached as Annex D to this proxy statement and is incorporated herein by this reference. The description of the Lehman opinions set forth herein is qualified in its entirety by reference to the full text of the Lehman opinions. Shareholders are urged to read the opinions in their entirety.

    Lehman's opinions were provided for the information and assistance of the Special Committee and the Board in connection with their consideration of the proposed transaction. Lehman's opinions are not a recommendation to the Company's shareholders as to how such shareholders should vote on the approval of the merger agreement or any matter related thereto. Lehman was not requested to opine as to, and its opinions do not address, the Company's underlying business decision to proceed with or effect the Offer and the Merger.

    In arriving at its opinions, Lehman reviewed and examined, among other things:

  •
  the merger agreement and the specific terms of the Offer and the Merger;
  •
  publicly available information concerning the Company that Lehman believed to be relevant to its analysis, including the Company's Annual Reports on Form 10-K for the years ended December 31, 1999 and December 31, 2000, and the Company's Quarterly Reports on Form 10-Q for the periods ended March 31, 2000, June 30, 2000 and September 30, 2000, and the Company's earnings releases for the quarters ended December 31, 2000 and March 31, 2001;
  •
  financial and operating information with respect to the business, operations and prospects of the Company furnished to Lehman by the Company;
  •
  a trading history of the Common Stock from May 16, 1997 to February 13, 2001, and a comparison of that trading history with those of other companies that Lehman deemed relevant;
  •
  a comparison of the historical financial results and present financial condition of the Company with those of other companies that Lehman deemed relevant;
  •
  a comparison of the financial terms of the proposed transaction with the financial terms of certain other transactions that Lehman deemed relevant;
  •
  a summary of the terms relating to proposed amendments to the certificates of designation of the Series C Preferred Shares held by SCPG;
  •
  publicly available reports prepared by third party research analysts regarding the future financial performance of the Company; and
  •
  with respect to the May 16, 2001 opinion, recent changes to the Company's business, operations and prospects, including, without limitation, the World Trade Center transaction and the joint venture of Montgomery Mall.

    In addition, Lehman had discussions with the management of the Company concerning the Company's business, operations, assets, financial condition and prospects, and undertook such other studies, analyses and investigations that Lehman deemed appropriate.

    In arriving at its opinions, Lehman assumed and relied upon the accuracy and completeness of the financial and other information used by Lehman without assuming any responsibility for independent verification of such information and further relied upon the assurances of management of the Company that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial projections of the Company provided to Lehman, upon advice of the Company, Lehman assumed that such projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the Company's management as to the future performance of the Company. In arriving at its May 16, 2001 opinion, Lehman reviewed the Projections and the changes to the Company's business and operations since its February 14, 2001 opinion. In arriving at its opinions, Lehman conducted only a limited physical inspection of the properties owned by the Company and did not make or obtain any evaluations or appraisals of the assets or liabilities of the Company. In addition, neither the Special Committee nor the Board authorized Lehman to solicit, and Lehman did not solicit, any indications of interest from any third parties with respect to the purchase of all or a part of the Company's business. Lehman's opinions necessarily were based upon market, economic and other conditions as they existed on, and could be evaluated as of, February 14, 2001 and May 16, 2001, respectively.

    No limitations were imposed by the Company or the Special Committee on the scope of Lehman's investigation or the procedures to be followed by Lehman in rendering its opinions. In arriving at its opinions, Lehman did not ascribe a specific range of value to the Company, but rather made its determination as to the fairness, from a financial point of view, of the cash consideration of $16.25 per Share to be offered to the Company's shareholders (other than the Purchaser, the Westfield Affiliates and Mall Acquisition Corp.) in the proposed transaction on the basis of the analyses described below. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial and comparative analysis and the application of those methods to the particular circumstances, and, therefore, such an opinion is not readily susceptible to summary description. Furthermore, in arriving at its fairness opinions, Lehman did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Lehman believes that its analyses must be considered as a whole and that considering any portion of such analyses and the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the opinion. In its analyses, Lehman made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company and the Purchaser. None of Lehman, the Company or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in the analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth in the analyses. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses could actually be sold.

Financial Analyses

    Certain of the summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses used by Lehman, the tables must be read together with the text of each summary. Considering any portion of such analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying Lehman's opinion.

    The following is a summary of the material financial analyses used by Lehman in connection with providing its opinion to the Board and the Special Committee on May 16, 2001. A description of the material financial analyses used by Lehman in connection with providing its opinion to the Board and the Special Committee on February 14, 2001 has been included in the Purchaser's Tender Offer Statement on Schedule TO filed with the Commission on March 5, 2001 and is incorporated herein by reference. A description of the material financial analyses used by Lehman in connection with providing its opinion to the Board and the Special Committee on May 16, 2001 has been included in the Company's Schedule 13E-3 filed with the Commission on June 13, 2001 and is incorporated herein by reference. Lehman performed a valuation of the Company using the following methodologies: stock trading analysis, comparable companies analysis, comparable transactions analysis, net asset value analysis, dividend discount analysis and analysis of third party research reports. Each of these methodologies, other than the comparable companies analysis and the comparable transactions analysis, was used to generate a range of reference values per share for the Company. The per share value ranges were then compared to the $16.25 per Share cash consideration to be offered to the Company's shareholders in the proposed transaction. The implied per share value ranges derived using the various valuation methodologies described above, as well as the comparable companies analysis and comparable transactions analysis, supported the conclusion that the consideration to be offered to the Company's shareholders (other than the Purchaser, the Westfield Affiliates and Mall Acquisition Corp.) was fair, from a financial point of view, to such shareholders.

    The various financial analyses noted above and the implied per share value ranges derived therefrom are included in the following table. This table should be read together with the more detailed descriptions set forth below. In particular, you should note that in applying the various valuation methods to the particular circumstances of the Company, and the proposed transaction, Lehman made qualitative judgments as to the significance and relevance of each analysis and factor. In addition, Lehman made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company and the Purchaser. Accordingly, the analyses listed in the table and described below must be considered as a whole. The table alone does not constitute a complete description of the financial and comparative analyses. Considering the implied per share value ranges without considering the narrative description of the financial analyses, including the assumptions underlying these analyses, could create a misleading or incomplete view of the process underlying, and conclusions represented by, Lehman's opinion dated May 16, 2001.

Valuation Methodology	Summary Description Of Valuation Methodology	Implied Value Per Share
Stock Trading Analysis	Analysis of historical trading of the Company's Common Stock since initial public offering	$12.31-$18.56
Net Asset Valuation Analysis	Net present valuation based upon market valuation of properties individually and settlement of liabilities	$15.24-$18.55
Dividend Discount Model Analysis	Valuation based on net present valuation of dividends on Company's Common Stock and assumed terminal value of Common Stock	$13.86-$19.33
Analysis of Third Party Research Reports	Review of target prices and net asset value estimates for the Company by selected analysts	$13.82-$17.71
Consideration To Be Received by the Company's Public Shareholders in the Offer and Merger		$16.25

Stock Trading Analysis. Lehman reviewed and analyzed the current and historical market prices and values of the Common Stock during the period from May 16, 1997 (the date of the Company's initial public offering) through February 13, 2001. The $16.25 per Share price to be paid in the Offer and the Merger represented a premium of approximately 14.7% over the closing price of the Shares, as reported on the NYSE, of $14.17 per Share as of the close of business on February 13, 2001, a premium of approximately 15.7% over the most recent one year trading average of $14.05 per Share and a premium of approximately 3.4% over the average price of the Shares of $15.72 per Share from May 16, 1997 until February 13, 2001.

Comparable Companies Analysis. The comparable company trading analysis provides a market valuation benchmark based on the common stock trading multiples of selected comparable companies. For this analysis, Lehman reviewed the public stock market trading multiples for selected regional mall real estate investment trusts ("REIT") with financial and operating characteristics that Lehman deemed to be comparable to the Company, including (i) CBL & Associates Properties, Inc., (ii) General Growth Properties, Inc., (iii) JP Realty Inc., (iv) The Macerich Company, (v) The Rouse Company, (vi) Simon Property Group Inc. and (v) Taubman Centers Inc.

    Using publicly available information, Lehman calculated and analyzed each company's Net Debt to Firm Value Ratio, EBITDA to Firm Value Ratio, 2001 and 2002 FFO Multiples and Current Dividend Yield. Net Debt to Firm Value Ratio is derived by dividing a company's Net Debt (long-term debt minus cash on hand) by its Firm Value (sum of the market value of the common equity and the value of the preferred stock). EBITDA to Firm Value Ratio is derived by dividing a company's EBITDA (earnings before interest, taxes, depreciation and amortization expenses) by its Firm Value. The 2001 and 2002 FFO Multiples are derived by dividing a company's 2001 or 2002 FFO estimates (defined by The National Association of Real Estate Investment Trusts as "net income" computed in accordance with generally accepted accounting principles, excluding gains or losses from debt restructuring and sales of property, plus depreciation of real property, and after adjustments for unconsolidated entities in which the subject REIT holds an interest) by its current share price. The 2001 and 2002 FFO estimates are based on those published by First Call Corporation. Current Dividend Yield is derived by dividing a company's current annualized dividend by its current share price. This analysis indicated that current ranges of multiples derived from the comparable companies were: (i) Net Debt to Firm Value: 46.4% to 65.8%; (ii) EBITDA to Firm Value: 8.2% to 11.4%; (iii) projected 2001 and 2002 FFO Multiples of: 6.9x to 9.0x, and 6.3x to 8.0x, respectively; and (iv) dividend yield: 5.3% to 9.3%. Lehman's analysis indicated that at the offer price of $16.25 per Share, the Company's Net Debt to Firm Value was 62.3%, EBITDA to Firm Value was 9.2%, projected 2001 and 2002 FFO was 8.5x and 8.0x, respectively, and dividend yield was 9.2%. Accordingly, each of the valuation measures put the Company at the top of its comparable universe with a top-tier EBITDA yield of 9.2%, the second highest 2001 FFO multiple in the group and the highest 2002 FFO multiple in the group.

    Because of the inherent differences between the corporate structure, businesses, operations and prospects of the Company and the corporate structure, businesses, operations and prospects of the companies included in the comparable company groups, Lehman believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the analysis and, accordingly, also made qualitative judgments concerning differences between the financial and operating characteristics of the Company and the companies in the comparable companies analysis that would affect the public trading values of the Company and such comparable companies.

    Comparable Transactions Analysis.  The comparable transaction analysis provides a market benchmark based on the consideration paid in selected comparable transactions. For this analysis, Lehman reviewed certain publicly available information on two regional mall portfolio transactions which it determined to be the only recent transactions comparable to the proposed transaction. Lehman's universe of comparable transactions included all transactions that were announced in the previous year in which a portfolio of regional malls was sold for aggregate consideration of over $1.0 billion. The transactions were the September 2000 purchase by Rodamco North America N.V. of Urban Shopping Centers, Inc. for a total consideration of $3.4 billion and the $1.225 billion acquisition by CBL & Associates Properties, Inc. of 21 regional malls and two associated centers owned by the Richard E. Jacobs Group, Inc. announced in September 2000.

    For each transaction, Lehman compared the Capitalization Rate, defined as the ratio of NOI (as defined below) to Firm Value, against the corresponding value for the proposed transaction. The Rodamco transaction had a Capitalization Rate of approximately 7.6%, the CBL & Associates Properties, Inc. transaction had a Capitalization Rate of approximately 10.7%, and the proposed Company transaction has a Capitalization Rate of 8.8%.

    Lehman also compared the premium paid for Urban Shopping Centers shares one day prior to the announcement of such transaction, 39%, to the 14.7% premium offered in the proposed Company transaction (one day prior to announcement). As the Richard E. Jacobs Group Inc. was a private company, an equivalent measure of market price was not available for that transaction.

    Lehman explained the large variances in the parameters by noting that the quality of the assets of the target companies differed significantly. In particular the Urban Shopping Centers had a 93.1% occupancy rate, the Richard E. Jacobs Group Inc. an 87% occupancy rate and the Company a 93% occupancy rate. Sales per square foot for the Urban Shopping Centers, Richard E. Jacobs Group Inc. and the Company were $429, $303 and $374, respectively. Both sales per square foot and occupancy rate are used in the industry as indications of the performance and quality of a regional mall. These data points for the Company, taken together and in conjunction with those of the comparable transactions listed above, indicate that it is reasonable that the Capitalization Rate for the Company is within the range of those for the comparable transactions. Therefore, Lehman concluded that the premium and the Capitalization Rate on the proposed transaction are consistent with the comparable transactions when considered in the context of the different quality of each of the portfolios.

    Because the market conditions, rationale and circumstances surrounding each of the transactions analyzed were specific to each transaction and because of the inherent differences between the businesses, operations and prospects of the Company and the acquired businesses analyzed, Lehman believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the analysis and, accordingly, also made qualitative judgments concerning differences between the characteristics of each of these transactions and the transactions contemplated by the merger agreement involving the Company.

    Lehman also reviewed certain publicly available information on REIT transactions in which the acquiror owned more than 50% of the outstanding equity prior to the announcement of the transaction and that might be considered comparable to the proposed transaction. In particular, Lehman examined the June 1999 acquisition of Irvine Apartment Communities, Inc. by The Irvine Company and its sole shareholder Donald Bren. Lehman compared the premium paid for Irvine Apartment Communities shares one day prior to the announcement of a proposed transaction, 24.2%, to the 14.7% premium offered in the proposed Company transaction (one day prior to the announcement). Lehman also compared the premium paid to the high and low net asset value for the Irvine Apartment Communities transaction, 15% less than the high net asset value and 3% greater than the low net asset value, against the comparable premiums for the proposed transaction, 12% less than the high net asset value and 6.6% greater than the low net asset value.

    Because the market conditions, rationale and circumstances surrounding the Irvine Apartment Communities transaction were specific to that transaction and because of the inherent differences between the businesses, operations, corporate structure and prospects of the Company and Irvine Apartment Communities, Inc., Lehman believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the analysis and accordingly, also made qualitative judgments concerning differences between the characteristics of the Irvine Apartment Communities transaction and the transactions contemplated by the merger agreement involving the Company.

    Net Asset Value Analysis.  Lehman analyzed a scenario in which the Company would sell each of its properties individually and then settle its liabilities, including the repayment of certain of its preferred stock at liquidation value.

    For stabilized properties, the standard method of determining market value is to apply a Capitalization Rate to each property's forward 12 months projected net operating income ("NOI"). "NOI" means the revenues from a property less expenses incurred in the operation of that property. The Capitalization Rate describes a purchaser's theoretical yield in the first year of operation after purchasing a property. More specifically, as properties are generally valued on the future NOI that they may produce, the property's future NOI divided by its Capitalization Rate will determine the property's value. Lehman determined the Capitalization Rate for each property based on several factors, including:

  •
  age of asset and physical condition;

  •
  tenant quality;

  •
  demographic statistics of the property's trade area;

  •
  mix and quality of anchor/department stores;

  •
  productivity of mall stores (sales per square foot); and

  •
  future growth and expansion potential of the property.

    For each property Lehman applied a midpoint Capitalization Rate to determine the base case and then increased and decreased the Capitalization Rate by 25 basis points to come up with downside and upside valuations. Estimates of forward 12 months projected NOI for each property was provided to Lehman by the Company. For those properties under development, Lehman used a range of values that represented the land or "as is" appraised values of the properties and varied that value by plus or minus five percent for the downside and upside valuation.

    In its analysis, Lehman assumed an aggregate cost of liquidation of the properties of $100 million, or approximately 2% of the base valuation. This assumption was based on an estimate of the transaction costs associated with the closing of 39 separate real estate transactions, including transfer taxes, brokerage costs, sales agent commissions and advisory fees and expenses. In connection with the net asset value analysis, Lehman did not make any adjustments for goodwill or other non-financial factors.

    The analysis produced an aggregate net asset value for all of the Company's properties of $15.24-$18.55 per share. This represented a Capitalization Rate of 9.1% and 8.6%, respectively, on the portfolio. The midpoint Capitalization Rates on the individual centers ranged from a low of 7.5% to a high of 12.5%.

    While the consideration of $16.25 per Share offered in the proposed transaction is 3.6% lower than the base case net asset value of $16.85 per Share, Lehman believed that a discount to the midpoint net asset value is reasonable for the following reasons, among others:

  •
  the consideration that shareholders will receive in the proposed Company transaction is cash and therefore requires no valuation discount or time value discount whereas an orderly liquidation of the Company could take from six months to two years to complete; and

  •
  the Company's external advisory structure means that the Company's shareholders do not get all of the benefits of increased property performance and improvements in operating margins or economics of scale. Specifically, the Company pays incentive fees to third parties to manage, lease, develop and redevelop its properties. Therefore, as NOI at a property increases, a portion of this increase is paid to these third parties as incentive fees.

    Dividend Discount Model.  Lehman performed a dividend discount analysis pursuant to which the value of the Company was established by adding (i) the net present value of the Company's future stream of dividend payments to the Company's shareholders for the years 2001 through 2003, plus (ii) the estimated net present value of the terminal value of the Company at the end of 2003. Lehman assumed a terminal value of the Shares at the end of 2003 by applying an assumed terminal multiple of 7.4x (based on the Company's estimate of FFO in 2001 of $1.92 per Share and a closing price per Share on February 13, 2001 of $14.17). The assumed terminal multiple was then applied to the Company's projected 2004 FFO. The Company's projected 2004 FFO included the projected future impact of current and planned development projects, projected sales of certain of the Company's assets to finance future acquisitions, and the projected performance of each of the assets in the Company's portfolio.

    To determine net present value, Lehman used a range of discount rates from 12% to 14% per annum based on its estimate of the Company's cost of equity. This estimate was derived by adding the current risk free rate to Lehman's estimate of the risk premium that equity investors currently demand based upon Lehman's experience in underwriting and trading of REIT equity securities.

    Lehman also performed a sensitivity analysis on the dividend discount model by varying its assumptions of the cost of equity from 12% to 14% and the terminal FFO multiple from 5.9x to 8.8x (10% above and below the Company's 2001 FFO multiple of 7.4x). The dividend discount analysis suggested a value per Share range of $13.86 to $19.33. The consideration offered in the proposed transaction ($16.25) is within this range.

    Third Party Research.  Lehman reviewed the target prices and/or net asset value estimates for the Company as reported by the equity research analysts at Lehman, Prudential Securities, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley Dean Witter & Company. The 12 month target prices and net asset values set by such firms were in a range of $13.82 to $17.71 per Share. The consideration offered in the proposed transaction ($16.25) is within this range.

    SCPG Preferred Shares.  In connection with its evaluation of the proposed transaction, Lehman reviewed and analyzed a summary of the terms relating to the proposed exchange of the Series C Preferred Shares held by SCPG for the new Series G Preferred Shares of the Company. Using a proprietary convertible preferred valuation model, based in part upon a Black-Scholes pricing model, Lehman calculated the theoretical price for the Series C Preferred Shares assuming a maturity of 7.5 years, based upon SCPG's put right which may be exercised after August 2008, cumulative cash dividends equal to the greater of $15.30 per annum per share or an amount equal to 10x the dollar amount per share declared on the Company's Common Stock during the period, a Share price of $14.82, the closing price of the Shares on February 6, 2001, the last trading date before Lehman performed its analysis, a range of volatilities from 20% to 30% based on the historical trading prices of the Shares and a range of credit spreads for the Company ranging from 400 basis points to 700 basis points over comparable Treasury securities. Prior to the announcement of the proposed transaction, Lehman calculated a theoretical price range for the Series C Preferred Shares of $17.02 per share to $19.84 per share. Neither the Special Committee nor the Board authorized Lehman to evaluate, and Lehman did not evaluate, the terms of the Series G Preferred Shares into which SCPG will exchange the Series C Preferred Shares after the successful completion of the Merger.

Information Regarding the Special Committee's Financial Advisor

    Lehman is an internationally recognized investment banking firm and, as part of its investment banking activities, is regularly engaged in the evaluation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. The Special Committee selected Lehman because of its expertise, reputation and familiarity with the Company and the real estate industry in general and because its investment banking professionals have substantial experience in transactions similar to the proposed transaction.

    Pursuant to a letter agreement, the Company agreed to pay Lehman an opinion fee equal to $1,000,000 which was payable upon delivery of the opinion. The Company also agreed to pay Lehman an additional fee of $500,000 upon the delivery of any subsequent opinion or if Lehman provided any additional services. As a result of additional services requested by the Special Committee relating to the transaction with SCPG, the Company agreed to pay the additional fee. In connection with the request by the Special Committee that Lehman render a bring down fairness opinion, the Company agreed to pay Lehman an additional opinion fee of $250,000. The fees paid or payable to Lehman were not contingent upon the contents of the opinion delivered. In addition, the Company agreed to reimburse Lehman for its reasonable out-of-pocket expenses up to $65,000, subject to certain limitations, and to indemnify Lehman and certain related persons against certain liabilities arising out of or in conjunction with its rendering of services under its engagement, including certain liabilities under the federal securities laws. In the ordinary course of its business, Lehman may actively trade in the securities of the Company, Westfield America Trust and their respective affiliates for its own account and the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

Position of the Purchaser Regarding Fairness of the Offer and the Merger

    The Purchaser believes that the consideration to be received by the Company's shareholders (other than the Purchaser and the Westfield Affiliates) pursuant to the Offer and the Merger is fair to and in the best interests of the Company's shareholders (other than the Purchaser and the Westfield Affiliates). The Purchaser bases its belief on the following factors:

  (1)
  the conclusions and recommendations of the Special Committee that each of the Offer and the Merger is fair to, and in the best interests of, the Company's shareholders (other than the Purchaser and the Westfield Affiliates);

  (2)
  the fact that the Offer and the Merger and the other terms and conditions of the merger agreement were the result of arm's-length, good faith negotiations between the respective advisors of the Special Committee and the Purchaser;

  (3)
  the factors referred to above as having been taken into account by the Special Committee and the Board, including that the Special Committee received opinions from Lehman that, as of the date of each such opinion and subject to the assumptions and limitations set forth therein, the $16.25 per Share in cash to be received by the holders of the Shares (other than the Purchaser and the Westfield Affiliates) in the Offer and the Merger was fair from a financial point of view to such shareholders;

  (4)
  the historical and projected financial performance of the Company;

  (5)
  that the consideration to be paid in the Offer represents a premium of 14.7% over the closing price of the Common Stock on the NYSE on February 13, 2001, the trading day prior to the submission of the Purchaser's final contingent offer, a premium of 12.6% over the prior one-month average closing sale price on the NYSE and a premium of 15.7% over the prior one-year average closing sale price on the NYSE;

  (6)
  that a financial presentation submitted to the Purchaser Board Committee, by its financial advisor, Merrill Lynch, analyzing, from a financial point of view, the $16.25 per Share, net in cash, offered to the holders of the Shares pursuant to the Offer and the Merger, including that:

  (a)
  the implied per share valuation range of the Common Stock is approximately $12.79 to $15.47 per Share based upon projected 2001 funds from operations multiples (based on First Call Corporation estimates) of each of Simon Property Group, Inc., General Growth Properties, Inc., The Rouse Company, The Macerich Company and Taubman Centers, Inc., regional mall REITs (the "Regional Mall REITs") comparable to the Company (the "FFO Valuation"),

  (b)
  the implied per share valuation range of the Common Stock is approximately $12.19 to $16.46 based upon projected 2001 adjusted funds from operations multiples (based on published reports from Merrill Lynch Equity Research and adjusted to reflect Merrill Lynch Equity Research estimates of capital expenditures and variable-rate debt subsidy deductions) of each of the Regional Mall REITs (the "Adjusted FFO Valuation"),

  (c)
  the fact that the consideration to be paid in the Offer and the Merger was well within the per share valuation range of the Common Stock as determined by the Adjusted FFO Valuation,

    (d)
    an estimate of the Company's Net Asset Value at February 14, 2001 is between $13.89 and $16.75,

    (e)
    in the 12 months preceding the Purchaser's final contingent offer to the Company, 73% of all trades of the Common Stock were at market prices at or below $14.40; and

  (7)
  the last trading date that the Company's Share price closed above the Offer Price was in June 1999.

    See "SPECIAL FACTORS—Summary of Financial Analyses Performed by Merrill Lynch, Pierce, Fenner & Smith Incorporated."

    In view of the wide variety of factors considered in connection with its respective evaluations of the Offer and the Merger, the Purchaser did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors it considered in reaching its conclusions as to fairness. The Purchaser was of the view that the best measure of the Company's value would be based on the continued operation of the Company as a going concern. Therefore, the Purchaser believed that neither the net book value of the Company nor the liquidation value of the Company's assets were meaningful measures of the fair value of the Shares, and no appraisal of liquidation value was sought for purposes of valuing the Shares because the Purchaser would not consider a liquidation of the Company or a sale of its Shares.

    The Purchaser does not believe that the changes to the Company's business and operations since February 14, 2001 materially affect the factors upon which it based its belief as to the fairness of the consideration to be received by the Company's shareholders pursuant to the Merger. Accordingly, the Purchaser did not request that Merrill Lynch update its analyses with respect to the Merger consideration.

    The foregoing discussion of the information and factors considered and given weight by the Purchaser is not intended to be exhaustive but is believed to include all material factors considered by the Purchaser.

Position of Westfield Holdings and the Lowy Family Regarding the Fairness of the Offer and the Merger

    Under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), rules governing "going-private" transactions, Frank P. Lowy, David H. Lowy, Steven M. Lowy and Peter S. Lowy (collectively, the "Lowy Family"), and Westfield Holdings may be deemed to be affiliates of the Company through their beneficial ownership of Shares held by the Purchaser and the Westfield Affiliates. References to beneficial ownership of Westfield Holdings and the Lowy Family are made herein solely with respect to U.S. securities laws and are not intended to refer or apply in any respect to Australian legal matters. Westfield Holdings and the Lowy Family are making the statements included in this section solely for the purposes of complying with the requirements of Rule 13e-3 and related rules of the Exchange Act. Although Westfield Holdings and the Lowy Family have interests that may be in conflict with those of the Company's shareholders (other than the Purchaser and the Westfield Affiliates), each of Westfield Holdings and the Lowy Family believes that the Offer and the Merger are fair to such shareholders based on the information and factors considered by the Purchaser. Each of Westfield Holdings and the Lowy Family expressly adopts the analysis and the factors underlying such analysis of the Purchaser.

Summary of Financial Analyses Performed by Merrill Lynch, Pierce, Fenner & Smith Incorporated

    The Purchaser's Financial Advisor. The Purchaser retained Merrill Lynch to act as its financial advisor, and not the advisor to or agent of any other person, in connection with a potential proposal by the Purchaser to acquire the publicly held Shares. In connection with that engagement, the Purchaser requested that Merrill Lynch perform certain valuation analyses with respect to the Shares and make a presentation to the Purchaser Board Committee at its February 14, 2001 meeting. The Purchaser did not request that Merrill Lynch provide an opinion as to the fairness of the Offer or the Merger to the Purchaser or its shareholders, the Company or the holders of the publicly traded Shares or perform any independent examination or investigation of the Company's business or assets. Merrill Lynch's presentation does not constitute a recommendation to the holders of the shares as to how such shareholders should vote on the approval of the merger agreement or any matter related thereto. The Company had no role in the Purchaser's selection of Merrill Lynch or in formulating any of the terms under which Merrill Lynch was to prepare its presentation.

    In preparing its presentation, Merrill Lynch, among other things:

  (1)
  reviewed certain publicly available business and financial information relating to the Company that Merrill Lynch deemed to be relevant;

  (2)
  reviewed certain information relating to the business, earnings, cash flow, assets and prospects of the Company furnished to Merrill Lynch by members of the Purchaser's management who monitor the operations of the Company;

  (3)
  conducted discussions with members of the Purchaser's management who monitor the operations of the Company concerning the matters described in clauses (1) and (2) above, as well as the Company's business and prospects;

  (4)
  reviewed the historical market prices and trading activity for the Shares and compared them with those of certain publicly traded companies which Merrill Lynch deemed to be relevant; and

  (5)
  reviewed the results of operations of the Company and compared them with those of certain companies which Merrill Lynch deemed to be relevant and took into account such other matters as Merrill Lynch deemed necessary or appropriate, including its assessment of general economic, market and monetary conditions.

    In preparing its presentation, Merrill Lynch assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to it, discussed with or reviewed by or for it, or publicly available, and Merrill Lynch did not assume any responsibility for independently verifying such information or undertaking any independent evaluation or appraisal of the assets or liabilities of the Company. In addition, Merrill Lynch did not assume any obligation to conduct any physical inspection of the properties or facilities of the Company. The Merrill Lynch presentation was necessarily based upon market, economic and other conditions as they existed and could be evaluated on, and the information made available to Merrill Lynch as of, the date thereof. In preparing the Merrill Lynch presentation, Merrill Lynch had only limited access to the management of the Company.

    At the February 14, 2001 meeting of the Purchaser Board Committee, Merrill Lynch, in order to assist the Purchaser Board Committee in its consideration of the Offer and the Merger, delivered a presentation analyzing, from a financial point of view, the $16.25 per Share, net in cash, offered to the holders of the Shares pursuant to the Offer and the Merger. In delivering its presentation to the Purchaser Board Committee, Merrill Lynch discussed certain financial and comparative analyses and other matters it deemed relevant. Among various analyses that Merrill Lynch presented to the Purchaser Board Committee were the following:

    Net Asset Valuation Analysis.  Merrill Lynch performed a net asset valuation for the Company based upon an aggregate real estate valuation of the Company's properties, an estimate of the current value for the Company's other assets and liabilities, and an estimate of the Company's debt balances as of December 31, 2000. This valuation incorporated an assumption that $300 million of the Company's debt would be reduced from the proceeds of the issuance of 20.7 million additional shares of common stock issued pursuant to the Stock Subscription Agreement. In addition, this valuation reduced from the aggregate real estate valuation the present value of advisory fees payable by the Company to Westfield Holdings in the amount of $168.9 million. The real estate valuation utilized projections prepared by the Purchaser's management for the calendar year 2001 and actual results for year 2000. For the operating portfolio of the Company, the valuation utilized the direct capitalization method on estimated 2001 property net operating income and took into consideration a range of capitalization rates, recent property appraisals and property discounted cash flow analyses. These calculations indicated a per share net asset valuation range for the Common Stock of approximately $13.89 to $16.75, and an adjusted net asset valuation range for the Common Stock of approximately $9.39 to $12.25. The adjusted net asset valuation range was determined by adjusting the net asset valuation range to account for approximately $448.9 million of taxes estimated by the Purchaser's management to be payable by the Company in the event of the sale of all of the Company's properties.

    Discounted Cash Flow Analyses.  Merrill Lynch performed a discounted cash flow analysis of the Company, which is an analysis of the present value of the projected levered cash flows, of the Company for the years 2001 through 2004, inclusive, based upon projections provided by Merrill Lynch Equity Research using discount rates reflecting an equity cost of capital ranging from 14.0% to 18.0% and using terminal value multiples of projected calendar year 2004 funds from operations ranging from 7.0x to 9.0x. This analysis also incorporated a reduction of $0.27 per share to the implied present value per share of the Common Stock to account for the dilutive effect of the shares of Common Stock issued pursuant to the Stock Subscription Agreement. This analysis indicated a range of implied present values per share of the Common Stock of approximately $13.71 to $18.41.

    Analysis of Selected Comparable Publicly Traded Companies.  Using publicly available information and estimates of future financial results published by First Call Corporation and Merrill Lynch Equity Research, Merrill Lynch compared certain financial and operating information and ratios for the Company with the corresponding financial and operating information for a group of publicly traded companies engaged primarily in the ownership, management, operation and acquisition of regional mall properties. For the purpose of its analysis, the following companies were used as comparable companies to the Company:

  •
  Simon Property Group, Inc.

  •
  General Growth Properties, Inc.

  •
  The Rouse Company

  •
  The Macerich Company

  •
  Taubman Centers, Inc.

    Merrill Lynch's calculations resulted in the following relevant multiples and percentages of the market value, as applicable, for the comparable companies:

	FFO 2001E	AFFO 2001E	NAV
Maximum	8.2x	10.2x	98.1%
Mean	7.3x	8.4x	83.8%
Minimum	6.8x	7.6x	74.3%

    "FFO 2001E" means funds from operations for the year 2001 based on First Call Corporation estimates. "AFFO 2001E" means funds from operations for the year 2001 based on published reports from Merrill Lynch Equity Research and adjusted to reflect Merrill Lynch Equity Research estimates of capital expenditures and variable-rate debt subsidy deductions. "NAV" means net asset value per share based on published reports from Merrill Lynch Equity Research. For the purposes of this analysis, market value was calculated as the sum of the market value of the common stock of the REIT being analyzed assuming conversion into common stock of the operating partnership units and any underlying operating partnership units, in each case, not held by the REIT and all outstanding convertible securities. This analysis also incorporated a reduction of $0.27 per share to the implied present value per share of the common stock to account for the dilutive effect of the common stock issued pursuant to the Stock Subscription Agreement and the use of the proceeds from such issuance to reduce $300 million of the Company's outstanding debt. Based upon projected 2001 funds from operations multiples, Merrill Lynch estimated an implied per share valuation range of the common stock of approximately $12.79 to $15.47. Based upon projected 2001 adjusted funds from operations multiples, Merrill Lynch estimated an implied per share valuation range of the common stock of approximately $12.19 to $16.46. Based upon the net asset value per share percentage ranges of the comparable companies, Merrill Lynch estimated an implied per share valuation range of the common stock of approximately $12.96 to $17.20.

    No public company utilized as a comparison is identical to the Company. An analysis of publicly traded companies is not mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect the public trading value of the comparable companies or the company to which they are being compared. Accordingly, a complete analysis of the results of the foregoing calculations cannot be limited to a quantitative review of such results and involves complex considerations and judgments concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect the public trading volume of the comparable companies, as well as that of the Company. In addition, the multiples and percentages of market value are based on projections and estimates prepared by research analysts using only publicly available information. Accordingly, such estimates may or may not prove to be accurate.

    The summary set forth above does not purport to be a complete description of the analyses performed by Merrill Lynch in preparing its February 14, 2001 presentation. The preparation of the presentation made by Merrill Lynch is a complex process and is not susceptible to partial or summary description. Merrill Lynch believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all such factors and analyses, could create a misleading view of the processes underlying the Merrill Lynch presentation. Merrill Lynch did not assign relative weights to any of its analyses in preparing its presentation. The matters considered by Merrill Lynch in its analyses were based on numerous macroeconomic, operating and financial assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Westfield America Trust, the Purchaser, the Company and Merrill Lynch and involve the application of complex methodologies and educated judgment. Any estimates contained in the analyses performed by Merrill Lynch are not necessarily indicative of actual past or future results or values, which may be significantly more or less favorable than such estimates. Estimated values do not purport to be appraisals and do not necessarily reflect the prices at which businesses or companies may be sold in the future, and such estimates are inherently subject to uncertainty.

    The Purchaser retained Merrill Lynch on the basis of its experience and expertise. Merrill Lynch is an internationally recognized investment banking and advisory firm which, as a part of its investment banking business, regularly is engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Merrill Lynch has in the past provided financial advisory services to the Purchaser and the Company and has been compensated for such services. Merrill Lynch also acted as underwriter for the Company in connection with the Company's initial public offering. In addition, in the ordinary course of its business, Merrill Lynch may actively trade the equity securities of Westfield America Trust and the

Company for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

    Merrill Lynch has provided certain financial advisory services to the Purchaser in connection with the Offer and the Merger. Pursuant to the terms of the engagement letter between the Purchaser and Merrill Lynch, dated January 17, 2001 (the "Engagement Letter"), the Purchaser agreed to pay to Merrill Lynch a fee of $3,000,000 payable in cash upon the first purchase of Common Stock in connection with the Offer. In addition, the Purchaser agreed to reimburse Merrill Lynch, upon request from time to time, for its reasonable and documented out-of-pocket expenses incurred in connection with Merrill Lynch's activities under the Engagement Letter, including the reasonable and documented fees and disbursements of Merrill Lynch's legal counsel, and to indemnify Merrill Lynch and certain related parties from and against certain liabilities, including liabilities under the federal securities laws arising out of its engagement.

Plans for the Company After the Merger; Certain Effects of the Offer and the Merger

    Pursuant to the merger agreement, as soon as practicable after the completion of the Offer and the satisfaction or waiver of the conditions to the Merger set forth in the merger agreement (including approval of the Company's shareholders), the Purchaser intends to cause Mall Acquisition Corp. to merge with and into the Company in accordance with the applicable provisions of the Missouri General and Business Corporation Law and the Delaware General Corporation Law. See "THE MERGER AGREEMENT." Except as otherwise described in this proxy statement, the Purchaser has no current plans or proposals or negotiations which relate to or would result in: (i) other than the Merger, an extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving the Company; (ii) any purchase, sale or transfer of a material amount of assets of the Company; (iii) any change in the management of the Company or any change in any material term of the employment contract of any executive officer; or (iv) any other material change in the Company's corporate structure or business.

    On March 20, 2001, the Board declared a first quarter dividend of $0.3725 per Share and, on March 27, 2001, a pro rata dividend of $0.02456 per Share for the period April 1, 2001 to April 6, 2001. Prior to the effective time of the Merger, no further dividends will be paid by the Company with respect to the Shares.

    Prior to the Merger, the Purchaser does not intend to seek to change, in any material respect, the manner in which the Company has operated in the past. The Purchaser does not contemplate making any changes to arrangements between the Company and Westfield America Trust, or to the Company itself, prior to the effective time of the Merger.

    The Purchaser may, however, initiate a review of the Company and its assets, corporate structure, capitalization, operations, properties, policies, management and personnel to determine what changes, if any, would be desirable following the Merger in order best to organize and integrate the activities of the Company and the Purchaser. The Purchaser expressly reserves the right to make any changes that it deems necessary or appropriate in light of its review or in light of future developments.

    The direct and indirect economic interest of the Purchaser and the Westfield Affiliates in the Company's net book value and net earnings will increase to the extent of the number of Shares acquired in the Offer and the Merger. Following the consummation of the Merger, the Purchaser's and the Westfield Affiliates' collective economic interest in such items will increase to approximately 90.6% on a pro forma basis and the Purchaser and the Westfield Affiliates will be entitled to all benefits resulting from that interest, including the income generated by the Company's operations and any future increase in the Company's value and the right to elect all members of the Board. Similarly, except as set forth below, the Purchaser and the Westfield Affiliates will also bear the risk of losses generated by the Company's operations and any decrease in the value of the Company after the merger. Upon consummation of the Merger, the Company will become a privately held corporation and the Shares will no longer be listed on the NYSE. In addition, the registration of the Shares under the Exchange Act is expected to be terminated upon application by the Company to the Commission if the Shares are not listed on a national securities exchange and there are fewer than 300 record holders. Accordingly, following the Merger, there will be no publicly traded Shares of the Company and therefore, holders of Shares (other than the Purchaser and the Westfield Affiliates) will not have the opportunity to participate directly in the future earnings and growth of the Company after the completion of the Merger.

    In addition, under the beneficial ownership rules of the Exchange Act, Westfield Holdings and the Lowy Family may be deemed for purposes of U.S. securities laws to beneficially own the Shares held by the Purchaser and the Westfield Affiliates. As of August 24, 2001, based on the deemed beneficial ownership of Westfield Holdings and the Lowy Family in units of Westfield America Trust and in shares of capital stock of the Company, Westfield Holdings' and the Lowy Family's economic interests in the Company's net book value and net earnings were approximately 28.5% and 11.5%, respectively. After the Merger and the issuance of Westfield America Trust units to fund the Offer and the Merger, based on the deemed beneficial ownership of Westfield Holdings and the Lowy Family in units of Westfield America Trust and in shares of capital stock of the Company, Westfield Holdings' and the Lowy Family's economic interests in the Company's net book value and net earnings will be approximately 28.9% and 11.8%, respectively, on a pro forma basis. References to beneficial ownership of Westfield Holdings and the Lowy Family are made herein solely with respect to U.S. securities laws and are not intended to refer or apply in any respect to U.S. securities laws and are not intended to refer or apply in any respect to Australian legal matters. Westfield Holdings and the Lowy Family are making the statements included in this section solely for the purposes of complying with the requirements of Rule 13e-3 and related rules of the Exchange Act.

Preferred Shares and Warrants of the Purchaser

    In addition to the Shares held by the Purchaser, the Purchaser will continue to hold shares of preferred stock and warrants in the Company, as the surviving corporation, after consummation of the Merger.

    The Purchaser currently owns 940,000 shares of Series A cumulative redeemable preferred stock (the "Series A Preferred Shares"); 270,000 shares of Series B cumulative redeemable preferred stock (the "Series B Preferred Shares"); 416,667 shares of Series D cumulative convertible redeemable preferred stock (the "Series D Preferred Shares"); 138,889 shares of Series D-1 cumulative convertible redeemable preferred stock (the "Series D-1 Preferred Shares"); and 477,778 shares of Series E cumulative convertible redeemable preferred stock (the "Series E Preferred Shares") of the Company, and three warrants to purchase an aggregate of 11,175,648 shares of Common Stock.

    As soon as practicable following the Merger, pursuant to an agreement between the Purchaser and SCPG, the Purchaser will cause the Company, as the surviving corporation, to amend the terms of the Series A Preferred Shares and Series B Preferred Shares to provide that such preferred shares will be convertible into capital stock of the Company, with terms substantially the same as Common Stock of the Company, as the surviving corporation, and to subordinate such shares to a new series of preferred stock, the Series G cumulative convertible redeemable preferred stock (the "Series G Preferred Shares"), of the Company, as the surviving corporation, to be issued to SCPG. In addition, following the Merger, the Purchaser will convert the Series D Preferred Shares it owns into Common Stock of the Company, as the surviving corporation. Each Series D Preferred Share is convertible into 10 shares of Common Stock of the Company, as the surviving corporation. With respect to the Purchaser's other preferred shares, the Purchaser will cause the Company, as the surviving corporation, to amend the terms of the Series D-1 Preferred Shares and the Series E Preferred Shares to be substantially the same as those of the Common Stock of the Company, as the surviving corporation (the Series D-1

Preferred Shares and the Series E Preferred Shares, as amended, the "Junior Preferred Shares"), the terms of which are described below. See "—Series C Preferred Shares of SCPG" below for a discussion regarding the agreement between the Purchaser and SCPG and the Series G Preferred Shares.

    The current terms of each of the preferred shares owned by the Purchaser and the warrants owned by the Purchaser are described below.

Series A Preferred Shares

    The Company has designated 940,000 Series A Preferred Shares, of which 940,000 shares are issued and outstanding. Each Series A Preferred Share has a liquidation value of $100 per share and is entitled to an annual dividend equal to the greater of $8.50 and 6.2461 (adjusted for stock splits and similar matters) times the dividend paid on the Common Stock. The Series A Preferred Shares are to be paid dividends quarterly and before any dividends are paid to holders of Common Stock. Upon liquidation, dissolution or winding up of the Company, each Series A Preferred Share has the right to participate in the capital of the Company in the amount of $100, plus any accrued and unpaid dividends. The Series A Preferred Shares may be redeemed by the Company on or after July 1, 2003, at a redemption price of $100 per share, plus any accrued and unpaid dividends through the date of redemption. The Series A Preferred Shares do not have voting rights, other than as required by law or under the circumstances specified in the articles of incorporation of the Company.

Series B Preferred Shares

    The Company has designated 400,000 Series B Preferred Shares, of which 270,000 shares are issued and outstanding. The Series B Preferred Shares have substantially the same dividend, liquidation, redemption and voting rights as the Series A Preferred Shares, except that the amount of dividends is equal to the greater of $8.50 and 6.6667 (adjusted for stock splits and similar matters) times the dividend paid on the Common Stock. In addition, the Series B Preferred Shares may not be redeemed until May 21, 2004 or later.

Series D Preferred Shares

    The Company has designated 694,445 Series D Preferred Shares, of which 694,445 shares are issued and outstanding and 416,667 of which are owned by the Purchaser. Each Series D Preferred Share has a liquidation value of $180 per share and is entitled to an annual dividend equal to the greater of $15.30 and 10.0 (adjusted for stock splits and similar matters) times the dividend paid on the Common Stock. Under certain circumstances specified in the certificate of designation relating to the Series D Preferred Shares (the "Series D Certificate of Designation"), the Company must pay a dividend greater than it would otherwise be required to pay. The Series D Preferred Shares are to be paid dividends quarterly and before any dividends are paid to holders of Common Stock. Each Series D Preferred Share is currently convertible into 10 shares of Common Stock. Upon liquidation, dissolution or winding up of the Company, each Series D Preferred Share has the right to participate in the capital of the Company in the amount of $180, plus any accrued and unpaid dividends. The Series D Preferred Shares may be redeemed by the Company, or at the option of the holder if the then current market price of the Shares is at or below the conversion price, on or after August 12, 2008, at a redemption price of $180 per share, plus any accrued and unpaid dividends through the date of redemption. In the event of a change in control of the Company, the holders of the Series D Preferred Shares can require the Company to redeem such preferred shares at a cost of $189, plus any accrued and unpaid dividends through the date of redemption. The Series D Preferred Shares do not have voting rights, other than as required by law or under the circumstances specified in the Series D Certificate of Designation.

Series D-1 Preferred Shares

    The Company has designated 138,889 Series D-1 Preferred Shares, of which 138,889 shares are issued and outstanding. The Series D-1 Preferred Shares have substantially the same dividend, liquidation, redemption, conversion and voting rights as the Series D Preferred Shares.

Series E Preferred Shares

    The Company has designated 477,778 Series E Preferred Shares, of which 477,778 shares are issued and outstanding. The Series E Preferred Shares have substantially the same dividend, liquidation, redemption, conversion and voting rights as the Series D Preferred Shares.

Warrants

    The Purchaser also owns three warrants to purchase an aggregate of 11,175,648 shares of Common Stock of the Company. In July 1996, the Company issued a warrant to Perpetual Trustee Company Limited, former trustee of Westfield America Trust ("PTCL"). The warrant entitles the Purchaser, as the current trustee of Westfield America Trust, to purchase at any time, and from time to time, in whole or in part, 6,246,096 shares of Common Stock at an exercise price of $16.01 per share in cash, adjusted for stock splits, capital reconstructions and similar matters. This warrant expires on July 1, 2016. In May 1997, the Company issued a warrant to PTCL. The warrant entitles the Purchaser, as the current trustee of Westfield America Trust, to purchase at any time, and from time to time, in whole or in part, 2,089,552 shares of Common Stock at an exercise price of $15.00 per share in cash, adjusted for stock splits, capital reconstructions and similar matters. This warrant expires on May 21, 2017. In June 2000, the Company issued a warrant to the Purchaser entitling it to purchase at any time, and from time to time, in whole or in part, 2,840,000 shares of Common Stock at an exercise price of $19.42 per share in cash, adjusted for stock splits, capital reconstructions and similar matters. This warrant expires on June 1, 2025. Each of these warrants will remain outstanding after the Merger.

Junior Preferred Shares

    After amendment of the Series D-1 Certificate of Designation and Series E Certificate of Designation following the Merger, there will be 616,667 Junior Preferred Shares outstanding (138,889 Series D-1 Preferred Shares and 477,778 Series E Preferred Shares). Unlike the current preferred shares of the Company, the Junior Preferred Shares will not have a preference with respect to dividends. Each Junior Preferred Share will be entitled to dividends equivalent to the amount declared with respect to ten shares of Common Stock of the Company, as the surviving corporation. The Junior Preferred Shares will not have a liquidation preference. Upon liquidation, dissolution or winding up of the Company, as the surviving corporation, each Junior Preferred Share will be entitled to receive that portion of the assets of the Company, as the surviving corporation, distributable to ten shares of Common Stock, legally available for distribution, after payment of all debts, other liabilities and any liquidation preferences of outstanding preferred stock. Each Junior Preferred Share will be entitled to ten votes and will vote with the Common Stock on all matters requiring the vote of the Common Stock and as otherwise required by law. The Junior Preferred Shares will not be redeemable by the Company, as the surviving corporation.

Preferred Shares of Westfield Holdings Limited

    WAIPL, a subsidiary of Westfield Holdings, currently owns 277,778 Series D Preferred Shares of the Company. Pursuant to an agreement between the Purchaser and Westfield Holdings, the Purchaser and Westfield Holdings agreed to amend the terms of the Series D Preferred Shares after consummation of the Merger to be substantially the same as those of the Series G Preferred Shares. See "—Series C Preferred Shares of SCPG" and "—Cooperation Agreement" below.

Series C Preferred Shares of SCPG

    On February 14, 2001, the Purchaser and SCPG entered into an agreement (the "Transaction Agreement") pursuant to which the Purchaser agreed, after successful completion of the Merger, to cause the Company, as the surviving corporation, to enter into an exchange agreement with SCPG (the "Exchange Agreement"). Pursuant to the Exchange Agreement, SCPG will exchange its Series C Preferred Shares for Series G Preferred Shares of the Company and, subject to the members of Westfield America Trust approving the issue of options for units in Westfield America Trust, accept the transfer of a special options deed for units in Westfield America Trust from the Company.

    On June 29, 2001, the members of Westfield America Trust approved the issuance of such special option deed for units in Westfield America Trust.

    SCPG holds an aggregate of 694,445 Series C Preferred Shares. The Series C Preferred Shares have substantially the same dividend, liquidation, redemption and conversion rights as the Series D Preferred Shares described above, except that the holders of the Series C Preferred Shares are entitled to elect two directors if the Company fails to pay dividends on the Series C Preferred Shares for two consecutive quarters, and are entitled to elect one director if the Company fails to pay dividends on the Company's Common Stock of at least $0.32 per share for two consecutive quarters. In addition, the Series C Preferred Shares are entitled to registration rights.

    The Series G Preferred Shares will have substantially the same rights as the Series C Preferred Shares. However, the Series G Preferred Shares will pay an annual dividend equal to the greater of 9.3% of the liquidation value of the preferred shares, increasing at 1.5% per annum in 2002 and at 3% per annum thereafter (as compared to the current fixed dividend rate of 8.5% per annum on the Series C Preferred Shares), or the U.S. dollar equivalent of the distribution on the number of Westfield America Trust ordinary units into which the Series G Preferred Shares are then exchangeable. Upon issuance, each Series G Preferred Share will be convertible into 10 shares of Series A common stock (the "Series A Common Shares"), of the Company, as the surviving corporation. Subject to certain conditions, holders can require the Company to redeem the Series G Preferred Shares on August 31, 2002 and the last business day of May of 2004 and each year thereafter. The Series G Preferred Shares will be entitled to a one-tenth of a vote per Series G Preferred Share on all matters submitted to a vote of the holders of the Common Stock and Series A Common Shares of the Company, as the surviving corporation.

    If the Series G Preferred Shares are converted into Series A Common Shares, the holders of Series A Common Shares will be entitled to the same rights as the holders of the Common Stock of the Company, as the surviving corporation, except for dividend and voting rights. The Series A Common Shares will pay a dividend equal to the U.S. dollar equivalent of the distribution on the number of Westfield America Trust ordinary units into which such Series A Common Shares are then exchangeable. The holders of the Series A Common Shares will also be entitled to 1.10 votes per share on all matters submitted to a vote of the holders of the Common Stock.

    Under the special options deed of Westfield America Trust, the Series G Preferred Shares and the Series A Common Shares will be exchangeable for units in Westfield America Trust based on a fixed exchange ratio.

    The Transaction Agreement also provides that, as long as SCPG continues to hold, or has the right to obtain upon conversion of the Series G Preferred Shares, at least 33% of the number of shares of Common Stock of the Company, as the surviving corporation, into which such Series G Preferred Shares are convertible on the date of the closing under the Exchange Agreement, SCPG has the right to participate in future offerings of units in Westfield America Trust. SCPG has a similar right under the Exchange Agreement with respect to future equity offerings of the Company, as the surviving corporation. In addition, in the event that certain conditions specified in the Transaction Agreement are not satisfied, which would also allow either the Purchaser or SCPG to terminate the Transaction Agreement, the Purchaser must offer to purchase the Series C Preferred Shares currently owned by SCPG for 100% of the aggregate liquidation value of such preferred stock, or 105% if such conditions were not satisfied as a result of a willful violation by the Purchaser.

    Under the Transaction Agreement, the Purchaser has agreed to cause the Company, as the surviving corporation, to amend, upon closing of the Merger, the terms of the Series A Preferred Shares and Series B Preferred Shares of the Company to provide that such preferred shares would be convertible into capital stock with terms substantially the same as those of the Common Stock of the Company, as the surviving corporation, and to convert such preferred shares upon the request of SCPG in accordance with the terms of the Transaction Agreement. The Purchaser has also agreed to subordinate such preferred shares to the Series G Preferred Shares. With respect to the Purchaser's other preferred shares in the Company, the Purchaser agreed, upon closing of the Merger, to convert the Series D Preferred Shares into Common Stock and amend the terms of Series D-1 Preferred Shares and Series E Preferred Shares to be substantially the same as Common Stock of the Company, as the surviving corporation.

    The Purchaser has agreed to reimburse SCPG for its reasonable internal and external costs and expenses incurred in connection with the Transaction Agreement and the Exchange Agreement as well as indemnify SCPG for any losses arising out of the Offer and the Merger.

    Under the Exchange Agreement, assuming the Merger has become effective, on August 31, 2002, SCPG has the right to require the Company, as the surviving corporation, to redeem a number of Series G Preferred Shares or Series A Common Shares, or a combination thereof, for cash up to $25,010,000 (the "Cash-Out Right"). Beginning in 2004 and each year thereafter, SCPG has the right to require the Company, as the surviving corporation, to redeem up to $25,010,000 of Series G Preferred Shares or Series A Common Shares, or a combination thereof, less in 2004 the amount with respect to which a Cash-Out Right had been exercised (each, a "Put Right"), but no more than an aggregate of $125,000,100 for all years, including any amount paid pursuant to the Cash-Out Right. With respect to SCPG's Put Rights, the Company, as the surviving corporation, can redeem such shares for cash or units in Westfield America Trust, the sale of which must raise net proceeds of at least $25,010,000.

    Upon the closing of the Exchange Agreement, SCPG's purchase agreements and registration rights agreement relating to the Series C Preferred Shares will be terminated.

    Concurrent with the execution of the Transaction Agreement, SCPG agreed to waive certain of its rights in connection with the Offer and the Merger (the "Waiver"), including its right to convert the Series C Preferred Shares into shares of Common Stock of the Company during the pendency of the Offer and the Merger. SCPG has also agreed not to undertake any sales of the Series C Preferred Shares covered by an effective registration statement of the Company.

Side Letter Agreement

    To comply with certain covenants of the Purchaser in the Transaction Agreement, the Purchaser and Westfield Holdings entered into a side letter agreement under which Westfield Holdings agreed, upon the closing of the Merger, to undertake all actions necessary to maintain either (i) an independent board of directors of the Purchaser or (ii) an independent compliance committee of Westfield America Trust and an independent board of directors of the Company, as the surviving corporation. Westfield Holdings also consented, upon closing of the Merger, to the appointment of directors by SCPG to the Purchaser Board in certain specified circumstances under the Transaction Agreement and agreed not to take any action to remove such appointed directors.

Tax Indemnity Agreement

    The Purchaser and SCPG also entered into a tax indemnity and contest agreement (the "Tax Indemnity Agreement") to cover certain U.S. or non-U.S. tax liabilities that SCPG would not have incurred but for the transactions under the Transaction Agreement or the Exchange Agreement or SCPG's ownership or transfer of the Series G Preferred Shares or the Westfield America Trust units for which such shares are exchangeable, including:

  (1)
  the exchange of SCPG's Series C Preferred Shares for Series G Preferred Shares and the acceptance of the transfer of the special options deed for units in Westfield America Trust from the Company;

  (2)
  any conversion of the Series G Preferred Shares into Series A Common Shares of the Company, as the surviving corporation;

  (3)
  any sale of Westfield America Trust units immediately after an exchange of Series G Preferred Shares or Series A Common Shares for such units; and

  (4)
  certain exchanges of Series G Preferred Shares or Series A Common Shares for Westfield America Trust units and holding such units due to "business exigencies."

    SCPG would also be indemnified for certain tax liabilities attributable to units received in connection with its Put Rights under the Exchange Agreement.

Cooperation Agreement

    On February 14, 2001, the Purchaser and Westfield Holdings entered into the Cooperation Agreement to facilitate the consummation of the Offer and the Merger. Under the Cooperation Agreement, Westfield Holdings agreed to prevent its subsidiaries from tendering their Shares in the Offer. Westfield Holdings also agreed to cause its subsidiaries to vote in favor of the Merger and to vote any units held by them in Westfield America Trust in favor of various proposals to be made to the members of Westfield America Trust relating to the Offer. Following the Merger, the Purchaser agreed to cause the Company, as the surviving corporation, to amend the terms of the Series A Preferred Shares and Series B Preferred Shares to provide that such preferred shares would be convertible into capital stock with substantially the same terms as Common Stock of the Company, as the surviving corporation, and to subordinate such preferred shares to the Series D Preferred Shares owned by WAIPL. With respect to the Purchaser's other preferred shares in the Company, the Purchaser agreed to convert the Series D Preferred Shares it owns into common stock of the Company, as the surviving corporation, and amend the terms of the Series D-1 Preferred Shares and Series E Preferred Shares to be substantially the same as those of the Common Stock of the Company, as the surviving corporation, as soon as practicable following the Merger. Subject to the approval of the members of Westfield Holdings, the terms of the Series D Preferred Shares would be amended to be substantially the same as those of the Series G Preferred Shares. Similarly, with respect to its Series D Preferred Shares, WAIPL will be entitled to redemption rights with the same terms as the Cash-Out Right and Put Rights under the Exchange Agreement, except that the maximum aggregate amount that may be redeemed will be $50,000,040 and no more than $10,004,000 in any year. The Purchaser agreed to issue a special option deed to the Company that would be transferred to WAIPL, which would allow WAIPL to exchange the Series D Preferred Shares for Westfield America Trust units based on a fixed exchange ratio, and a special option deed to both WAIPL and WCI, which would allow WAIPL and WCI to exchange shares of Common Stock of the Company, as the surviving corporation, for Westfield America Trust units based on a fixed exchange ratio. The Purchaser also agreed to indemnify WAIPL and WCI for any losses or liabilities (including certain tax liabilities) arising out of the Offer and the Merger. Each of the transactions involving the Purchaser's preferred shares in the Company is subject to the approval of the members of Westfield America Trust.

    In addition, Westfield Holdings agreed to terminate its registration rights agreement with the Company. The Purchaser and Westfield Holdings also agreed to amend, upon closing of the Merger, the noncompetition provisions contained in the Investors Agreement, dated May 21, 1997, among the Purchaser, Westfield Holdings, the Company, WAIPL, WCI and PTCL, which, after such amendment, would require Westfield Holdings to offer any investment or business opportunity to the Company, as the surviving corporation, before pursuing such opportunity. Subject to certain exceptions, Westfield Holdings would also be prohibited from acquiring any regional shopping center which directly competes with any regional shopping center then owned by the Company. The amendment to the Investor's Agreement is subject to the approval of members of Westfield America Trust.

    On June 29, 2001, the members of Westfield America Trust approved the proposed amendments to the terms of the Purchaser's preferred shares in the Company and to the Investors Agreement. The members of Westfield Holdings approved the proposed amendments to the terms of the Series D Preferred Shares.

J.P. Morgan Put Option Agreement

    On June 23, 1999, the Company, VFUT, and WEA Valley Fair UTC LLC, a Delaware limited liability company, entered into a put option agreement (the "Put Option Agreement"), pursuant to which VFUT has the right to exchange its interest in Valley Fair UTC LLC, or either University Towne Center LLC, a Delaware limited liability company, or VF Mall LLC, a Delaware limited liability company, in each case, for shares of Common Stock of the Company. The Company and VFUT also entered into a registration rights agreement, dated June 23, 1999 (the "Registration Rights Agreement"), with respect to the shares of Common Stock issuable upon exercise of the put option.

    Pursuant to a letter agreement between the Purchaser and VFUT, dated February 14, 2001, as amended on May 22, 2001 (the "Valley Fair Letter Agreement"), VFUT agreed, and the Purchaser agreed to cause the Company, as the surviving corporation, to, as soon as practicable following the consummation of the Merger, amend the Put Option Agreement so as to delete references to the Common Stock price, providing instead for VFUT to receive that number of shares of Common Stock which is attributable the same amount of funds from operations as is attributable to the interest to be put.

    The Purchaser has also agreed to issue an exchange right (the "Exchange Right") to VFUT that would allow VFUT to exchange the Put Option Shares for cash or ordinary units in Westfield America Trust (at the Purchaser's election), calculated by multiplying the Mall REIT Industry FFO Multiple (as defined in the Valley Fair Letter Agreement) for the most recent four calendar quarters by the Company's funds from operations per share of Common Stock for the same period. The Purchaser would be obligated to deliver cash instead of ordinary units of Westfield America Trust in some situations. The Purchaser has agreed to provide VFUT with certain tax indemnifications.

    VFUT has also agreed to grant the Purchaser a right of first refusal with respect to any potential sale of the Put Option Shares, and the Purchaser shall have a call right to purchase the Put Option Shares any time after the first anniversary of the issuance of such shares, in each case, for cash or ordinary units of Westfield America Trust (at the Purchaser's election).

    The parties have also agreed, upon closing of the Merger, to terminate the Registration Rights Agreement.

    The Purchaser's and VFUT's obligations to undertake the above transactions are subject to documentation reasonably satisfactory to the Purchaser and VFUT, consummation of the Merger, and approval of the members of Westfield America Trust, if necessary, to the issuance of the Exchange Right to VFUT and the execution of the right of first refusal and call right, as applicable, and the issuance of WAT ordinary units under the Exchange Right, right of first refusal and call right, as applicable.

    The Purchaser has agreed to reimburse VFUT for its reasonable fees and expenses in connection with the negotiation of the documents.

J.P. Morgan—Joint Venture

    On May 22, 2001 the Company entered into a joint venture agreement with a commingled pension trust fund, which is advised by J.P. Morgan Investment Management Inc., through its ownership of Montgomery Mall Member LLC ("MMM"), pursuant to which affiliates of the Company on the one hand, and MMM on the other hand, would become equal partners in Montgomery Mall of Maryland LLC ("Montgomery"), the indirect owner of Montgomery Mall in Bethesda, Maryland, and an indirect subsidiary of the Company. On May 22, 2001, the Company and MMM entered into a letter agreement (the "Montgomery Letter Agreement") pursuant to which the parties have agreed to enter into agreements, on terms substantially similar to those entered into with VFUT, granting MMM the right to put its membership interests in Montgomery to the Company in exchange for shares of Common Stock of the Company, as the surviving corporation, which will be exchangeable pursuant to an exchange right for cash or ordinary units of Westfield America Trust (at the Purchaser's election). The parties have also agreed to execute a right of first refusal and a call right containing similar terms as those entered into with VFUT. In addition, the Purchaser has agreed to provide MMM with certain tax indemnifications.

Stock Subscription Agreement

    On May 29, 1998, the Company entered into the Stock Subscription Agreement with PTCL and the Purchaser. Under the Stock Subscription Agreement, the Purchaser, as the current trustee of Westfield America Trust, is obligated to purchase A$465 million (or approximately US$257,982,000 as of December 31, 2000) of shares of Common Stock in equal amounts in June 2001, 2002 and 2003. The issue price for the Common Stock to be acquired by the Purchaser is based on the market price of the Common Stock as traded on the NYSE. Because the Common Stock will no longer be traded on the NYSE, the Purchaser and the Company intend, as soon as practicable following the consummation of the Merger and the Purchaser obtaining the approval of the members of Westfield America Trust, to amend the Stock Subscription Agreement to change the method of calculating the issue price for the Common Stock to be acquired by the Purchaser so that the issue price of the Common Stock will be based on the price at which ordinary units in Westfield America Trust are traded on the Australian Stock Exchange and in accordance with a methodology to ensure that relativity is maintained between the number of units on issue (or taken to be on issue) in Westfield America Trust and the number of shares of Common Stock of the Company held (or taken to be held) by Westfield America Trust.

    On June 29, 2001, the members of Westfield America Trust approved the proposed amendments to the Stock Subscription Agreement (the "Stock Subscription Amendment").

    On June 29, 2001, the Company issued 5,266,159 shares of Common Stock to the Purchaser for cash consideration of approximately $80,708,500 pursuant to the Stock Subscription Agreement.

    The Company repaid in June 2001 A$155 million in capital notes issued by the Company in Australia with the funds raised through the issuance of Common Stock under the Stock Subscription Agreement. The Stock Subscription Agreement was approved by the shareholders at the Company's annual meeting in 1999.

    The above descriptions of the Transaction Agreement, the Exchange Agreement, the Waiver, the Side Letter Agreement, the Tax Indemnity Agreement, the Cooperation Agreement, the Valley Fair Letter Agreement, the Montgomery Letter Agreement and the Stock Subscription Amendment are only summaries of such agreements. You should refer to the agreements themselves, copies of which are available as exhibits to the Company's Schedule 13E-3 filed with the Commission on June 13, 2001 or Amendment No. 1 to the Schedule 13E-3 filed on August 27, 2001, for information that may be important to you.

Partnership Interests or Investor Unit Rights in Westfield America Limited Partnership and Partnership Interests in Westfield Independence Mall Limited Partnerships

    Under the partnership agreement for the Operating Partnership, holders of partnership interests or investor unit rights currently have the right to require the Operating Partnership to redeem all or a portion of their partnership interests or investor unit rights for cash based on the then current market price of the Common Stock. At the option of the Company, such partnership interests or investor unit rights may be purchased for shares of Common Stock. Similarly, the holders of partnership interests in Westfield Independence Mall Limited Partnership and Westfield Independence Mall Limited Partnership No. 2 (together the "Independence Mall Partnerships") have the right to require the partnerships to redeem their partnership interests for cash based on the then current market price of the Common Stock. At the option of the Independence Mall Partnerships' general partner, such interests may be purchased for shares of Common Stock. In addition, the holders of partnership interests in the Independence Mall Partnerships have the right to exchange their partnerships interests for interests in the Operating Partnership, in which case such holders would have redemption rights under the partnership agreement of the Operating Partnership. As a result of the Merger, there will no longer be any publicly traded Common Stock. Accordingly, the Purchaser, effective following the Merger, intends to consider proposals to restructure the redemption rights under such partnership agreements so as to preserve the economic rights of the holders of partnership interests or investor unit rights. The merger agreement provides that for a period of one year following the Merger, the redemption of partnership interests of the Operating Partnership for cash will be based upon a value of the shares of Common Stock that is no less than the cash consideration per Share paid in the Offer and the Merger. See "THE MERGER AGREEMENT—Partnership Redemptions."

Advisory, Management and Development Agreements

    The Company has entered into certain advisory, management and development agreements with the Purchaser and its affiliates. Each of the agreements may be terminated annually if the Purchaser owns at least 10% of the outstanding capital stock of the Company and, subject to certain conditions, at least 75% of the independent directors of the Company agree to terminate such agreement. After the Merger and subject to the Purchaser obtaining the approval of Westfield America Trust's members, the Company and the Purchaser intend to amend such agreements to provide that, if the Company has no independent directors, the termination of such agreements will be approved by 75% of the external directors of the Purchaser. For a summary of the terms of the advisory, management and development agreements, see "RELATED PARTY TRANSACTIONS."

    On June 29, 2001, the members of Westfield America Trust approved the proposed amendments to the advisory, management and development agreements.

Investment in Rodamco North America by Westfield Holdings

    On August 27, 2001, Westfield Holdings announced that it entered into an agreement to purchase 10,292,862 shares, representing a 23.9% interest, in Rodamco North America ("RNA") from Stichting Pensioenfonds ABP, a large Dutch pension fund ("ABP"), for E536.6 million (or approximately $490.5 million at an exchange rate of $0.9141/Euro). RNA is a Netherlands-based company and is listed on Euronext (Amsterdam). RNA has a portfolio of 41 shopping centers in the United States, consisting of 36 regional shopping centers and five community centers.

    Westfield Holdings sought a waiver from the Company of the noncompetition provision contained in the Investors Agreement prior to purchasing the RNA shares. After being presented the opportunity to pursue the investment in RNA, the Board of the Company unanimously decided, based on the unanimous recommendation of the Special Committee, to waive the restriction. The Board decided not to pursue the investment based on, among other things, the Company's inability to obtain the financing necessary to consummate the transaction, the federal income tax issues associated with the Company making the investment, and the potential impact of the investment on the Company's ability to maintain its REIT status.

    The purchase agreement provides that resolutions appointing representatives of Westfield Holdings to the supervisory and management boards of RNA would be submitted for the approval of the RNA shareholders. If the RNA shareholders approve the appointment of the Westfield Holdings representatives, Westfield Holdings' long-term objective is to seek a combination of RNA's U.S. operations with the Company's operations. The combination would be subject to regulatory and statutory requirements in addition to reviews of the combination confirming that it is beneficial to both RNA shareholders and members of Westfield America Trust. As a result, there is no assurance that Westfield Holdings' long-term objective will be achieved.

Company's Future Dividend Policy with Respect to the Shares After the Merger

    It is the Company's present intention to review its quarterly cash dividend payment policy with respect to the Shares after the consummation of the Merger. Payment of future cash dividends, if any, will be at the discretion of the Board, which may increase the Company's dividend payments up to an annual amount equal to net income per Share. Net income may be calculated based on Australian generally accepted accounting principles.

Interests of Certain Persons in the Merger

    Management.  The merger agreement provides that immediately after the effective time of the Merger, the directors of the surviving corporation will be Richard E. Green, Peter S. Lowy and Mark A. Stefanek. The officers of the Company at the effective time of the Merger will be the initial officers of the surviving corporation.

    Indemnification.  Under the merger agreement, the directors and officers of the Company are entitled to certain rights of indemnification and to be insured by the Company, as the surviving corporation, or the Purchaser with respect to certain matters from and after the completion of the Merger. See "THE MERGER AGREEMENT—Indemnification."

    Interlocking Directors and Officers.  In considering the recommendation of the Board and the Special Committee with respect to the Offer and the Merger, shareholders should be aware that certain officers and directors of the Purchaser and the Company have interests in the Offer and the Merger which may present them with certain potential conflicts of interest. In particular, of the nine directors of the Company, three currently are also directors or executive officers of the Purchaser. However, the Special Committee was comprised of three independent outside directors of the Company.

    In addition, none of the members of the Special Committee owns, directly or indirectly, any ordinary units in Westfield America Trust, except Roy L. Furman who beneficially owns 250,000 units in Westfield America Trust.

    Ownership Interest of Purchaser.  Shareholders also should be aware that, as a result of the Purchaser's and the Westfield Affiliates' collective ownership of approximately 96.4% of the issued and outstanding Shares and their nominees who serve on the Company's Board, the Purchaser and the Westfield Affiliates together control the Company.

    Cordera and PM Capital.  Cordera Holdings Pty. Limited ("Cordera"), an Australian corporation that owns 18.07% of Westfield Holdings, and PM Capital Pty. Limited, in its capacity as the responsible entity and trustee of P.M. CAPITAL Absolute Performance Fund ("PM Capital"), tendered all of their Shares pursuant to the Offer. P.M. CAPITAL Absolute Performance Fund is an Australian investment fund, of which 41.7% is indirectly owned by certain directors of the Purchaser. Cordera and PM Capital collectively owned 667,657 Shares of the Company.

    World Trade Center Proposal.  The Company submitted a bid to lease the retail component of the World Trade Center with Silverstein Properties, which is interested in the leasing office component of the project (the "WTC Transaction"). Mr. Larry A. Silverstein, a member of the Company's Board, is President of Silverstein Properties. The bid was for a 99 year net lease and included an up-front payment with an annual base minimum rent and participation over the lease term. On March 20, 2001, the Port Authority of New York and New Jersey opened negotiations with the Company and Silverstein Properties. On April 19, 2001, the Board approved the terms of the WTC Transaction. On April 26, 2001, the Port Authority of New York and New Jersey accepted the Company's and Silverstein Properties' bid. On July 24, 2001, the Company entered into an agreement to lease the retail component of the World Trade Center for a term of 99 years. Concurrently, Silverstein Properties entered into an agreement to lease portions of the World Trade Center office complex.

    Lowy Family Interest in Security Capital Group Incorporated.  On February 25, 2000, LFG Holdings Pty. Limited, an Australian corporation in which the interests associated with the Lowy Family own a 100% interest, purchased 52,431 shares of Security Capital Group Incorporated's Class A Common Stock and 1,964,286 shares of Security Capital Group Incorporated's Class B Common Stock in the open market. An indirect wholly-owned subsidiary of Security Capital Group Incorporated serves as the investment advisor to SCPG, the holder of the Series C Preferred Shares, and Security Capital Group Incorporated owns 9.2% of SCPG's common stock. The number of shares purchased by LFG Holdings Pty. Limited represents a 3.33% interest in Security Capital Group Incorporated's common stock. Mr. Frank P. Lowy is an advisory director of Security Capital Group Incorporated and as a result is invited to selected board meetings. See "—Series C Preferred Shares of SCPG" above.

    Financial and Legal Advisors.  Lehman has acted as a lender in connection with three refinancings of the Company's properties. Specifically, in December 2000, Lehman funded a $98.5 million fixed rate mortgage secured by the Company's center in Meriden, Connecticut; in October 2000, Lehman funded a $57.0 million floating rate mortgage secured by the Company's center in Vancouver, Washington; and, in May 2000, Lehman funded a $36.0 million fixed rate mortgage secured by the Company's center in Carlsbad, California. The Company paid Lehman approximately $214,000 as a debt placement fee for the Vancouver loan. Lehman did not receive any fees from the Company for the Meriden and Carlsbad loans. Prior to the engagement of Lehman by the Special Committee, Lehman had not provided any investment banking services to the Company, the Purchaser or the Lowy Family during the past two years. The Company paid Wolf Block approximately $15,500 for legal services during the past two years. In addition, Furman Selz, an investment banking firm co-founded by Roy L. Furman, a director of the Company, acted as an underwriter for the Company in connection with the Company's initial public offering in 1997. Furman Selz received customary underwriting fees for its services. Merrill Lynch has provided financial advisory services to the Company and the Purchaser in the past. The Purchaser has paid Merrill Lynch approximately $175,000 in fees during the past two years. Similarly, Skadden, Arps has provided legal services to the Company in the past, including the most recent six months.

    Fees and Other Rights of the Special Committee.  Each member of the Special Committee, other than the Chairman of the Special Committee, will be entitled to payment by the Company of a fee of $20,000. The Chairman of the Special Committee will be entitled to receive a $30,000 fee. Through the date of this proxy statement, the members of the Special Committee, in the aggregate, have become entitled to receive a total of $70,000 payable in cash. In addition, the Company has agreed to reimburse each member for all out-of-pocket expenses incurred in connection with his service on the Special Committee. In the event that additional services of the members are required, the Company has agreed to consider paying the members additional fees as compensation for such additional services. Payment of such fees and expenses is in no way contingent on the recommendation made by the Special Committee or the consummation of the Offer or the Merger. In addition, as a director of the Company, each member of the Special Committee is entitled to annual compensation of $20,000 in cash and $20,000 in Common Stock of the Company. No member of the Special Committee has received any consulting fees from the Purchaser or Westfield Holdings.

    Each member of the Board (including each member of the Special Committee) is entitled to certain rights of indemnification and to be insured by the Company with respect to certain matters in connection with the Offer, the Merger and any related transactions.

    The Special Committee and the Board were aware of these actual and potential conflicts of interest and considered them along with the other matters described under "SPECIAL FACTORS—Recommendation of the Special Committee and the Board; Fairness of the Offer and the Merger."

Litigation Relating to the Offer and the Merger

    As a result of the Offer, the Company, its directors, Westfield Holdings Limited and Westfield America Trust have been named as defendants in substantially similar class action lawsuits filed during February and March 2001. Three actions have been brought in the Superior Court of the State of California, County of Los Angeles (Teitelbaum v. Westfield America Trust, et. al., Kaufman v. Westfield America Trust, et. al. and Bowlinder v. Westfield America Trust, et. al.). Two actions have been brought in the United States District Court for the Central District of California (Teitelbaum v. Westfield America Trust, et. al and Kaufman v. Westfield America Trust, et. al.). Three actions have been brought in the United States District Court for the Western District of Missouri (Rosenberg v. Westfield America Trust, et. al., Osher v. Westfield America Trust, et. al. and Washington Savings Bank v. Westfield America Trust, et. al.). The plaintiffs purport to represent a class of the minority shareholders whose stock in the Company will be purchased for $16.25 in cash per share in connection with the proposed acquisition by Westfield America Trust of the Shares not held by Westfield America Trust and Westfield Holdings Limited. While the allegations contained in each complaint are not identical, the complaints generally assert that the $16.25 per Share price to be paid to the minority shareholders is inadequate and does not reflect the value of the assets and future prospects of the Company. The complaints also generally allege that the director defendants engaged in self-dealing without regard to conflicts of interest and that they breached their fiduciary duties in approving the merger agreement. The complaints seek remedies including unspecified monetary damages, attorneys' fees and injunctive relief that would, if granted, prevent the completion of the Merger. The plaintiffs in the Western District of Missouri filed an Amended Complaint on March 19, 2001 titled David Rosenberg v. Westfield America, Inc. et. al., Civil Action No. 01-0165-CV-W-3 (W.D. Mo.) in which they reallege claims substantially similar to those set forth in the complaints previously filed and add claims for: (i) violation of Section 14(e) of the Exchange Act and Rule 14e-3(a) promulgated thereunder; and (ii) a declaration as to the applicability of Missouri's Business Combination Statute to the transaction. The Company has moved to dismiss the actions filed in the Missouri federal court (which it plans to amend to take into account the new matters alleged in the amended complaint) and plans to file a similar motion either in the California State or federal actions. The Company moved to transfer the actions filed in the Missouri federal court to the Central District of California. The Company's transfer motion was granted on April 27, 2001, though effectiveness of the transfer was stayed until May 21, 2001. The plaintiffs in the Central District of California filed an Amended Complaint on April 26, 2001 titled Adrienne Kaufman, et al. V. Westfield America, Inc. et. al. Case No. 01-cv-1962 MMM (Ctx) in which they reallege claims substantially similar to those set forth in the complaints previously filed and add a claim for violation of Section 14(e) of the Exchange Act and Rule 14e-3(a) promulgated thereunder.

    In May 2001, the Company, the Purchaser and the counsel for the plaintiffs entered into a memorandum of understanding providing for a settlement of all the actions, which if approved by the court, will result in the class actions being dismissed with prejudice. The memorandum of understanding does not provide for the payment of damages by the Company in connection with resolution of the lawsuits. The Company believes that neither the settlement nor the litigation will have a material effect on its business. The settlement agreement will be submitted to the District Court for approval.

REGULATORY APPROVALS

    Neither the Company nor the Purchaser is aware of any licenses or regulatory permits that would be material to the business of the Company and its subsidiaries, taken as a whole, and that might be adversely affected by the completion of the Merger, or any filings, approvals or other actions by or with any domestic, foreign or supranational governmental authority or administrative or regulatory agency that would be required prior to the completion of the Merger. Should any such approval or other action be required, there can be no assurance that any such additional approval or action, if needed, would be obtained without substantial conditions or that adverse consequences might not result to the Company's business, or that certain parts of the Company's or the Purchaser's business might not have to be disposed of or held separate or other substantial conditions complied with in order to obtain such approval or action or in the event that such approvals were not obtained or such actions were not taken. The obligations of the Purchaser, the Company and Mall Acquisition Corp. to complete the Merger are subject to certain conditions, including conditions with respect to governmental actions, including the filing of the articles of merger with the Secretary of State of Missouri and a certificate of merger with the Secretary of State of Delaware.

State Takeover Laws

    The Company is incorporated under the laws of the State of Missouri. In general, Section 351.459 of Missouri Law prevents an "interested shareholder" (generally a person who owns or has the right to acquire 20% or more of a corporation's outstanding voting stock, or an affiliate or associate thereof) from engaging in a "business combination" (defined to include mergers and certain other transactions) with a Missouri resident domestic corporation for a period of five years following the date such person became an interested shareholder unless, among other things, prior to such date the board of directors of the corporation approved either the business combination or the transaction in which the interested shareholder became an interested shareholder. However, the Company was not a resident domestic corporation at the time the Purchaser and the Westfield Affiliates acquired their respective Shares. Accordingly, Section 351.459, including its five year preclusion of a transaction, is inapplicable to the Merger. The Company's articles of incorporation also contain provisions similar to Section 351.459. Such provisions do not apply, however, to an interested shareholder as of April 15, 1997. The Purchaser was an interested shareholder as of April 15, 1997.

    A number of states have adopted laws and regulations applicable to attempts to acquire securities of corporations which are incorporated, or have substantial assets, shareholders, principal executive offices or principal places of business, or whose business operations otherwise have substantial economic effects, in such states. In Edgar v. MITE Corp., the Supreme Court of the United States invalidated on constitutional grounds the Illinois Business Takeover Statute, which, as a matter of state securities law, made takeovers of corporations meeting certain requirements more difficult. However, in 1987 in CTS Corp. v. Dynamics Corp. of America, the Supreme Court held that the State of Indiana may, as a matter of corporate law and, in particular, with respect to those aspects of corporate law concerning corporate governance, constitutionally disqualify a potential acquiror from voting on the affairs of a target corporation without the prior approval of the remaining shareholders. The state law before the Supreme Court was by its terms applicable only to corporations that had a substantial number of shareholders in the state and were incorporated there.

    The Company, directly or through its subsidiaries, conducts business in a number of states throughout the United States, some of which have enacted takeover laws. The Purchaser does not know whether any of these takeover laws will, by their terms, apply to the Merger and has not complied with any such laws. Should any person seek to apply any state takeover law, the Purchaser shall take such action as then appears desirable, which may include challenging the validity or applicability of any such statute in appropriate court proceedings. In the event it is asserted that one or more state takeover laws is applicable to the Merger, and an appropriate court does not determine that it is inapplicable or invalid as applied to the Merger, the Purchaser might be required to file certain information with, or receive approvals from, the relevant state authorities. In addition, if enjoined, the Purchaser might be delayed in continuing or consummating the Merger.

Antitrust

    Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations that have been promulgated thereunder by the Federal Trade Commission (the "FTC"), certain acquisition transactions may not be consummated until certain information and documentary material has been furnished for review by the Antitrust Division of the Department of Justice and the FTC and certain waiting period requirements have been satisfied. The purchase of Shares pursuant to the Offer and Merger is not subject to such requirements because the Purchaser owned in excess of 50% of the Company's issued and outstanding Common Stock prior to the Offer.

MATERIAL U.S. FEDERAL TAX CONSEQUENCES OF THE MERGER

U.S. Federal Income Tax

    The following is a summary of certain United States federal income tax consequences of the Merger. This discussion is for general information only and does not address all aspects of United States federal income taxation that may be relevant to shareholders in light of their specific investment or tax circumstances. The discussion is based on current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations issued thereunder, and administrative and judicial interpretations thereof, all of which are subject to change, possibly with retroactive effect. The discussion applies only to shareholders in whose hands the Shares are capital assets—generally, property held for investment—and may not apply to shareholders who received their Shares pursuant to the exercise of employee stock options or otherwise as compensation, or to certain types of shareholders (including, but not limited to, insurance companies, tax-exempt organizations, financial institutions or broker-dealers) who may be subject to special rules under the United States federal income tax laws. This discussion does not discuss the United States federal income tax consequences to a shareholder who, for United States federal income tax purposes, is a nonresident alien individual, a foreign corporation, a foreign partnership or a foreign estate or trust, nor does it consider the effect of any state, local or foreign income or other tax laws. Shareholders should consult their tax advisor regarding the federal, state, local and foreign tax consequences of the Merger in light of their specific tax situation.

    The receipt of cash for Shares pursuant to the Merger (or in respect of an exercise of appraisal rights) will be a taxable transaction for United States federal income tax purposes. In general, a shareholder will recognize gain or loss equal to the difference between (i) the amount of cash received and (ii) the shareholder's adjusted tax basis in the Shares sold pursuant to such transaction. Such gain or loss will be long-term capital gain or loss if the holding period for the Shares exceeds one year at the time of such transaction. Long-term capital gains derived by individuals are eligible for reduced rates of taxation (generally, 20% under current law). The deductibility of capital losses is restricted and, in general, may only be used to reduce capital gains to the extent thereof. However, taxpayers who are individuals may generally deduct annually $3,000 of capital losses in excess of their capital gains.

THE MERGER AGREEMENT

    The following is a summary of the material provisions of the merger agreement. However, because the merger agreement is the primary legal document that governs the Merger, we recommend that you read carefully the complete text of the merger agreement for precise legal terms and other information that may be important to you. The merger agreement is attached as Annex A to this proxy statement and is incorporated by reference in this document. Capitalized terms not otherwise defined in the following will have the meaning set forth in the merger agreement.

The Offer. Pursuant to the Merger Agreement, the Purchaser is obligated to commence the Offer as promptly as practicable after the date of the Merger Agreement. On the terms and subject to the prior satisfaction or waiver of the conditions of the Offer and the Merger Agreement, the Merger Agreement provides that the Purchaser will accept for payment and pay for all Shares validly tendered and not withdrawn pursuant to the Offer that the Purchaser becomes obligated to purchase pursuant to the Offer as soon as practicable after the expiration of the Offer. The obligations of the Purchaser to accept for payment, and pay for, any Shares tendered pursuant to the Offer are subject to the conditions specified in the Merger Agreement. In the Merger Agreement, the Purchaser expressly reserves the right to modify the terms of the Offer, except that, without the Special Committee's prior written consent, the Purchaser shall not (i) reduce the Offer Price per Share or change the form of consideration to be paid pursuant to the Offer, (ii) decrease the number of Shares sought or (iii) otherwise amend any other conditions of the Offer in any manner materially adverse to the holders of Shares or impose additional conditions to the Offer. The Offer expired, as scheduled, at 5:00 p.m., New York City time, on April 6, 2001. The Purchaser acquired 13,619,036 Shares tendered in the Offer. As a result of such purchase, the Purchaser and the Offer Affiliates collectively own 70,491,118 Shares (representing approximately 96.1% of the issued and outstanding Shares).

The Merger. The Merger Agreement provides that, on the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will be merged with and into the Company in accordance with the applicable provisions of the MGBCL and the DGCL. Following the Merger, the separate corporate existence of Merger Sub will cease and the Company will continue as the Surviving Corporation.

    At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any Shares:

  (1)
  all Shares of the Company that are owned by the Company or any subsidiary of the Company will be cancelled and retired and will cease to exist, and no consideration will be delivered or deliverable in exchange therefor;

  (2)
  each share of common stock owned by the Purchaser, Merger Sub or any Westfield Affiliate issued and outstanding immediately prior to the Effective Time of the Merger will be retained and remain outstanding as a share of common stock of the Company, as the Surviving Corporation;

  (3)
  each share of senior preferred stock, preferred stock and excess stock of the Company issued and outstanding immediately prior to the Effective Time of the Merger (other than any such shares cancelled pursuant to clause (1) above) will be retained and remain outstanding as a share of senior preferred stock, preferred stock or excess stock, as applicable, of the Company, as the Surviving Corporation;

  (4)
  each issued and outstanding share of common stock of the Company (other than (i) shares of common stock to be cancelled in accordance with clause (1) above, (ii) shares of common stock to be retained in accordance with clause (2) above, and (iii) shares of common stock that are outstanding immediately prior to the effective time of the Merger and that are held by shareholders who will have neither voted in favor of the Merger nor consented thereto in writing and who will have made a written objection to the Merger and demanded properly in writing appraisal for such Shares in accordance with Section 351.455 of the MGBCL) will be converted into the right to receive $16.25 in cash, without interest. All such shares of common stock, when so converted, will be cancelled and retired and will cease to exist, and each holder of a certificate representing any such shares of common stock will cease to have any rights with respect thereto, except the right to receive $16.25 upon the surrender of such certificate, without interest;

  (5)
  each issued and outstanding share of class A common stock, par value $.01 per share, of Merger Sub will be converted into and become one fully paid and nonassessable share of common stock, par value $.01 per share, of the Company, as the Surviving Corporation; and

  (6)
  each issued and outstanding share of class B common stock, par value $.01 per share, of Merger Sub will be converted into the right to receive $1.00 in cash, without interest. All such shares of class B common stock, when so converted, will automatically be cancelled and retired and will cease to exist, and each holder of a certificate representing any such shares of class B common stock will cease to have any rights with respect thereto, except the right to receive $1.00 in cash upon the surrender of the certificate, without interest.

Warrants. Pursuant to the Merger Agreement, all warrants issued and outstanding immediately prior to the Effective Time, will be retained and remain outstanding in accordance with their terms as warrants to purchase common stock of the Surviving Corporation.

Appraisal Rights. A shareholder who does not wish to receive the Merger Consideration and who complies with all of the requirements of Section 351.455 of the MGBCL may seek an appraisal of and be paid the "fair value" of his or her Shares as of the day before the date upon which the shareholders vote on the Merger. The requirements of Section 351.455 are described in the summary and the text of Section 351.455 is attached as Annex B to this proxy statement.

Representations and Warranties. The Merger Agreement contains various customary representations and warranties of the Company including, among others, representations as to due organization, existence, and good standing to do business, capital structure, corporate authority to execute the Merger Agreement, and the accuracy of information included in certain materials in connection with the Offer and the Merger.

    The Merger Agreement contains various customary representations and warranties of the Purchaser and Merger Sub, including, among others, representations as to due organization, existence, and good standing to do business, corporate authority to execute the Merger Agreement, and the accuracy of information included in certain materials in connection with the Offer and the Merger.

Interim Operations. The Merger Agreement provides that, except for matters expressly permitted by the Merger Agreement, from the date of the Merger Agreement to the Effective Time, the Company has agreed to, and has agreed to cause each of its subsidiaries to, conduct its business in the usual, regular and ordinary course consistent with past practice and take all such actions necessary to continue to qualify as a REIT within the meaning of the Code (including, without limitation, at the request of the Purchaser, by issuing shares of Common Stock in such number, to such persons and at such times as are reasonably requested by the Purchaser in order to facilitate continued compliance with the conditions set forth in Section 856(a)(5) of the Code), and use all reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and maintain its relationships and goodwill with customers, suppliers and others having business dealings with it. In addition, except for matters expressly contemplated by the Merger Agreement, from the date of the Merger Agreement to the Effective Time, the Company will not, and will not permit any of its subsidiaries, without prior written consent of the Purchaser, to:

  (1)
  amend its articles of incorporation, bylaws (or other similar governing instrument); or

  (2)
  authorize for issuance, issue, sell, deliver or agree to commit to issue, sell or deliver any stock of any class or any other securities convertible into or exchangeable for any stock or any equity equivalents; or

  (3)
  (A) split, combine or reclassify any of its capital stock, (B) except as expressly permitted by the Merger Agreement as described under "—Interim Dividend" below, and other than as necessary to maintain the Company's qualification as a REIT without the imposition of any excise taxes pursuant to Section 4981 of the Code, declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, (C) make any other actual, constructive or deemed distributions in respect of any shares of its capital stock or otherwise make any payments to stockholders in their capacity as such, or (D) redeem, repurchase or otherwise acquire any shares of capital stock of the Company or any of its subsidiaries; or

  (4)
  adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its subsidiaries; or

  (5)
  alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure of any subsidiary of the Company; or

  (6)
  (A) incur any indebtedness for borrowed money or issue or sell any debt securities, except for borrowings under existing lines of credit in the ordinary and usual course of business consistent with past practice and in amounts not material to the Company and its subsidiaries taken as a whole, (B) assume, guarantee, endorse or otherwise become liable or responsible for any indebtedness of another person, except for borrowings incurred in the ordinary course of business consistent with past practice, and in amounts not material to the Company and its subsidiaries, taken as a whole, and except for obligations of the wholly owned subsidiaries of the Company, (C) make any loans, advances or capital contributions to, or investments in, any other person, other than to wholly-owned subsidiaries of the Company, (D) pledge or otherwise encumber shares of capital stock of the Company or any of its subsidiaries, or (E) mortgage or pledge any of its material assets; or

  (7)
  enter into or adopt any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase agreement, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan, fund, award or other arrangement for the benefit or welfare of any director, officer or employee in any manner, or increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan and arrangement as in effect as of the date of the Merger Agreement (including, without limitation, the granting of stock appreciation rights or performance units); or

  (8)
  acquire, sell, lease or dispose of any assets outside the ordinary and usual course of business consistent with past practice or any assets which in the aggregate are material to the Company and its subsidiaries taken as a whole, enter into any commitment or transaction outside the ordinary and usual course of business consistent with past practice; or

  (9)
  except as required by change in law or in GAAP change any of the accounting practices used by the Company; or

  (10)
  revalue in any material respect any of its assets other than in the ordinary and usual course of business consistent with past practice or as required by GAAP; or

  (11)
  (A) acquire by merging or consolidating with, or by acquisition of equity interest or assets of, any corporation, partnership or other business organization or division thereof or any equity interest therein, (B) enter into any contract or agreement, other than in the ordinary course of business consistent with past practice or amend in any material respect any material contracts or agreements, (C) authorize any capital expenditure or expenditures which, individually, is in excess of $50.0 million or, in the aggregate, are in excess of $250.0 million, or (D) enter into or amend any contract, agreement, commitment or arrangement providing for the taking of any action that would be prohibited under the Merger Agreement; or

  (12)
  make or revoke any Tax election (other than an election to treat a corporation as a "taxable REIT subsidiary" within the meaning of Section 856(l) of the Code), settle or compromise any Tax liability, change (or make a request to any taxing authority to change) any aspect of its method of accounting for Tax purposes, or take any action or enter into any agreement which could reasonably be expected to result in the termination of the Company's status as a REIT; or

  (13)
  pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary and usual course of business consistent with past practice of liabilities reflected or reserved against in the consolidated financial statements of the Company and its subsidiaries or incurred in the ordinary and usual course of business consistent with past practice or waive the benefits of or agree to modify in any manner, any confidentiality, standstill or similar agreement to which the Company or any of its subsidiaries is a party; or

  (14)
  settle or compromise any pending or threatened suit, action or claim relating to the transaction contemplated in the Merger Agreement; or

  (15)
  enter into any agreement that limits or otherwise restricts the Company or any of its subsidiaries or could limit or restrict the Surviving Corporation and its affiliates (including the Purchaser) or successor thereto after the Effective Time from engaging or competing in any line of business or in any geographic area; or

  (16)
  take, propose to take, or agree in writing or otherwise to take, any of the foregoing actions or any action which would make any of the representations or warranties of the Company contained in the Merger Agreement (i) which are qualified as to materiality untrue or incorrect or (ii) which are not so qualified untrue or incorrect in any material respect.

Shareholder Meeting; Preparation of Proxy Statement. The Company has agreed in the Merger Agreement that, if the adoption of the Merger Agreement by the Company's shareholders is required by applicable law in order to consummate the Merger, the Company will (i) as promptly as practicable following the acceptance for payment and purchase of Shares by the Purchaser pursuant to the Offer, duly call a special meeting of its shareholders for the purpose of considering and taking action upon the approval of the Merger and the approval and adoption of the Merger Agreement and (ii) prepare and file with the Commission a preliminary proxy statement and after consultation with the Purchaser respond promptly to any comments of the Commission with respect thereto.

    Pursuant to the Merger Agreement, the Purchaser will vote, or cause to be voted, all of the Shares then owned by it and Merger Sub in favor of the approval and adoption of the Merger Agreement. The Company has also been advised that the Westfield Affiliates intend, subject to requirements of applicable Law, to vote all of the Shares owned by them in favor of the approval and adoption of the Merger Agreement.

Acquisition Proposals. Pursuant to the Merger Agreement, the Company agreed not to solicit, initiate or encourage, directly or indirectly, the submission of any Acquisition Proposal (as defined below) or participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate, any Acquisition Proposal or any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal. Notwithstanding the foregoing, prior to the acceptance for payment of Shares pursuant to the Offer, the Company may, to the extent required by the fiduciary obligations of the Company Board, as determined in good faith by a majority of the disinterested members thereof after consultation with outside counsel, in response to the Acquisition Proposal that was made by a person whom the Special Committee determines, in good faith after consultation with outside counsel and an independent financial advisor, to be reasonably capable of making a Superior Company Proposal (as defined below), that was not solicited by the Company and that did not otherwise result from a breach of its obligations pursuant to the Merger Agreement, (x) furnish information with respect to the Company to the person or group making such Acquisition Proposal and its representatives pursuant to a customary confidentiality agreement and (y) participate in discussions and negotiations with such person or group and its representatives to the extent required regarding such Acquisition Proposal. The Company agreed not to permit any of its subsidiaries nor will it authorize or permit any officer, director or employee of or any investment banker, attorney, accountant or other advisor of, the Company or any of its subsidiaries to take similar actions. The Merger Agreement further provides that neither the Board nor the Special Committee will withdraw or modify, or propose to withdraw or modify, in a manner adverse to the Purchaser, its approval or recommendation of the Merger Agreement, the Offer or the Merger, unless the Company Board or the Special Committee, after consultation with independent legal counsel, determines in good faith that such action is necessary for the Company Board or the Special Committee to comply with its fiduciary duties under applicable Law. "Acquisition Proposal" means an offer or proposal regarding any of the following (other than the transactions contemplated by the Merger Agreement) involving the Company or any of its subsidiaries: (i) any merger, consolidation, share exchange, recapitalization, business combination or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of all or a significant portion of the assets of the Company and its subsidiaries, taken as a whole, in a single transaction or series of related transactions; (iii) any tender offer or exchange offer for 10 percent or more of the outstanding shares of Common Stock or the filing of any document under the Securities Act of 1933, as amended, or the Exchange Act, in connection therewith; (iv) any other transaction the consummation of which could reasonably be expected to impede, interfere with, prevent or materially delay the transaction contemplated by the Merger Agreement; or (v) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing. "Superior Company Proposal" means any proposal made by a third party to acquire all or substantially all of the equity securities or assets of the Company, pursuant to a tender or exchange offer, a merger, a consolidation, a liquidation or dissolution, a recapitalization or a sale of all or substantially all of its assets, (i) on terms which a majority of the disinterested directors of the Company determines in its good faith judgment to represent superior value for the holders of Shares than the Offer and the Merger, taking into account all the terms and conditions of such proposal and this Agreement (including any proposal by the Purchaser to amend the terms of this Agreement, the Offer and the Merger) and (ii) that is reasonably capable of being completed, taking into account all financial, regulatory, legal and other aspects of such proposal.

Interim Dividend. Pursuant to the Merger Agreement, the Purchaser and the Company agreed that if the Purchaser does not accept for payment and pay for all of the Shares validly tendered and not withdrawn pursuant to the Offer after the expiration of the Offer (the "Offer Completion") prior to March 20, 2001, the Board will on such date declare a dividend for the fiscal quarter ended March 31, 2001 of $0.3725 per share (or such other amount as the Company Board determines based upon the estimated earnings for the fiscal year and the applicable distribution requirements under the Code) of Common Stock (the "First Quarter Dividend Amount"). The dividend will be paid on the earlier of (i) the date of the Offer Completion and (ii) April 30, 2001 to the holders of record of shares of

Common Stock on March 30, 2001 or such earlier date of the Offer Completion. If the Purchaser determines that the Offer Completion is reasonably likely to occur prior to March 20, 2001, the Purchaser will deliver a notice to such effect to the Company, which notice will include the Purchaser's reasonable estimate of the anticipated date of the Offer Completion (the "Estimated First Quarter Closing Date"). Such notice will be delivered to the Company no less than fifteen days prior to the Estimated First Quarter Closing Date. Upon receipt of such notice, the Company Board will promptly (and no later than four days after receipt of the notice) declare a dividend equal to the Pro Rata First Quarter Dividend Amount to be paid on the earlier of (i) the Estimated First Quarter Closing Date and (ii) the date of Offer Completion to the holders of record of common stock on a date no less than 10 days prior to the Estimated First Quarter Closing Date. "Pro Rata First Quarter Dividend Amount" shall equal the First Quarter Dividend Amount multiplied by a fraction (1) the numerator of which shall be the number of days from January 1, 2001 until the Estimated First Quarter Closing Date and (2) the denominator of which shall be 90.

    If the actual date of the Offer Completion occurs on or prior to the fifteenth day after the Estimated First Quarter Closing Date, no further dividends will be paid by the Company to the holders of Common Stock other than in accordance with the preceding paragraph. If, however, the date of the Offer Completion does not occur on or prior to such fifteenth day, the holders of Common Stock will be entitled to further dividends in accordance with the preceding paragraph and the next following paragraph, provided that there will be deducted from any further First Quarter Dividend Amount or Pro Rata First Quarter Dividend Amount, as the case may be, any amounts previously paid as a Pro Rata First Quarter Dividend Amount.

    The Company also agreed that if and to the extent the Offer Completion does not occur prior to June 19, 2001, the Company Board will declare a dividend for the fiscal quarter ended June 30, 2001 of $0.3725 per share (or such other amount as the Company Board determines based upon the estimated earnings for the fiscal year and the applicable distribution requirements under the Code) of Common Stock (the "Second Quarter Dividend Amount"). The dividend will be paid on the earlier of (i) the date of the Offer Completion and (ii) July 30, 2001 to the holders of record of shares of Common Stock on June 30, 2001 or such earlier date of Offer Completion. If the Purchaser determines that the Offer Completion is reasonably likely to occur after April 1, 2001 but prior to June 19, 2001, the Purchaser will deliver a notice to such effect to the Company, which notice will include the Purchaser's reasonable estimate of the anticipated date of the Offer Completion (the "Estimated Second Quarter Closing Date"). Such notice will be delivered to the Company no less than fifteen days prior to the Estimated Second Quarter Closing Date. Upon receipt of such notice, the Company Board will promptly (and no later than four days after receipt of the notice) declare a dividend equal to the Pro Rata Second Quarter Dividend Amount to be paid on the earlier of (i) the Estimated Second Quarter Closing Date and (ii) the date of Offer Completion to the holders of record of Common Stock on a date no less than 10 days prior to the Estimated Second Quarter Closing Date. "Pro Rata Second Quarter Dividend Amount" shall equal the Second Quarter Dividend Amount multiplied by a fraction (1) the numerator of which shall be the number of days from April 1, 2001 until the Estimated Second Quarter Closing Date and (2) the denominator of which shall be 91.

    If the actual date of the Offer Completion occurs on or prior to the fifteenth day after the Estimated Second Quarter Closing Date, no further dividends will be paid by the Company to the holders of Common Stock other than dividends paid in accordance with the three preceding paragraphs. If, however, the date of the Offer Completion does not occur on or prior to such fifteenth day, the holders of Common Stock will be entitled to further dividends in accordance with the preceding paragraph, provided, that there will be deducted from any further Second Quarter Dividend Amount or Pro Rata Second Quarter Dividend Amount, as the case may be, any amounts previously paid as a Pro Rata Second Quarter Dividend Amount.

    On March 20, 2001, the Company Board declared a first quarter dividend of $0.3725 per Share and, on March 27, 2001, a pro rata dividend of $0.02456 per Share for the period April 1, 2001 to April 6, 2001. Prior to the effective time of the Merger, no further dividends will be paid by the Company with respect to the Shares.

Indemnification. Pursuant to the Merger Agreement following the Effective Time, to the fullest extent permitted by applicable law, the Purchaser has agreed to cause the Surviving Corporation to indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date of the Merger Agreement, or who becomes prior to the Effective Time, a director, officer, agent, representative or employee of the Company against all losses, claims, damages, liabilities, fees and expenses (including reasonable attorneys' fees and expenses), and amounts paid in settlement, to the extent based on or arising out of the fact that such person is or was a director, officer, agent, representative or employee of the Company or based on, arising out of or pertaining to the transactions contemplated by the Merger Agreement. In the event of any such loss, expense, claim, damage or liability (whether or not arising before the Effective Time), (i) the Surviving Corporation will advance the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel will be reasonably satisfactory to the Surviving Corporation, promptly after statements therefor are received and otherwise advance to such Indemnified Party upon request reimbursement of documented expenses reasonably incurred, in either case to the extent not prohibited by the MGBCL and upon receipt of any affirmation and undertaking required by the MGBCL, (ii) the Surviving Corporation will cooperate in the defense of any such matter, and (iii) any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under the MGBCL and the Company's articles of incorporation or bylaws will be made by independent counsel mutually acceptable to Parent and the Indemnified Party; provided, however, that the Surviving Corporation will not be liable for any settlement effected without its written consent. The Indemnified Parties as a group may retain only one law firm with respect to each related matter except to the extent there is, in the opinion of counsel to an Indemnified Party, under applicable standards of professional conduct, a conflict on any significant issue between positions of any two or more Indemnified Parties.

    The Surviving Corporation has agreed to cause to be maintained in effect for a period of six (6) years from and after the Effective Time, the current policies of directors' and officers' liability insurance maintained by the Company for the benefit of those persons who are covered by such policies at the Effective Time (or the Surviving Corporation may substitute therefor policies of at least the same coverage with respect to matters occurring prior to the Effective Time) with respect to claims arising from or related to facts or events which occurred at or before the Effective Time. Notwithstanding the foregoing, the Surviving Corporation will not be obligated to make premium payments for such insurance to the extent such premiums exceed 150 percent of the annual premiums paid as of the date of the Merger Agreement by the Company for such insurance. If such insurance coverage cannot be obtained at all, or can only be obtained at an annual premium in excess of such 150 percent amount, the Surviving Corporation will maintain or obtain as much of directors' and officers' insurance as can be so maintained or obtained at a cost equal to 150 percent of the current annual premiums of the Company.

    The Purchaser has agreed that, in the event the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or any substantial portion of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of such party assume the indemnification obligations of such party as contemplated by the Merger Agreement.

    The Purchaser has agreed that, to the fullest extent permitted by Law, from and after the Effective Time, all rights to indemnification now existing in favor of the employees, agents, directors or officers of the Company with respect to their activities as such prior to the Effective Time, as provided in the

Company's articles of incorporation or bylaws, in effect on the date thereof or otherwise in effect on the date of the Merger Agreement, will survive the Merger and will continue in full force and effect for a period of not less than six (6) years from the Effective Time.

Partnership Redemptions. Pursuant to the Merger Agreement, for a period of one year following the Effective Time, the Purchaser and the Company agreed that the Value of a REIT Share (as such term is defined in the First Amended and Restated Agreement of Limited Partnership of Westfield America Limited Partnership, as amended (the "OP Partnership Agreement")) will be no less than $16.25 for purposes of determining the cash amount payable to holders of Partnership Common Units or Investor Unit Rights (as such terms are defined in the OP Partnership Agreement) upon redemption of such securities. In addition, the Purchaser and the Company agreed that no such redemption will be satisfied using REIT Shares if such REIT Shares are not publicly-traded at the time of such redemption.

Conditions to the Merger. The Merger Agreement provides that the respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Effective Date of each of the following conditions:

  (1)
  if required by applicable law, the Merger Agreement shall have been approved and adopted by the requisite vote of the Company's shareholders;

  (2)
  there shall not be in effect any Law of any Governmental Entity of competent jurisdiction restraining or preventing the consummation of the Merger or the other transactions contemplated by the Merger Agreement or permitting such consummation only subject to any condition or restriction that has or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company; and

  (3)
  the Purchaser or its affiliates shall have purchased the Shares validly tendered and not withdrawn pursuant to the Offer.

    As of the date hereof, the Purchaser has purchased all of the Shares validly tendered and not withdrawn pursuant to the Offer.

Termination. The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after receipt of the approval of the Company's stockholders:

  (1)
  by the mutual written consent of the Purchaser and the Company; or

  (2)
  by either the Purchaser or the Company if a statute, rule or executive order shall have been enacted, entered or promulgated prohibiting the transactions on the terms contemplated by Merger Agreement or any Governmental Entity issues an order, decree or ruling or takes any other action, in each case permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable; or

  (3)
  by either the Purchaser or the Company if the Offer is not consummated on or before ninetieth (90) day following the commencement of the Offer (or, if such date is not a business day in the United States, the first such business day thereafter), so long as the party seeking to terminate the Merger Agreement shall not have breached in any material respect its obligations under the Merger Agreement in any manner that shall have proximately contributed to the failure to consummate the Merger on or before such date; or

  (4)
  by the Company

  a.
  if the Purchaser shall have terminated the Offer or the Offer expires without the Purchaser purchasing any Shares thereunder; provided that the Company may not terminate the Merger Agreement pursuant to this provision if the Purchaser is in material breach of the Merger Agreement; or

    b.
    if there shall be a material breach by the Purchaser or Merger Sub of any of their representations, warranties, covenants or agreements contained in the Merger Agreement; or

  (5)
  by the Purchaser or Merger Sub

  a.
  if prior to the purchase of shares pursuant to the Offer, (A) the Board or Special Committee shall have withdrawn or modified, in a manner adverse to the Purchaser or Merger Sub, its approval or recommendation of the Merger Agreement, the Offer or the Merger, or shall have recommended or approved an Acquisition Proposal or (B) there shall have been a material breach of the covenant regarding Acquisition Proposals described above; or

  b.
  if the Purchaser terminates the Offer without purchasing any Shares; provided that the Purchaser or Merger Sub may not terminate the Merger Agreement pursuant to this provision if it is in material breach of the Merger Agreement; or

  c.
  if there shall be a material breach by the Company of any of its representations, warranties, covenants or agreements contained in the Merger Agreement.

    In the event of such termination, the Merger Agreement will become void and have no effect, without any liability or obligation on the part of the Purchaser, Merger Sub or the Company, except (i) that if the Purchaser or Merger Sub terminates the Merger Agreement for the reasons set forth in Paragraph (5)(a) under "Termination" above, the Company must pay the Purchaser a fee equal to the Purchaser's and Merger Sub's actual and reasonably documented out-of-pocket expenses incurred by the Purchaser or Merger Sub in connection with the Offer, the Merger, the Merger Agreement and the consummation of the Transactions, including, without limitation, the fees (other than any break-up, success or other contingent fee) and out-of-pocket expenses payable to all banks, investment banking firms and other financial institutions and persons and their respective agents and counsel incurred in connection with acting as the Purchaser's or Merger Sub's financial advisor with respect to, or arranging or committing to provide or providing any financing for, the Transactions up to an aggregate of $5.0 million and (ii) to the extent that such termination results from the willful and material breach by a party of any representation, warranty or covenant set forth in the Merger Agreement.

    Since the Offer has been completed, the Company may no longer terminate the merger agreement for the reasons set forth in Paragraph (4)(a) under "Termination" above, and the Purchaser may no longer terminate the merger agreement for the reasons set forth in Paragraphs (5)(a) and (5)(b) under "Termination" above.

Amendments. The Merger Agreement may be amended by the parties at any time before or after the approval of the Merger by the requisite vote of the Company's shareholders, if applicable; provided, however, that after any such approval, no amendment may be made which requires the approval of such shareholders under applicable Law without such approval; provided, further, that no amendment shall be made without the approval of the Special Committee. Any amendment to the Merger Agreement must be made in writing.

Extension; Waiver. Pursuant to the Merger Agreement at any time prior to the Effective Time, the parties to the Merger Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement, or (c) waive compliance with any of the agreements or conditions contained in the Merger Agreement.

APPRAISAL RIGHTS

    In connection with the Merger, a shareholder who does not wish to receive the Merger consideration of $16.25 per share in cash, and complies with all of the requirements of Section 351.455 of the Missouri General Business and Corporation Law (the "MGBCL") (a "Remaining Shareholder") may seek an appraisal of and be paid the "fair value" of his or her Shares as of the day prior to the date upon which the Company's shareholders vote on the Merger. The "fair value" will be determined by negotiation between the shareholder and the Company or, if such negotiations fail, by a court of competent jurisdiction in St. Louis County, Missouri, where the Company's registered office is located. In Phelps v. Watson-Stillman Co., the Missouri Supreme Court stated that "net asset value" is not the sole test of determining the fair value of Shares held by shareholders exercising appraisal rights.

    The following is a brief summary of the statutory procedures that a Remaining Shareholder must follow to perfect appraisal rights under Section 351.455 of the MGBCL. This summary is not complete and is qualified in its entirety by reference to Section 351.455, the text of which is attached as Annex B to this proxy statement. Appraisal rights will not be available unless and until the Merger (or a similar merger) is consummated.

    Shareholders who vote in favor of the Merger cannot exercise appraisal rights with respect thereto, but will receive the Merger consideration.

    A Remaining Shareholder who desires to exercise appraisal rights under Section 351.455 of the MGBCL must satisfy all of the following initial conditions: (1) at or prior to the shareholders' meeting at which the merger agreement is submitted to a vote, the shareholder must file with the Company a written objection to the merger agreement; (2) the shareholder must not vote in favor of the Merger at the shareholders' meeting; and (3) within twenty (20) days after the date of the effective time of the Merger, the shareholder must make written demand on the Company for the payment of the fair value of such shareholder's Shares as of the day prior to the day on which the shareholders' vote was taken approving the Merger. The shareholder's written demand must state the number and class of the shares owned by the shareholder. If a shareholder fails to make a written demand within the twenty (20) day period provided by Section 351.455, the shareholder will be conclusively presumed to have consented to the Merger and shall be bound by its terms, including the merger consideration the shareholder will receive for his or her Shares.

    The shareholder's written demand to receive the fair value for his or her Shares is in addition to and separate from any failure to vote or any vote or proxy abstaining from voting, or voting against the Merger, and neither voting against, abstaining from voting, nor failing to vote on the Merger will constitute a demand for fair value for the shareholder's shares within the meaning of Section 351.455 of the MGBCL.

    Remaining Shareholders who elect to demand fair value for their shares under Section 351.455 must mail or deliver both their written objection to the Merger at or in advance of the special meeting and their written demand for fair value within twenty (20) days after the effective time of the Merger to Secretary, Westfield America, Inc., 11601 Wilshire Blvd., 12th Floor, Los Angeles, California 90025.

    Following a shareholder making written demand for the payment of fair value, the shareholder and the Company may seek to agree on the fair value. If agreement is reached, the Company will pay the shareholder the agreed value within ninety (90) days after the date of the effective time of the Merger upon the shareholder's surrender of the certificate or certificate evidencing the Shares. Upon payment of the agreed value, the shareholder will cease to have any interest in the Shares or the Company.

    If the shareholder and the Company cannot agree on the fair value within thirty (30) days after the date of the effective time, the shareholder may within sixty (60) days after the end of the thirty (30) day period file a petition in a court having competent jurisdiction and located in St. Louis County, Missouri, asking for a finding and determination of the fair value of the shareholder's Shares. If the shareholder fails to file a petition within the sixty (60) day period, the shareholder and all persons claiming under him or her will be conclusively presumed to have approved and ratified the Merger and shall be bound by its terms, including the merger consideration that the shareholder will receive for his or her Shares.

    The shareholder who timely files a petition will be entitled to a judgment against the Company for the amount of the fair value of the Shares as of the day before the date upon which the shareholder vote was taken approving the Merger. The fair value of the Shares determined by the court may be less than, more than or equal to $16.25 per Share. The shareholder will also be entitled to receive interest on the amount of the judgment to the date it was entered by the court.

    The judgment is payable only upon and simultaneously with the shareholder's surrender of the certificate or certificates evidencing the shares to the Company. Upon payment of the judgment, the shareholder will cease to have any interest in the shares or the Company.

    Failure to take any of the required steps described above will prevent a shareholder from exercising his or her rights under Section 351.455 of the MGBCL. Accordingly, shareholders who wish to exercise those rights should seek legal advice from an attorney at their earliest opportunity before the shareholder meeting.

PRICE RANGE OF SHARES; DIVIDEND

    The Shares are listed and traded principally on the NYSE under the symbol "WEA."

    On March 20, 2001, the Company declared a dividend of $0.3725 per Share for the quarter ended March 31, 2001. On March 28, 2001, the Company declared a pro rata dividend of $0.02456 per Share for the period from April 1, 2001 to April 6, 2001. The first quarter dividend and pro rata dividend were paid on April 6, 2001. The first quarter dividend was paid to the shareholders of record as of March 30, 2001, and the pro rata dividend was paid to the shareholders of record as of April 6, 2001.

    Prior to the effective time of the Merger, no further dividends will be paid by the Company with respect to the Shares.

    As described above, the merger agreement provides that, subject to certain exceptions, the Company will not, and will not permit any of its subsidiaries to, without the prior written consent of the Purchaser, (i) split, combine or reclassify any shares of its capital stock; (ii) except as expressly set forth in the merger agreement and other than as necessary to maintain the Company's qualification as a REIT without the imposition of any excise taxes pursuant to Section 4981 of the Code, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock; (iii) make any other actual, constructive or deemed distribution in respect of any shares of its capital stock or otherwise make any payments to stockholders in their capacity as such; or (iv) redeem, repurchase or otherwise acquire any of its securities or any securities of any of its subsidiaries.

    The following table sets forth, for the periods indicated, (i) the reported high and low sale prices for the Shares on the NYSE Composite Tape, all as reported in published financial sources and (ii) the quarterly dividend paid per share:

	High	Low	Dividend Paid
Fiscal Year Ending December 31, 2001
Third Quarter (through August 24)	$16.19	$15.71	—
Second Quarter	$16.70	$16.00	$0.02456	*
First Quarter	$16.70	$13.44	0.3725

* Pro rata dividend for the period from April 1, 2001 to April 6, 2001.

Fiscal Year Ending December 31, 2000
Fourth Quarter	$14.75	$12.56	$0.3700
Third Quarter	15.50	13.25	0.3700
Second Quarter	14.88	13.06	0.3700
First Quarter	14.50	12.13	0.3700
Fiscal Year Ending December 31, 1999
Fourth Quarter	$14.88	$12.00	$0.3625
Third Quarter	16.06	13.56	0.3625
Second Quarter	17.44	15.06	0.3625
First Quarter	18.25	14.88	0.3625

    On February 14, 2001, the last full day of trading prior to the public announcement of the initial proposal of the Purchaser and the public announcement of the execution of the merger agreement, according to published sources, the reported closing price on the NYSE Composite Tape for the Shares was $14.45 per Share. On March 2, 2001, the last full day of trading prior to the commencement of the Offer, according to published sources, the reported closing price on the NYSE Composite Tape for the Shares was $16.60 per Share. On August 24, 2001, according to published sources, the reported closing price on the NYSE Composite Tape for the Shares was $16.05. Shareholders are urged to obtain a current market quotation for the shares.

EFFECT OF THE OFFER AND MERGER ON THE MARKET FOR THE SHARES; STOCK EXCHANGE LISTING; EXCHANGE ACT REGISTRATION; MARGIN REGULATIONS

Effect of the Offer and Merger on the Market for the Shares

    After the Merger, there will be no public trading market for the Shares. The purchase of Shares pursuant to the Offer and Merger will reduce the number of holders of Shares.

Stock Exchange Listing

    According to the NYSE's published guidelines, the NYSE would consider delisting the Shares if, among other things, the number of record holders of at least 100 Shares should fall below 400, the number of record holders of at least 100 Shares should fall below 1,200 and the average monthly trading volume should be less than 100,000 Shares for the most recent 12-month period, the number of publicly held Shares (exclusive of holdings of officers, directors, their immediate families and other concentrated holdings of 10% or more ("NYSE Excluded Holdings")) should fall below 600,000 or the aggregate market value of publicly held Shares (exclusive of NYSE Excluded Holdings) should fall below $15,000,000.

    Under the published guidelines described above, the purchase of the Shares pursuant to the Offer and the Merger will result in a delisting of the Shares by the NYSE. As of August 20, 2001, there were approximately 52 record holders of Shares.

    In the event that the Shares were no longer listed or traded on the NYSE, it is possible that the Shares would trade on another securities exchange or in the over-the-counter market and that price quotations would be reported by such exchange, through the Nasdaq or other sources. Such trading and the availability of such quotations would, however, depend upon the number of shareholders and/or the aggregate market value of the publicly held Shares remaining outstanding at such time, the interest in maintaining a market in the Shares on the part of securities firms, the possible termination of registration of the Shares under the Exchange Act as described below and other factors.

Exchange Act Registration

    The Shares are currently registered under the Exchange Act. The purchase of the Shares pursuant to the Offer and Merger will result in the Shares becoming eligible for deregistration under the Exchange Act. Registration of the Shares may be terminated upon application by the Company to the Commission if the Shares are not listed on a "national securities exchange" and there are fewer than 300 record holders of Shares. Termination of registration of the Shares under the Exchange Act would substantially reduce the information required to be furnished by the Company to its shareholders and the Commission and would make certain provisions of the Exchange Act, such as the short-swing profit recovery provisions of Section 16(b) and the requirements of furnishing a proxy statement in connection with shareholders' meetings pursuant to Section 14(a), no longer applicable to the Company. If the Shares are no longer registered under the Exchange Act, the requirements of Rule 13e-3 under the Exchange Act with respect to "going private" transactions would no longer be applicable to the Company. Furthermore, the ability of "affiliates" of the Company and persons holding "restricted securities" of the Company to dispose of such securities pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended, may be impaired or eliminated. After the Merger, the Purchaser intends to cause the Company to apply for termination of such registration. See "SPECIAL FACTORS—Plans for the Company After the Merger; Certain Effects of the Offer and the Merger."

Margin Regulations

    The Shares are currently "margin securities" under the regulations of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), which have the effect, among other things,

of allowing brokers to extend credit on the collateral of such Shares for the purpose of buying, carrying or trading in securities ("Purpose Loans"). Following the Merger, the Shares would no longer constitute "margin securities" for purposes of the Federal Reserve Board's margin regulations and, therefore, could no longer be used as collateral for Purpose Loans made by brokers.

CERTAIN INFORMATION CONCERNING THE PURCHASER

    The name, business address, citizenship, present principal occupation and employment history of the directors and executive officers of the Purchaser are set forth in Schedule I of this proxy statement.

    Each of the Purchaser, Westfield Holdings and Westfield America Trust is not subject to the information and reporting requirements of the Exchange Act, and, accordingly, does not file reports or other information with the Commission relating to its business, financial condition and other matters.

    Established in 1996, the Purchaser is the responsible entity and trustee of Westfield America Trust. Each of the Purchaser, WAIPL and WCI is an indirect wholly-owned subsidiary of Westfield Holdings.

    Westfield Holdings was established in 1979 as a successor to Westfield Limited which had been listed on the ASX since 1960. Westfield Holdings has been listed on the ASX since 1979. Westfield Holdings acts as developer, architect, builder, property manager and funds manager for a A$22.5 billion portfolio of shopping center assets that comprise more than 65 million square feet of retail space and include 87 shopping centers in Australia, New Zealand and the United Kingdom and the United States, including the 39 shopping centers owned by the Company.

    Established in 1996, Westfield America Trust is an Australian publicly traded unit trust. Westfield America Trust has been listed on the ASX since 1996 and is currently the fourth largest property trust listed on the ASX. Westfield America Trust's sole investment is a 69.6% economic interest in the Company.

    Cordera is an Australian corporation whose business activities include making investments in other entities. Cordera's address and principal place of business is Level 24, Westfield Towers, 100 William Street, Sydney NSW 2011 Australia. Cordera holds a 18.07% interest in Westfield Holdings, and its directors are the Lowy Family. Interests associated with the Lowy Family own a 100% interest in Cordera. Interests associated with the Lowy Family own 30.18% of the outstanding shares of Westfield Holdings. In addition, Frank P. Lowy is the Chairman of the Westfield Holdings Board and David H. Lowy, Steven M. Lowy and Peter S. Lowy are directors of Westfield Holdings and the Purchaser. See "SCHEDULE I—Directors and Executive Officers of the Purchaser."

    Except as set forth elsewhere in this proxy statement: (i) neither the Purchaser nor, to the best knowledge of the Purchaser, any of the persons listed in Schedule I hereto or any associate or majority-owned subsidiary of the Purchaser or any of the persons so listed, beneficially owns or has a right to acquire any Shares or any other equity securities of the Company; (ii) neither the Purchaser nor, to the knowledge of the Purchaser, any of the persons or entities referred to in clause (i) above or any of their executive officers, directors or subsidiaries has effected any transaction in the Shares or any other equity securities of the Company during the past 60 days; (iii) neither the Purchaser nor, to the knowledge of the Purchaser, any of the persons listed in Schedule I hereto, has any contract, arrangement, understanding or relationship with any other person with respect to any securities of the Company, including, but not limited to, the transfer or voting thereof, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss or the giving or withholding of proxies, consents or authorizations; (iv) except as set forth below or as described in "RELATED PARTY TRANSACTIONS" above, since January 1, 1998, there have been no transactions which would require reporting under the rules and regulations of the Commission between the Purchaser or any of its subsidiaries or, to the best knowledge of the Purchaser, any of the persons listed in Schedule I hereto, on the one hand, and the Company or any of its executive officers, directors or affiliates, on the other hand; and (v) except as described in "SPECIAL FACTORS—Background of the Offer and the Merger" above, since January 1, 1998 there have been no contracts, negotiations or transactions between the Purchaser or any of its subsidiaries or, to the best knowledge of the Purchaser, any of the persons listed in Schedule I hereto, on the one hand, and the Company or its subsidiaries or affiliates, on the other hand, concerning a merger, consolidation or acquisition, tender offer or other acquisition of securities, an election of directors or a sale or other transfer of a material amount of assets of the Company. See "RELATED PARTY TRANSACTIONS."

BENEFICIAL OWNERSHIP OF COMMON STOCK

    The following table sets forth certain information regarding the amount of Common Stock beneficially owned by the following:

  •
  each of the Purchaser and Westfield Holdings;

  •
  the executive officers and the directors of each of the Purchaser, Westfield Holdings and the Company;

  •
  each entity or person controlling the Purchaser, Westfield Holdings and the Company; and

  •
  each person known to the Company to own beneficially more than five percent of the Shares.

Unless otherwise indicated, the business address of each beneficial owner is c/o Westfield America, Inc., 11601 Wilshire Boulevard, 12th Floor, Los Angeles, California 90025.

    According to rules adopted by the Commission, a person is the "beneficial owner" of securities if that person has or shares the power to vote them or to direct their investment or has the right to acquire beneficial ownership of such securities within 60 days through the exercise of an option, warrant or right of conversion of a security, or otherwise.

NUMBER OF SHARES AND NATURE OF BENEFICIAL OWNERSHIP AT AUGUST 27, 2001

Name and Address	Number of Shares Beneficially Owned	Percent of Outstanding Shares Beneficially Owned
Westfield Holdings Limited; Westfield American
Investments Pty. Limited; Westfield America
Management Limited; Cordera Holdings Pty. Limited;
Frank P. Lowy; David H. Lowy; Steven M. Lowy
c/o Westfield Holdings Limited Level 24, Westfield Towers 100 William Street Sydney NSW 2001, Australia
and
Peter S. Lowy; Westfield Corporation, Inc.	100,044,045(1)(2)(3)	97.2%(1)(2)(3)
Security Capital Preferred Growth Incorporated 11 South LaSalle Street, 2nd Floor Chicago, Illinois 60603	6,944,450(4)	8.1%(4)
Frederick G. Hilmer Director of the Purchaser John Fairfax Holdings Limited Level 19, 201 Sussex Street Sydney NSW 2000, Australia	0	0
Robert A. Ferguson Director of the Purchaser BT Financial Group Limited Level 15 Chifley Tower 2 Chifley Square Sydney NSW 2000, Australia	0	0
David M. Gonski Director of the Purchaser Wentworth Associates Pty. Limited Level 16, The Investment Building 167 Macquarie Street Sydney NSW 2000, Australia	0	0
Stephen P. Johns Director of the Purchaser c/o Westfield Holdings Limited Level 24, Westfield Towers 100 William Street Sydney NSW 2001, Australia	0	0
Dean R. Wills Director of the Purchaser c/o Westfield Holdings Limited Level 24, Westfield Towers 100 William Street Sydney NSW 2001, Australia	0	0
Carla Zampatti Director of the Purchaser Carla Zampatti Pty. Limited 437 Kent Street Sydney NSW 2000, Australia	0	0

Victor P. Hoog Antink Executive Officer of the Purchaser c/o Westfield Holdings Limited Level 24, Westfield Towers 100 William Street Sydney NSW 2001, Australia	0	0
Craig A. van der Laan de Vries Executive Officer of the Purchaser c/o Westfield Holdings Limited Level 24, Westfield Towers 100 William Street Sydney NSW 2001, Australia	0	0
Roy L. Furman Director of the Company	0	0
Richard E. Green Director and Vice Chairman of Operations of the Company	0	0
Herman Huizinga Director of the Company	2,396	*
Bernard Marcus Director of the Company	0	0
Larry A. Silverstein Director of the Company	0	0
Francis T. Vincent, Jr. Director of the Company	0	0
Randall J. Smith Executive Vice President of the Company	0	0
Mark A. Stefanek Senior Vice President and Chief Financial Officer of the Company	0	0
Roger D. Burghdorf Senior Executive Vice President of Leasing and Center Management of the Company	200	*
Dimitri Vazelakis Senior Executive Vice President of the Company	0	0
John Schroder Executive Vice President of the Company	0	0

*
Less than 1%

(1)
This figure includes 61,687,205 Shares, 11,175,648 shares of Common Stock issuable upon exercise of outstanding warrants to purchase shares of Common Stock, 416,667 Series D Preferred Shares, 138,889 Series D-1 Preferred Shares and 477,778 Series E Preferred Shares deemed to be beneficially owned by the Purchaser. Westfield America Trust is an Australian publicly traded unit trust. The Purchaser, a subsidiary of Westfield Holdings, is the responsible entity and trustee of Westfield America Trust and has the sole power to vote and dispose of all Shares held by it, in its capacity as responsible entity and trustee of Westfield America Trust. Accordingly, the Purchaser has the power to direct the vote, in its absolute discretion, of 61,687,205 Shares (72,862,853 shares of Common Stock assuming exercise of the outstanding warrants and 83,196,193 shares of Common Stock assuming conversion of the Series D Preferred Shares, Series D-1 Preferred Shares and Series E Preferred Shares held by Westfield America Trust (each Series D Preferred Share, Series D-1 Preferred Share and Series E Preferred Share is currently convertible into 10 shares of Common Stock)). References to beneficial ownership are made herein solely with respect to U.S. securities laws and are not intended to refer or apply in any respect to Australian legal matters.

(2)
This figure also includes 2,264,210 Shares owned by WCI, a wholly-owned subsidiary of Westfield Holdings, and 11,805,862 Shares and 277,778 Series D Preferred Shares (2,777,780 assuming conversion of the Series D

  Preferred Shares) owned by WAIPL, also a wholly-owned subsidiary of Westfield Holdings. Solely for U.S. securities laws purposes, Westfield Holdings may be deemed to have beneficial ownership of the Shares owned by the Purchaser. As described in footnote (1) above, the Purchaser has the power, in its absolute discretion, to direct the vote of all Shares held by it, in its capacity as responsible entity and trustee of Westfield America Trust. References to beneficial ownership are made herein solely with respect to U.S. securities laws and are not intended to refer or apply in any respect to Australian legal matters.

(3)
Westfield Holdings, WCI, WAIPL, the Purchaser, and the Lowy Family, because they are a "group" for purposes of Section 13(d)(3) of the Act, may be deemed solely for purposes of U.S. securities laws to beneficially own the 100,044,045 shares described in footnotes (1) through (2) above, which represents beneficial ownership of approximately 97.2% of the Shares. WCI disclaims beneficial ownership of the shares held by WAIPL and the Purchaser. WAIPL disclaims beneficial ownership of the Shares held by WCI and the Purchaser. The Purchaser and each member of the Lowy Family disclaims beneficial ownership of all 100,044,045 shares. Westfield Holdings disclaims beneficial ownership of the shares held by the Purchaser.

(4)
Pursuant to the Schedule 13G filed on February 12, 1999, this figure includes 4,166,670 shares, 1,388,890 shares and 1,388,890 shares, representing shares of Common Stock that are issuable by the Company upon the conversion of 416,667 Series C Preferred Shares, 138,889 Series C-1 Preferred Shares and 138,889 Series C-2 Preferred Shares, respectively. Each Series C Preferred Share, Series C-1 Preferred Share and Series C-2 Preferred Share is currently convertible into 10 shares of Common Stock.

TRANSACTIONS AND ARRANGEMENTS CONCERNING THE SHARES

    Except as set forth below, to the Company's and the Purchaser's knowledge, no transactions in the Shares have been effected during the past 60 days by the Company or its executive officers, directors, affiliates and any associates or majority owned subsidiaries and any executive officer or director of any subsidiary, or by the Purchaser or its executive officers, directors, affiliates and any associates or majority owned subsidiaries and any executive officer or director of any subsidiary. On June 29, 2001, the Company issued 5,266,159 shares of Common Stock to the Purchaser for cash consideration of approximately $80,708,500 pursuant to the Stock Subscription Agreement.

    During the past two years, the Purchaser purchased an aggregate amount of 1,683,900 Shares at a range of prices from $12.63 to $14.50 per Share and a weighted average price of $13.89 per Share in open-market transactions, including customary broker's fees and commissions. The Purchaser paid a weighted average purchase price, including customary broker's fees and commissions, of $13.91 per Share in the fourth quarter of 1999; $13.73 per Share in the first quarter of 2000; and $14.44 per Share in the second quarter of 2000. The Purchaser did not purchase any Shares in any other quarters in 1999 and 2000. During the same two year period, WAIPL purchased an aggregate amount of 122,400 Shares at a range of prices from $15.94 to $17.00 per Share and a weighted average price of $16.87 per Share in open-market transactions, including customary broker's fees and commissions. WAIPL paid a weighted average purchase price, including customary broker's fees and commissions, of $16.90 per Share in the first quarter of 1999, and $16.03 per Share in the second quarter of 1999. WAIPL did not purchase any Shares in any other quarters in 1999 and 2000.

    Except as set forth in this proxy statement, neither the Company nor, to the Company's knowledge, any of its affiliates, directors or executive officers or any person controlling the Company is a party to any contract, arrangement, understanding or relationship with any other person relating, directly or indirectly, to, or in connection with, the Offer with respect to any securities of the Company (including, without limitation, any contract, arrangement, understanding or relationship concerning the transfer or the voting of any such securities, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss or the giving or withholding of proxies, consents or authorizations). Except as described in this proxy solicitation, since the second full fiscal year preceding the date of this proxy solicitation, no contracts or negotiations concerning a merger, consolidation, or acquisition, a tender offer for or other acquisition of any securities of the Company, an election of directors of the Company, or a sale or other transfer of a material amount of assets of the Company, has been entered into or has occurred between any affiliates of the Company or the Purchaser or between the Company or any of its affiliates and any unaffiliated person. Except as described in this proxy solicitation, since the third full fiscal year preceding the date of this proxy statement, the Company has not made any underwritten public offering of the Shares that was (i) registered under the Securities Act of 1933 or (ii) exempt from registration under the Securities Act of 1933 pursuant to Regulation A thereunder.

    See "SPECIAL FACTORS—Plans for the Company After the Merger; Certain Effects of the Offer and the Merger," for a discussion of the preferred stock of the Company.

RELATED PARTY TRANSACTIONS

    The Company has entered into various agreements with the Purchaser and its affiliates, including, among others, advisory agreements, management agreements and development agreements. In addition, the Company has entered into various transactions with the Purchaser and its affiliates including, among others, acquisition transactions and transactions involving the issuance of securities of the Company. The general terms of such agreements and transactions are summarized below.

Advisory, Management and Development Services

    Subsidiaries of Westfield Holdings provide management services for the Company and its properties under a series of agreements between the Company and subsidiaries of Westfield Holdings.

    The Board monitors the performance under the advisory, management and development agreements with Westfield Holdings and its subsidiaries. These financial arrangements and any other transactions in which Westfield Holdings has a material interest must be approved by the independent directors of the Company.

    The independent directors of the Company may seek the advice of independent experts in carrying out their duties. The agreements were negotiated by the Company and Westfield Holdings. The Company believes that, although these agreements were negotiated between associated parties, they reflect market terms.

The Advisory Agreement

    Westfield U.S. Advisory, L.P., a Delaware limited partnership and wholly-owned subsidiary of WCI, a Delaware corporation and wholly-owned subsidiary of Westfield Holdings, provides a variety of asset management and investment services for the Company.

    Under an advisory agreement, dated as of July 1, 1996, as amended in May 1997 at the time of the Company's initial public offering (the "Advisory Agreement"), Westfield U.S. Advisory, L.P., receives an annual fee equal to the lesser of 25% of "Funds from Operations" in excess of the "Advisory F.F.O. Amount" and 0.55% of the "Net Equity Value" of the Company's assets.

    As of December 31, 2000, the "Advisory F.F.O. Amount" equaled $157.7 million.

    The "Advisory F.F.O. Amount" is increased whenever the Company issues additional equity by adding the "F.F.O. Adjustment Factor" to the then applicable Advisory F.F.O. Amount. The "F.F.O. Adjustment Factor" is 103% (or 100% in the case of Common Stock issued under any dividend reinvestment plan) multiplied by:

  •
  a fraction the numerator of which is the aggregate "Funds From Operations" of the Company for each of the four full calendar quarters immediately preceding the date of the issuance and the denominator of which is the aggregate number of Shares (on a fully diluted basis) of the Company outstanding immediately prior to the date of the issuance, multiplied by

  •
  the number of additional Shares issued (on a fully diluted basis).

    "Funds From Operations" means net income (or loss) (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from debt restructuring and sales of property, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.

    The advisory fee is payable quarterly on the last business day of each calendar quarter based on the annual budget for Funds From Operations for the Company and is subject to year end adjustment based on actual Funds From Operations for the year. "Net Equity Value" is based on shareholders' equity as reflected in the Company's most recent quarterly financial statements, as adjusted to reflect the most recent appraised value of the Company's properties (which appraisals are performed on a rolling three-year basis).

    The Company incurred an advisory fee of $11.3 million for the fiscal year ended December 31, 2000.

    The Advisory Agreement renews automatically each year on May 21. The Advisory Agreement may be terminated annually if the Purchaser owns at least 10% of the outstanding capital stock of the Company and at least 75% of the independent directors agree that the performance of Westfield U.S. Advisory, L.P. is unsatisfactory and materially detrimental to the Company or that the compensation payable to Westfield U.S. Advisory, L.P. is not fair. Westfield U.S. Advisory, L.P., however, can prevent a compensation termination by accepting a mutually acceptable reduction of its fees. In addition, the Advisory Agreement may be terminated at any time, for cause, which is defined as fraud, misappropriation of funds or willful violation of the advisory agreement.

    Westfield U.S. Advisory, L.P. can terminate the Advisory Agreement if it notifies the Company that advisory services will cease to be one of the major business undertakings of Westfield Holdings in the United States, except that the Advisory Agreement will continue for a period of 180 days thereafter so long as the Company is reasonably satisfied with Westfield U.S. Advisory, L.P.'s ability to provide the required services during such period.

The Management Agreements

    WCI manages and leases all of the Company's shopping centers. For each of the wholly-owned shopping centers, WCI receives a property management fee from the Company equal to 5% of all minimum, fixed and percentage rents received by the Company with respect to the wholly-owned shopping centers, a lease preparation fee of $819 per executed lease, and a tenant plan review fee of $1,092 per executed lease. For the properties not wholly-owned by the Company, the fees payable to WCI are based on the terms of joint venture agreements between the Company and its joint venture partners, but the Company's share is subject to adjustment so that the aggregate fees payable by the Company with respect to the joint venture properties are the same as are payable with respect to the wholly-owned shopping centers. Fees incurred for the year ended December 31, 2000 to WCI under these agreements totaled $9.5 million, net of capitalized leasing fees of $8.6 million. In addition to the management fees, WCI was reimbursed for recoverable operating costs, including mall related payroll costs, totaling $22.9 million for the year ended December 31, 2000.

    Each management agreement has an initial three-year term, ending May 21, 2000, followed by automatic one-year renewals. The management agreements may be terminated annually, if the Purchaser (so long as the Purchaser owns at least 10% of the outstanding capital stock of the Company) and at least 75% of the independent directors agree that WCI's performance is unsatisfactory and materially detrimental to the Company or that the compensation paid to WCI is not fair. WCI, however, can prevent a compensation termination by accepting a mutually acceptable reduction of its fees. In addition, each of the management agreements may be terminated at any time for cause, which is defined as fraud, misappropriation of funds or willful violation of the respective management agreements.

    The Company has also agreed that so long as WCI is managing the centers under the management agreements, WCI will manage all wholly-owned properties acquired by the Company in the future and that the Company will use its reasonable efforts to have WCI appointed as the manager with respect to any future joint venture properties controlled by the Company.

    WCI can terminate the management agreements if it notifies the Company that management of regional shopping centers shall cease to be one of the principal business undertakings of Westfield Holdings in the United States, except that the management agreements will continue for a period of

180 days thereafter so long as the Company is reasonably satisfied with WCI's ability to provide the required services during such period.

The Development Agreement

    WCI has entered into a master development framework agreement with the Company under which the Company granted WCI the exclusive right to carry out expansion, redevelopment and related work on the Company's wholly-owned shopping centers and agreed to attempt to have WCI to be hired to carry out similar activities for the jointly-owned shopping centers.

    Under the master development framework agreement, dated July 1, 1996, WCI is reimbursed for pre-development costs, subject to the work being performed in accordance with an annual plan or redevelopment budget previously approved by the Company's Board. If the Company in its sole discretion (based on feasibility and other appropriate studies) decides to proceed with a particular development, WCI provides the necessary development services pursuant to a separate development agreement to be entered into by the parties. WCI provides:

  •
  development services for a fixed fee equal to 5% of the final gross project price;

  •
  architectural, design and engineering services for a fixed fee equal to 10% of the construction costs; and

  •
  other related services in consideration of agreed fees.

    The construction portion of the development project is performed on a fixed price basis. The master development framework agreement provides that the Company may engage an independent representative to advise the Company with respect to the proposed fixed price and the construction schedule. If the Company desires to engage such an independent representative, the Company must consult with Westfield Holdings in good faith as to the selection of the independent representative. If the Company and WCI cannot agree as to the fixed price of the construction schedule for the project, and the parties' respective independent representatives cannot negotiate a resolution, an independent expert will determine the appropriate price and construction schedule. WCI may then either accept the independent expert's proposal or agree to perform the work on a "cost plus" basis.

    The Company has no obligation to proceed with any development project. The decision to proceed with a development project and the fixed price and construction schedule with respect to such a project requires the approval of at least 75% of the independent directors. Pursuant to these agreements, reimbursements and fees incurred for the year ended December 31, 2000 to WCI totaled $104.6 million.

    The master development framework agreement may be terminated by the Company by agreement of at least 75% of the independent directors and the Purchaser (so long as the Purchaser owns at least 10% of the outstanding capital stock of the Company) if the advisory agreement and the management agreements have been terminated in accordance with their terms. In such event, WCI and the Company will remain bound by the master development framework agreement for the remaining term with respect to any development projects for which WCI has commenced to provide substantial predevelopment services to the Company. In addition, the master development framework agreement or any individual development agreement may be terminated at any time for cause, which is defined as fraud, misappropriation of funds or willful violation of the master development framework agreement or the individual development agreement.

    WCI can terminate the master development framework agreement if it notifies the Company that property development services shall cease to be one of the principal business undertakings of Westfield Holdings in the United States, except that the master development framework agreement will continue for a period of 180 days thereafter so long as the Company is reasonably satisfied with WCI's ability to provide the required services during such period and except that any such termination will not affect any individual development agreement previously entered into by WCI and the Company.

Management of the Company

    All of the officers of the Company are employed by WCI, a subsidiary of Westfield Holdings, and not by the Company. Several of the officers serve as directors of Westfield Holdings and its subsidiaries and certain of the officers and associates beneficially own shares of Westfield Holdings and units of Westfield America Trust. See "BENEFICIAL OWNERSHIP OF COMMON STOCK." As a result of such employment and interests, the officers of the Company receive an indirect benefit from the advisory, management and development arrangements described above.

Acquisition of Garden State Plaza

    On June 1, 2000, the Company acquired Westfield Holdings' interest in Garden State Plaza, a super-regional mall located in Paramus, New Jersey, through the Operating Partnership for $52,483,000 after taking into account the mortgage debt on the property, capital obligations and the assumption of a $145,000,000 secured participating loan. The consideration paid consisted of issuing 52,483 Series F partnership cumulative preferred units in the Operating Partnership (the "Series F Partnership Units") to Westland Realty, Inc., the successor in interest to Westfield Partners, Inc. and Westland Management, Inc., and a subsidiary of Westfield Holdings. Each Series F Partnership Unit has a liquidation preference of $1,000 and is entitled to annual distributions equal to the greater of $85.00 and 51.4933 (subject to adjustment for stock splits and other similar matters) multiplied by the dividend paid in the same period on a share of Common Stock. The Series F Partnership Units are entitled to the payment of quarterly distributions before distributions are made to the holders of any other interests in the Operating Partnership, and on a pari passu basis with other preferred interests in the Operating Partnership that are not explicitly made junior in right of distribution to the Series F Partnership Units.

    The holders of the Series F Partnership Units will have the right at any time after the first anniversary of the issuance of the Series F Partnership Units to cause the Operating Partnership to redeem each Series F Partnership Unit for $1,000 in cash, plus any accrued and unpaid distributions, subject to the Company's right to acquire the redeemed Series F Partnership Units for an equivalent number of Series F Preferred Shares of the Company (the terms of which are similar to the Series F Partnership Units and are described below). In addition, the Series F Partnership Units will be redeemable at the option of the Operating Partnership at any time after the twentieth anniversary of the issuance of the Series F Partnership Units for $1,000 in cash, plus any accrued and unpaid distributions. In the event of a liquidation, dissolution or winding up of the Operating Partnership, each Series F Partnership Unit will carry a right to participate in the capital of the Operating Partnership in the amount of $1,000, plus all accrued and unpaid distributions. Any rights of the holders of the Series F Partnership Units upon liquidation, dissolution or winding up of the Operating Partnership will rank senior to the holders of any common partnership units, common investor unit rights or any other units in the Operating Partnership that by their terms rank junior to the Series F Partnership Units. Finally, the Series F Partnership Units will have only those voting and consent rights granted to other holders of units in the Operating Partnership, such as voting rights in respect of proposals for any material adverse amendment of the rights attached to the Series F Partnership Units. The Series F Partnership Units will not have any rights to vote at any of the Company's meetings of shareholders.

Series F Preferred Shares

    In order to provide for the possible redemption of the Series F Partnership Units, the Board has authorized 107,483 shares of Series F cumulative redeemable preferred stock (the "Series F Preferred Shares") for possible future issuance. Each share of Series F Preferred Shares will have a liquidation preference of $1,000 and will be entitled to annual dividends equal to the greater of $85.00 and 51.4933 (subject to adjustment for stock splits and other similar matters) times the dividend paid in the same period on a share of Common Stock. The Series F Preferred Shares will be entitled to the payment of quarterly dividends on a pari passu basis with all other series of preferred stock of the Company that are not explicitly made junior in right of payment and before dividends are paid to the holders of shares of Common Stock. The Series F Preferred Shares will have the right to vote with the shares of Common Stock with each Series F Preferred Share being entitled to 51.4933 votes (subject to adjustment). The Series F Preferred Shares may be redeemed by the Company at any time after the twentieth anniversary of the issuance of the Series F Preferred Shares, at a redemption price of $1,000 per share together with all accrued and unpaid dividends through the date of redemption. In the event of a liquidation, dissolution or winding up of the Company, each Series F Preferred Share will carry a right to participate in the capital of the Company in the amount of $1,000, plus all accrued and unpaid dividends. Any rights of the holders of Series F Preferred Shares upon liquidation, dissolution or winding up of the Company will rank senior to the holders of shares of Common Stock, but behind all creditors of the Company and pari passu with the holders of other equity securities in the Company (unless the terms of those equity securities provide otherwise).

The Westfield Capital Put Right

    On June 1, 2000, the Company entered into a put agreement with Westfield Capital Corporation Finance Pty. Limited ("Westfield Capital"), a subsidiary of Westfield Holdings, under which Westfield Capital has the right to require the Company to purchase the stock of Westland Realty, Inc. ("Westland Realty"), a subsidiary of Westfield Holdings. The purchase price to be received by Westfield Capital upon the exercise of the put right is 98% of the fair market value of Westland Realty, with the purchase price to be paid in Series F Preferred Shares. At the time the put right is exercised, both the value of Westland Realty and the value of the Series F Preferred Shares will be established by independent valuation. The put right will be exercisable at any time after the second anniversary and up to the tenth anniversary of its issuance, and cannot be exercised if there are any assets of Westland Realty that, in the opinion of the Company, could cause Westland Realty to fail to qualify as a REIT. In connection with certain assets of Westland Realty that the Company may elect not to retain, the Company will be entitled to a reduction in the consideration to be paid equal to the anticipated costs of disposition of the assets (including tax liabilities). If the put right is exercised, to the extent that the assets of the Company include Series F Partnership Units, the effect to the Company will be the exchange of 98 Series F Preferred Shares for each 100 Series F Partnership Units then held by Westland Realty. No more than 55,000 Series F Preferred Shares may be issued in respect of the put right unless approved by a majority of the shareholders of the Company voting at a meeting (other than Westfield Holdings and its affiliates and interests associated with the Lowy Family).

Westfield Holdings Registration Rights Agreement

    Pursuant to a registration rights agreement, Westfield Holdings and its subsidiaries have demand registration rights that require the Company to promptly effect the registration of the Shares held by them prior to the Company's initial public offering. Westfield Holdings also has demand registration rights for its other Shares. In addition, the Company has agreed that, upon the request of Westfield Holdings, it will use its reasonable efforts to have a shelf registration statement filed after May 21, 2000 (after May 21, 1998 for any shares of Common Stock acquired after the Company's initial public offering) and declared and kept continuously effective. In addition, if the Company proposes to register any of its shares of Common Stock, either for its own account of for the account of other shareholders, the Company is required, with certain exceptions, to provide the parties to the registration rights agreement with notice of the registration and to include in such registration all of the shares of Common Stock requested to be included by such persons.

    See "SPECIAL FACTORS—Plans for the Company After the Merger; Certain Effects of the Offer and the Merger," above for a discussion of certain arrangements among the Company and the Purchaser and its affiliates relating to the capital stock and business of the Company.

SOURCE AND AMOUNT OF FUNDS

    The total amount of funds required by the Purchaser to consummate the Offer and the Merger and to pay related fees and expenses is estimated to be approximately $281,660,000. The Purchaser has obtained the funds required to consummate the Offer and the Merger by raising new capital in the Australian market through underwritten issues of units in Westfield America Trust to institutional investors.

    The following is an itemized statement of the fees and expenses related to consummation of the Offer and the Merger:

Information Agent	$10,000
Transfer Agent Fees	15,000
Accountant's Fees	0
Legal Fees	2,775,000
Printer's Fees	400,000
Financial Advisor Fees	3,000,000
Costs and Expenses Related to Restructuring Outstanding Securities	2,000,000
Underwriting Fees and Commissions	5,460,000
Miscellaneous	150,000

Total	$13,810,000

    On February 15, 2001, the Purchaser made a placement of 310,500,000 ordinary new units in Westfield America Trust at A$1.45 per unit to raise A$450,225,000. The joint underwriters of this placement were UBS Warburg Australia Limited and Merrill Lynch (Australia) International Limited.

    An additional A$100 million will be funded via an issue of redeemable converting preference units ("RCP Units") in Westfield America Trust, the placement of which has been underwritten by UBS Warburg Australia Limited.

    On March 30, 2001, the Purchaser received the funds from the placement of ordinary units. The Purchaser has also received the funds from the placement of the RCP Units.

    The funds raised through the issuance of units in Australia and remaining after the payment for Shares tendered in the Offer, will be contributed to Mall Acquisition Corp. for purposes of acquiring the remaining Shares in the Merger.

OTHER MATTERS; 2001 ANNUAL MEETING

    The Board does not intend to bring any other matters before the special meeting and does not know of any other matters that may be brought before the special meeting by others.

    On March 30, 2001, the Company's bylaws were amended to move the annual meeting of shareholders to the second Tuesday in December (or if such day is a legal holiday, then on the next succeeding business day) at such time and place designated by the Company Board. If the Merger is not completed, you will be informed, by press release or other means determined reasonable by the Company, of the date by which shareholder proposals must be received by the Company for inclusion in the proxy materials relating to the annual meeting, which proposals must comply with the rules and regulations of the Commission then in effect.

EXPERTS

    Ernst & Young LLP, independent auditors, have audited the Company's consolidated financial statements and schedule included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, as set forth in their report, which is incorporated by reference in this proxy statement. The Company's financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

    The Company is subject to the informational requirements of the Exchange Act. The Company files annual, quarterly and special reports, proxy statements and other information with the Commission. You may read and copy this information at the following location:

Public Reference Room
450 Fifth Street, N.W.
Room 1024
Washington, D.C. 20549

    Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. Copies of these materials can also be obtained by mail at prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. The Company's SEC filings are also available to the public at the website maintained by the SEC at http://www.sec.gov. The Company shares are listed on the New York Stock Exchange, and consequently, the periodic reports and other information filed by the Company with the SEC can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

    The SEC permits the Company to "incorporate by reference" information into this document, which means that the Company can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this document, except for any information superseded by information contained in this document.

    This document incorporates by reference the following documents set forth below that the Company has previously filed with the SEC. These filings contain important information about the Company and its financial condition.

Westfield America SEC Filing	Period
Annual Report on Form 10-K	Fiscal year ended December 31, 2000
Quarterly Report on 10-Q	For the quarter ended March 31, 2001
Quarterly Report on 10-Q	For the quarter ended June 30, 2001
Current Report on Form 8-K	Filed February 20, 2001
Current Report on Form 8-K	Filed February 22, 2001
Current Report on Form 8-K	Filed March 23, 2001
Current Report on Form 8-K	Filed May 21, 2001
Current Report on Form 8-K/A	Filed May 22, 2001
Current Report on Form 8-K	Filed July 12, 2001

    The Company also incorporates by reference into this document each document that it may file with the SEC from the date of this document to the date of the Company special meeting. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

    You may have been sent some of the documents incorporated by reference, but you can obtain them through the Company, the SEC or the SEC's website as described above. Documents specifically incorporated by reference are available without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this document. You may obtain documents incorporated by reference in this document upon your written or oral request to:

Westfield America, Inc.
11601 Wilshire Boulevard
12th Floor
Los Angeles, California 90025
Attention: Secretary
(310) 478-4456

    In order to obtain timely delivery of this information, you should request this information no later than September 21, 2001.

    Any information contained in an incorporated document will be deemed to be modified or superseded for purposes of this document to the extent that information contained in this document or in any other subsequently filed incorporated document modifies or supersedes such information. Any information that is modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this document.

    You should rely only on the information contained or incorporated by reference in this document in determining how to vote. We have not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated August 24, 2001. You should not assume that the information contained in this document is accurate as of any date other than that date, and the mailing of this document to shareholders shall not create any implication to the contrary.

By Order of the Board of Directors

Elizabeth Westman
 Secretary

Los Angeles, California
August 27, 2001

SCHEDULE I

DIRECTORS AND MANAGEMENT

Directors and Executive Officers of the Purchaser

    Set forth below are the name, business address and present principal occupation or employment, and material occupations, positions, offices or employments for the past five years of each director and executive officer of the Purchaser. Except as otherwise noted, the business address of each such person is c/o Westfield America Management Limited, Level 24, Westfield Towers, 100 William Street, Sydney NSW 2011, Australia, and such person is an Australian citizen.

Directors and Executive Officers of the Purchaser

Name	Present Principal Occupation or Employment; Material Positions Held During the Past Five Years
Frank P. Lowy, AC	Frank P. Lowy is Chairman of Westfield America Management Limited. Mr. Lowy was appointed to this position upon the incorporation of Westfield America Management Limited in 1996. Mr. Lowy was appointed a director of Westfield America in 1994 and has been Chairman of Westfield America since 1994. Mr. Lowy is also Chairman of the board of directors and co-founder of Westfield Holdings Limited. Mr. Lowy is a member of the board of the Reserve Bank of Australia and was appointed to that position in 1995. Mr. Lowy has also been a director of the Daily Mail and General Trust plc (U.K.) since 1994. Mr. Lowy is the father of David H. Lowy, Peter S. Lowy, and Steven M. Lowy. Messrs. David H. Lowy, Peter S. Lowy and Steven M. Lowy are all current directors of Westfield America Management Limited. Messrs. Peter S. Lowy and Steven M. Lowy are both current directors of Westfield America and Mr. David H. Lowy was a director of Westfield America from 1996 to June 2000.
David H. Lowy	David H. Lowy joined Westfield Holdings Limited in 1977 and worked for Westfield Holdings Limited in the United States from 1977 to 1981. Mr. Lowy was appointed as an Executive Director of Westfield Holdings Limited in 1982 and served as a Managing Director of Westfield Holdings Limited from 1987 to June 2000 when he was appointed as a Non-Executive Deputy Chairman. Mr. Lowy was appointed a director of Westfield America Management Limited upon its incorporation in 1996. He holds a Bachelor of Commerce degree from the University of New South Wales. He is a member of the President's Council of the Children's Hospital at Westmead and is Founder and President of Temora Aviation Museum. Mr. Lowy is a Principal of LFG Holdings Pty. Limited. Mr. Lowy was a director of Westfield America from 1996 to June 2000. Mr. Lowy is a son of Frank P. Lowy, Chairman of Westfield America Management Limited and Westfield America and a brother of Peter S. Lowy and Steven M. Lowy, directors of Westfield America Management Limited and Westfield America.

I–1

Steven M. Lowy	Steven M. Lowy was appointed a director of Westfield America Management Limited upon its incorporation in 1996. Mr. Lowy is a Managing Director of the Westfield Group with responsibility for the Group's operations in Australia, New Zealand and the United Kingdom. Mr. Lowy joined Westfield Holdings Limited in 1987, and he was appointed an executive director in 1989 and Managing Director in 1997. Mr. Lowy was appointed a director of Westfield America in July 2000. Mr. Lowy is the son of Frank P. Lowy, Chairman of Westfield America Management Limited, and the brother of Peter S. Lowy and David H. Lowy, current directors of Westfield America Management Limited.
Stephen P. Johns	Stephen P. Johns was appointed a director of Westfield America Management Limited upon its incorporation in 1996. Mr. Johns is the Group Finance Director of the Westfield Group. Mr. Johns joined the Westfield Group in 1970 and became Finance Director in 1985 and Group Finance Director in 1997.
Peter S. Lowy	Peter S. Lowy was appointed a director of Westfield America Management Limited upon its incorporation in 1996. Mr. Lowy is currently President and Chief Executive Officer of Westfield America. He has been responsible for Westfield Holdings Limited's U.S. Operations since 1990 after nearly a decade with Westfield Holdings Limited and its affiliates in Sydney. Mr. Lowy was appointed a director of Westfield America in 1994. Mr. Lowy was an Executive Vice President of Westfield America from 1994 until March 1997. Mr. Lowy was appointed a director of Westfield Holdings Limited in 1987 and a Managing Director in 1997. Prior to joining Westfield Holdings Limited, Mr. Lowy worked in investment banking in New York and London. Mr. Lowy holds a Bachelor of Commerce degree from the University of New South Wales. Mr. Lowy is a son of Frank P. Lowy, Chairman of Westfield America Management Limited and Westfield America and a brother of Steven M. Lowy and David H. Lowy, directors of Westfield America Management Limited. Steven M. Lowy is also a current director of Westfield America. David H. Lowy is a past director of Westfield America.
Mr. Lowy's current business address is 11601 Wilshire Boulevard, 12th Floor, Los Angeles, CA 90025.

I–2

Frederick G. Hilmer, AO	Frederick G. Hilmer was appointed a director of Westfield America Management Limited upon its incorporation in 1996. Mr. Hilmer is the Chief Executive Officer of John Fairfax Holdings Limited and was appointed to this position in 1998. Mr. Hilmer holds a degree in Law from the University of Sydney, a Masters in Law from the University of Pennsylvania and an MBA from the Wharton School of Finance. Mr. Hilmer is a Non-Executive Deputy Chairman of Westfield Holdings Limited. Between 1989 and 1998, Mr. Hilmer was Dean and Professor of Management at the Australian Graduate School of Management in the University of New South Wales. Mr. Hilmer has served as deputy chairman and director of a number of major Australian companies. Prior to 1989 he spent 19 years with McKinsey & Company. Mr. Hilmer was a director of Westfield America from 1996 to June 2000.
Mr. Hilmer's current business address is John Fairfax Holdings Limited, Level 19, 201 Sussex Street, Sydney NSW 2000, Australia.
Robert A. Ferguson	Robert A. Ferguson was appointed a director of Westfield America Management Limited upon its incorporation in 1996. Mr. Ferguson is the Chairman of Vodafone Pacific Limited. He was appointed to this position on February 17, 2000. Mr. Ferguson is a director of BT Financial Group Limited and served as Chairman from 1999 to 2001. Mr. Ferguson is also a director of Bankers Trust Australia Limited, holding the position of Managing Director from 1986 to 1999. Mr. Ferguson was appointed a non-executive director of Westfield Holdings Limited in 1994. Mr Ferguson is a director of St. James' Ethics Centre and Australian Davos Connection, Inc.
Mr. Ferguson's current business address is BT Financial Group Limited, Level 15 Chifley Tower, 2 Chifley Square, Sydney NSW 2000, Australia.
David M. Gonski	David M. Gonski was appointed a director of Westfield America Management Limited upon its incorporation in 1996. Mr. Gonski is a Solicitor and Principal of Wentworth Associates Pty Limited. Mr. Gonski was appointed as non-executive director of Westfield Holdings Limited in 1985. Mr. Gonski is the Chairman of Morgan Stanley Dean Witter Australia Limited, Deputy Chairman of Coca-Cola Amatil Limited, and a director of John Fairfax Holdings Limited. Mr. Gonski served as director of ING Australia Limited between February 24, 1986 and July 21, 1999, Mercantile Mutual Holdings Limited between November 1987 and July 1999, and Australian National Industries Limited between November 1987 and August 1996.
Mr. Gonski's current business address is Wentworth Associates Pty Limited, Level 16, The Investment Building, 167 Macquarie Street, Sydney NSW 2000, Australia.

I–3

Dean R. Wills, AO	Dean R. Wills was appointed a director of Westfield America Management Limited upon its incorporation in 1996. Mr. Wills holds various directorships with Australian Corporations. Mr. Wills was appointed as a non-executive director of Westfield Holdings Limited on September 1, 1994. Mr. Wills served as the Chairman of the Coca-Cola Amatil Group from May 1984 to April 16, 1999, and as a Director of Coca-Cola Amatil between August 5, 1975 and April 16, 1999. Mr. Wills has been a director of John Fairfax Holdings Limited since October 1994 and Deputy Chairman of the Australian Grand Prix Corporation since 1994.
Carla Zampatti, AM	Carla Zampatti was appointed a director of Westfield America Management Limited in 1997. Ms. Zampatti is the Executive Chairman of the Carla Zampatti Group. Ms. Zampatti was appointed as a non-executive director of Westfield Holdings Limited in 1997. Ms. Zampatti is Chairman of Special Broadcasting Service (SBS) (Multilingual Subscriber Television Limited). Ms Zampatti is also a director of AGSM, McDonalds Australia Limited and British American Tobacco Australasia Limited.
Ms. Zampatti's current business address is Carla Zampatti Pty. Ltd, 437 Kent Street, Sydney NSW 2000, Australia
Craig A. van der Laan de Vries	Craig A. van der Laan de Vries is the Secretary and General Counsel-Corporate and International for Westfield Holdings Limited. Mr. van der Laan de Vries joined Westfield Holdings Limited in April 1997. Mr. van der Laan de Vries is a solicitor of the Supreme Court of New South Wales, having been admitted to practice in 1989. Prior to joining Westfield Holdings Limited, Mr. van der Laan de Vries was employed with Australian National Industries Limited from 1994 to 1997.
Victor P. Hoog Antink	Victor P. Hoog Antink is the Director-Funds Management at Westfield Holdings Limited responsible for the operations of Westfield Trust, Westfield America Trust and Carindale Property Trust including direct contact with current and potential institutional investors in the Trusts. Prior to this appointment Mr. Hoog Antink was General Manager of Westfield America Trust responsible for the initial structuring and establishment of Westfield America Trust in 1996 and subsequently the day to day management of Westfield America Trust. Between January and October 1999 Mr. Hoog Antink was the Chief Executive Officer of the St. Lukes Group Limited in New Zealand.

Directors and Executive Officers of the Company

    To the extent not provided above, set forth below are the name and present principal occupation or employment, and material occupations, positions, offices or employments for the past five years of each director and executive officer of the Company. The business address of each such person is c/o Westfield America, Inc., 11601 Wilshire Boulevard, 12th Floor, Los Angeles, California 90025, and, except as otherwise noted, such person is a United States citizen.

I–4

Directors and Executive Officers of the Company

Name	Present Principal Occupation or Employment; Material Positions Held During the Past Five Years
Roy L. Furman	Roy L. Furman was appointed a director of Westfield America in 1996. Since May 2001, Mr. Furman has served as Vice Chairman of Jefferies & Company, Inc., an institutional brokerage firm and investment bank. From July 1999 until April 2001, Mr. Furman served as Vice Chairman of ING Barings, a securities brokerage firm. Mr. Furman was Chairman and Chief Executive Officer of Livent Inc. from April 1998 until June 1999. In 1973, Mr. Furman co-founded Furman Selz, an investment banking firm (which was acquired in 1999 by ING Barings), for which he served at various times as Chief Executive Officer, President and Vice Chairman until April 1998. Mr. Furman currently serves as a Vice Chairman of Lincoln Center for the Performing Arts, Chairman Emeritus of The Film Society of Lincoln Center, Vice President of the New York City Opera and is a member of the Board of the Broadway Television Network. Mr. Furman is a graduate of Brooklyn College and Harvard Law School.
Francis T. Vincent	Francis T. Vincent, Jr. was appointed a director of Westfield America in May 1997. Mr. Vincent served as the eighth Commissioner of Major League Baseball from September 13, 1989 to September 7, 1992. Since 1992, Mr. Vincent has served on a variety of corporate boards. Prior to 1989, Mr. Vincent was President and Chief Executive Officer of Columbia Pictures Industries, Inc., Chairman and Chief Executive Officer of Coca-Cola Company Entertainment Business Sector and Executive Vice President of the Coca-Cola Company. Mr. Vincent also served as Associate Director of the Division of Corporation Finance of the U.S. Securities and Exchange Commission. Mr. Vincent received his law degree from Yale Law School in 1963 and is a member of the Bar in New York, Connecticut and the District of Columbia. Mr. Vincent is a member of the boards of directors of Time Warner, Inc. and Oakwood Homes Corporation.
Larry A. Silverstein	Larry A. Silverstein was appointed a director of Westfield America in May 1997. Since 1979, Mr. Silverstein has been President of Silverstein Properties, Inc., a Manhattan-based real estate investment and development firm which owns interests in and operates over 10 million square feet of office space. Mr. Silverstein is a member of the New York Bar, and a Governor of the Real Estate Board of New York, having served as its Chairman. He is a trustee of New York University and is the founder and Chairman Emeritus of the New York University Real Estate Institute. He is Chairman of the Realty Foundation, Vice Chairman of the South Street Seaport Museum, and a board member of the Museum of Jewish Heritage.

I–5

Herman Huizinga	Herman Huizinga was appointed a director of Westfield America in 1997. Between 1986 and 1997, he was a member of the Executive Board of ING Group, a major international banking and insurance group, headquartered in the Netherlands. He served on many boards of subsidiaries of ING, including as Executive Director of Mercantile Mutual (Group) Australia from 1982 to 1986. He serves on the Boards of Eye Hospital Rotterdam (Chairman 1987-1997) and Industrial Tunnel Methodology (ITM) in Rotterdam. He has served on a variety of boards in the Netherlands, including Club Rotterdam (Chairman 1995-1997), "Mandeville" (Erasmus University Award Committee, Chairman 1996-1997) and Rotterdam Philharmonic Orchestra.
Mr. Huizinga is a Belgian citizen.
Bernard Marcus	Bernard Marcus was appointed a director of Westfield America in September 1997. He is a co-founder of The Home Depot, Inc., and is currently its Chairman of the board of directors and has been for over 10 years. He is also a member of the board of directors of Choicepoint, Inc.
Richard E. Green	Richard E. Green was appointed a director of Westfield America in July 2000. Mr. Green served as Co-President of Westfield America from May 1997 to July 2000 and is currently Vice Chairman of Operations of Westfield America. From 1993 to the present, Mr. Green served as President of Westfield Corporation, Inc., a subsidiary of Westfield Holdings. From 1980 to 1988, he has held the position of President of Westfield Holdings' U.S. operations. From 1968 to 1980 he was an Executive Vice President of Westfield America, which was then owned by the May Company. He is a Past Trustee of the International Council of Shopping Centers. Mr. Green holds a Bachelor of Accounting and Finance degree from San Jose State University.
Roger D. Burghdorf	Roger D. Burghdorf was appointed a Senior Executive Vice President of Leasing and Center Management of Westfield America in 1996 and became an Executive Vice President of Westfield America in 1997. From 1989 to 1994, Mr. Burghdorf was Executive Vice President and Director of Leasing at Westfield America. He is responsible for all leasing and management services for Westfield America's shopping centers throughout the United States.
Randall Smith	Randall Smith has served as an Executive Vice President of Westfield America since 1997. With over 20 years of experience in the field, Mr. Smith was Vice President at Westfield America for nine years, before joining Westfield Holdings in 1994. Mr. Smith has a Bachelor of Arts in art and architecture and a Master in Business Administration in Marketing from Miami University.

I–6

Mark A. Stefanek	Mark A. Stefanek was appointed Senior Vice President and Chief Financial Officer of Westfield America in 1995 and became Chief Financial Officer and Treasurer in 1997. He holds a Bachelor of Business Administration-Accounting from the University of Notre Dame, is a certified public accountant and spent the first seven years of his career at Arthur Andersen. From 1985 to 1991 he was Chief Financial Officer of Western Development Corporation and for the three previous years he was with Cadillac Fairview Urban Development, Inc. From 1991 to 1994 he served as Vice President, Finance and Administration for Disney Development Company.
Dimitri Vazelakis	Dimitri Vazelakis became Senior Executive Vice President of Westfield America in 1995. In 1997, Mr. Vazelakis was appointed Executive Vice President of Westfield America. He holds a Bachelor of Science in Civil Engineering and a Masters in Business Administration and Finance from New South Wales Institute of Technology. Mr. Vazelakis joined Westfield Holdings in 1972, came to Westfield Holdings' U.S. operations in 1986 and in 1989 he began heading activities in development, design and construction. Between 1979 and 1986, he worked with Westfield Holdings in Australia, attaining the position of Deputy General Manager of Design and Construction. Mr. Vazelakis is a member of the board of directors of Marks Vazelakis, Inc.
John Schroder	John Schroder was appointed Executive Vice President of Westfield America in 2000. Mr. Schroder joined Westfield Holdings in 1994 as State Manager Queensland. Between 1994 and 2000 he worked with Westfield Holdings in Australia attaining the positions of Director Management, Marketing and Food Leasing and Director of Leasing. He served on the Board of Directors and was Corporate Licensee of Westfield Shopping Centre Management Co. Pty Limited and Westfield Shopping Centre Management Co. (A.C.T.) Pty. Limited, wholly owned subsidiaries of Westfield Holdings, from 1997 to 2000. Mr. Schroder is the head of operations for Westfield America's shopping centers located throughout the United States, including leasing, management, marketing, property management and accounting. Mr. Schroder holds a Bachelor of Commerce degree from the University of New South Wales and holds an Advanced Diploma in Real Estate Practice from the University of New South Wales.
Mr. Schroder is an Australian citizen.

I–7

ANNEX A

AGREEMENT AND PLAN OF MERGER

DATED AS OF FEBRUARY 14, 2001

AMONG

WESTFIELD AMERICA, INC.,

WESTFIELD AMERICA MANAGEMENT LIMITED (ACN 072 780 619),
in its capacity as responsible entity and trustee of
WESTFIELD AMERICA TRUST

AND

MALL ACQUISITION CORP.

GLOSSARY OF DEFINED TERMS

DEFINED TERMS	DEFINED IN SECTION
Acquisition Proposal	10.12(a)
Articles of Merger	2.2
beneficial ownership	10.12(b)
beneficially own	10.12(b)
Certificate of Merger	2.2(a)
Certificates	3.2(b)
Closing	2.3
Closing Date	2.3
Code	3.3
Common Stock	Recitals
Company	Recitals
Company Board	Recitals
Company Disclosure Schedule	Article IV
Company Requisite Vote	4.3(b)
Company Securities	4.2(a)
Company Stockholder Meeting	7.1(a)
Covered Transactions	4.9
DGCL	2.1
Dissenting Shares	3.5
Dissenting Stockholders	3.5
Effective Time	2.2
Estimated First-Quarter Closing Date	7.11(c)
Estimated Second Quarter Closing Date	7.11(d)
Excess Stock	4.2 (a)
Exchange Act	1.1(a)
Expenses	9.3(b)
First-Quarter Dividend Amount	7.11(a)
First-Quarter Notice	7.11(c)
Financial Advisor	1.2(a)
GAAP	6.1
Governmental Entity	4.5
Indemnified Parties	7.5(a)
Indemnified Party	7.5(a)
Joinder Date	7.8
know	10.12(c)
knowledge	10.12(c)
Law	10.12(d)
Lien	4.2(b)
Material Adverse Effect	10.12(e)
Merger	2.1
Merger Consideration	3.2 (a)
Merger Sub	Recitals
MGBCL	2.1
Offer	1.1(a)
Offer Affiliates	Recitals
Offer Completion	7.11(a)
Offer Documents	1.3(a)

A–i

Offer Price	1.1(a)
Offer to Purchase	1.1(b)
OP Partnership Agreement	7.12
Parent	Recitals
Paying Agent	3.2(a)
person	10.12(f)
Preferred Stock	4.2(a)
Pro Rata First-Quarter Dividend Amount	7.11(c)
Pro Rata Second Quarter Dividend Amount	7.11(d)
Proxy Statement	4.4
REIT	6.1
SC Stock	4.2(a)
Schedule TO	1.3(a)
Schedule 14D-9	1.3(a)
SEC	1.1(c)
Second-Quarter Dividend	7.11(b)
Senior Preferred Stock	4.2(a)
Series C Agreements	Recital
Series C Stock	4.2(a)
Series C-1 Stock	4.2(a)
Series C-2 Stock	4.2(a)
Series D Stock	4.2(a)
Series D-1 Stock	4.2(a)
Series E Stock	4.2(a)
Shares	1.1(a)
Special Committee	Recitals
subsidiary	10.12(g)
Superior Company Proposal	7.3(a)
Surviving Corporation	2.1
Takeover Statutes	4.9
Tax	10.12(h)
Taxes	10.12(h)
the date of this Agreement	10.11(b)
the date hereof	10.11(b)
Transactions	1.2(a)
Warrants	4.2(a)

A–ii

A–iii

A–iv

AGREEMENT AND PLAN OF MERGER

    THIS AGREEMENT AND PLAN OF MERGER, dated as of February 14, 2001, is among Westfield America, Inc., a Missouri corporation (the "Company"), Westfield America Management Limited (ACN 072 780 619) ("Parent"), in its capacity as responsible entity and trustee of Westfield America Trust, an Australian public unit trust, and Mall Acquisition Corp., a Delaware corporation to be formed prior to the Effective Time and to be owned, directly or indirectly, by Parent and/or one or more of the Offer Affiliates (as hereinafter defined) ("Merger Sub").

    WHEREAS, Parent and certain of its affiliates named on Annex B hereto (the "Offer Affiliates"), directly and indirectly, collectively beneficially own approximately 77.5% of the outstanding shares of common stock, par value $.01 per share (the "Common Stock"), of the Company; and

    WHEREAS, it is proposed that Parent make a cash tender offer to acquire all outstanding shares of Common Stock not already owned by Parent and the Offer Affiliates for $16.25 per share, net to the seller in cash, upon the terms and subject to the conditions set forth herein; and

    WHEREAS, the Board of Directors of the Company (the "Company Board"), based on the unanimous recommendation of a special committee of independent directors of the Company (the "Special Committee"), has (i) approved this Agreement, (ii) determined that each of this Agreement, the Offer (as hereinafter defined) and the Merger (as hereinafter defined) pursuant to which Merger Sub shall merge with and into the Company, with the Company as the surviving corporation, is advisable and fair to, and in the best interests of, the stockholders of the Company (other than Parent, the Offer Affiliates and Merger Sub), (iii) resolved to approve the Offer, the Merger and this Agreement and the transactions contemplated hereby, and (iv) recommended acceptance of the Offer and, if applicable, approval and adoption of this Agreement by such stockholders of the Company, subject to the terms and conditions set forth herein; and

    WHEREAS, contemporaneously with the execution and delivery of this Agreement, certain holders of the Company's issued and outstanding shares of SC Stock (as hereinafter defined) have entered into agreements (the "Series C Agreements") providing for certain actions relating to the SC Stock owned by them; and

    WHEREAS, the Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with the Offer and the Merger.

    NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the Company, Parent and Merger Sub hereby agree as follows:

ARTICLE I

THE OFFER

    SECTION 1.1 THE OFFER. (a) As promptly as practicable (but in no event more than twelve (12) business days after the date of this Agreement), Parent shall commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) a tender offer (the "Offer") for all of the outstanding shares of Common Stock (other than for shares owned by the Parent and the Offer Affiliates at the time of the Offer) (the "Shares") at a price of $16.25 per Share, to the seller in cash (such price, or such higher price per Share as may be paid in the Offer, being referred to herein as the "Offer Price"), subject to the conditions set forth in Section 3.3 below and Annex A hereto.

    (b) The obligations of Parent to commence the Offer and to accept for payment and to pay for any Shares validly tendered on or prior to the expiration of the Offer and not withdrawn shall be subject only to the conditions set forth in Annex A hereto. The Offer shall be made by means of an

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offer to purchase (the "Offer to Purchase") containing the terms set forth in this Agreement and the conditions set forth in Annex A hereto. Parent shall not, without the prior written consent of the Company, (i) terminate the Offer, except in accordance with the terms of Annex A attached hereto or (ii) extend the expiration of the Offer except as specifically provided herein.

    (c) Parent expressly reserves the right to modify the terms of the Offer; provided, that, without the Special Committee's prior written consent, Parent shall not decrease the Offer Price or decrease the number of Shares sought, change the form of consideration or amend any other condition of the Offer in any manner materially adverse to the holders of the Shares (other than with respect to insignificant changes or amendments and subject to the penultimate sentence of this Section 1.1(c)) or impose additional conditions without the prior written consent of the Special Committee; provided, however, that, if on the initial scheduled expiration date of the Offer, which shall be twenty (20) business days after the date that the Offer is commenced, all conditions to the Offer shall not have been satisfied or waived, Parent may, from time to time until such time as all such conditions are satisfied or waived, in its sole discretion, extend the expiration date; provided, further, however, that the expiration date of the Offer may not be extended beyond ninety (90) calendar days after commencement of the Offer without the Special Committee's prior written consent. In addition, the Offer Price may be increased and the Offer may be extended to the extent required by applicable Law (as hereinafter defined) in connection with such increase, in each case without the consent of the Special Committee. In addition, Parent may make available a "subsequent offering period," in accordance with Rule 14d-11 of the United States Securities and Exchange Commission (the "SEC"), of not greater than twenty (20) business days. On the terms and subject to the prior satisfaction or waiver of the conditions of the Offer and this Agreement, Parent shall accept for payment and pay for all Shares validly tendered and not withdrawn pursuant to the Offer as soon as practicable after the expiration of the Offer.

    (d) The parties understand and agree that the Offer Price has been calculated based upon the accuracy of the representation and warranty set forth in Section 4.2(a) and that, in the event the number of outstanding shares of Common Stock exceeds the amounts specifically set forth in Section 4.2(a) (including, without limitation, as a result of any stock split, reverse stock split, stock dividend, including any dividend or distribution of securities convertible into stock or stock equivalent of the Company, recapitalization, or other like change occurring after the date of this Agreement), the Offer Price shall be appropriately adjusted. The provisions of this Section 1.1(d) shall not, however, affect the representation and warranty set forth in Section 4.2(a).

    SECTION 1.2 COMPANY ACTIONS. (a) The Company hereby approves of and consents to the Offer and represents that the Company Board, based on the unanimous recommendation of the Special Committee, has (i) approved this Agreement, (ii) determined that each of the Agreement, the Offer and the Merger are advisable and fair to, and in the best interests of, the stockholders of the Company (other than Parent, the Offer Affiliates and Merger Sub), (iii) received the opinion of Lehman Brothers, Inc., financial advisor to the Company (the "Financial Advisor"), to the effect that, subject to the assumptions therein stated, the Offer Price to be received by holders of Shares pursuant to the Offer and the Merger Consideration (as hereinafter defined) pursuant to the Merger is fair to the stockholders of the Company (other than Parent, the Offer Affiliates and Merger Sub) from a financial point of view, (iv) resolved to approve the Offer, the Merger and this Agreement and the transactions contemplated hereby, including the Offer and the Merger (collectively, the "Transactions") (such approval and adoption having been made in accordance with the MGBCL (as hereinafter defined)), and (v) recommended acceptance of the Offer, and, if applicable, the approval and adoption of this Agreement by such stockholders of the Company. The Company further represents and warrants that (x) the Special Committee has been duly authorized and constituted, and (y) the Special Committee, at a meeting thereof duly called, unanimously determined that the terms of each of this Agreement, the Offer, the Merger and the other transactions contemplated by this Agreement are advisable and fair to, and in the best interests of, the stockholders of the Company (other than Parent, the Offer Affiliates

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and Merger Sub), and unanimously determined to recommend that the Company Board (1) approve this Agreement and the transactions contemplated hereby, (2) determine that each of this Agreement, the Offer and the Merger is advisable and fair to, and in the best interests of, the stockholders of the Company (other than Parent, the Offer Affiliates and Merger Sub), (3) recommend that the holders of Shares accept the Offer and tender their Shares pursuant to the Offer, and (4) recommend that the Company's stockholders approve and adopt this Agreement, if applicable. The Company has been advised by each of its directors that each such person either intends to tender pursuant to the Offer all Shares owned by such person or vote all Shares owned by such person in favor of the Merger.

    (b) In connection with the Offer, the Company will promptly furnish or cause to be furnished to Parent mailing labels, security position listings and any available listings or computer files containing the names and addresses of all holders of record of the Shares as of a recent date, and shall furnish Parent with such additional information (including, but not limited to, updated lists of holders of the Shares and their addresses, mailing labels and lists of security positions) and such assistance as Parent or its agents may reasonably request in communicating the Offer to the record and beneficial holders of the Shares. Subject to the requirements of applicable Law, and except for such steps as are necessary to disseminate the Offer Documents (as hereinafter defined) and any other documents necessary to consummate the Merger, Parent and its affiliates and associates shall hold in confidence the information contained in any such labels, listings and files and all other information delivered pursuant to this Section 1.2(b), will use such information only in connection with the Offer and the Merger and, if this Agreement shall be terminated, will deliver to the Company all copies, extracts or summaries of such information in their possession or the possession of their agents.

    SECTION 1.3 SEC DOCUMENTS. (a) On the date the Offer is commenced, Parent shall file with SEC (i) a Tender Offer Statement on Schedule TO in accordance with the Exchange Act with respect to the Offer (together with all amendments and supplements thereto and including the exhibits thereto, the "Schedule TO"), and (ii) together with the Company, a Rule 13e-3 Transaction Statement on Schedule 13E-3 with respect to the Offer, which shall be filed as part of the Schedule TO. The Schedule TO will include, as exhibits, the Offer to Purchase and a form of letter of transmittal (collectively, together with any amendments and supplements thereto, the "Offer Documents"). The Company hereby consents to the inclusion in the Offer Documents of the recommendations of the Company Board and the Special Committee described in Section 1.2(a). Concurrently with the filing of the Schedule TO by Parent, the Company shall file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 in accordance with the Exchange Act (together with all amendments and supplements thereto and including the exhibits thereto, the "Schedule 14D-9"), which shall, except as otherwise provided herein, contain the recommendation referred to in clause (v) of Section 1.2(a) hereof.

    (b) Parent will take all steps necessary to ensure that the Offer Documents, and the Company will take all steps necessary to ensure that the Schedule 14D-9, will comply in all material respects with the provisions of applicable Federal and state securities Laws. The information provided and to be provided by Parent or the Company for use in the Schedule TO, the Offer Documents and the Schedule 14D-9 shall not, on the date first filed with the SEC or first published, sent or provided to stockholders, as the case may be, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Parent will take all steps necessary to cause the Offer Documents, and the Company will take all steps necessary to cause the Schedule 14D-9, to be filed with the SEC and to be disseminated to holders of the Shares, in each case as and to the extent required by applicable Federal and state securities Laws. Each of Parent, on the one hand, and the Company, on the other hand, will promptly correct any information provided by it for use in the Offer Documents and the Schedule 14D-9 if and to the extent that it shall have become false and misleading in any material respect and Parent will take all steps necessary to cause the Offer

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Documents, and the Company will take all steps necessary to cause the Schedule 14D-9, as so corrected to be filed with the SEC and to be disseminated to holders of the Shares, in each case as and to the extent required by applicable Federal and state securities Laws. Parent and its counsel shall be given a reasonable opportunity to review and comment upon the Schedule 14D-9 and all amendments and supplements thereto prior to their filing with the SEC or dissemination to stockholders of the Company. The Special Committee and its counsel shall be given a reasonable opportunity to review and comment upon the Offer Documents prior to their filing with the SEC or dissemination to stockholders of the Company. The Company agrees to provide Parent and its counsel with copies of any written comments that the Company or its counsel may receive from the SEC or its staff with respect to the Schedule 14D-9 promptly after the receipt of such comments and Parent agrees to provide the Company and its counsel with copies of any written comments that Parent, or its counsel may receive from the SEC or its staff with respect to the Offer Documents promptly after the receipt of such comments.

ARTICLE II

THE MERGER

    SECTION 2.1 THE MERGER. At the Effective Time (as hereinafter defined) and upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware General Corporation Law (the "DGCL") and the Missouri General and Business Corporation Law (the "MGBCL"), Merger Sub shall be merged with and into the Company as soon as reasonably practicable after the Offer Completion (as hereinafter defined) (subject to the other terms of this Agreement, including, without limitation, Section 7.1 and Article VIII and IX) (the "Merger"). Following the Merger, the Company shall continue as the surviving corporation (the "Surviving Corporation") and the separate corporate existence of Merger Sub shall cease. Parent may, upon notice to the Company, modify the structure of the Merger (including, without limitation, the applicable provisions of Sections 2.5 and 3.1) if Parent determines it advisable to do so because of tax or other considerations, and the Company shall promptly enter into any amendment to this Agreement necessary or desirable to accomplish such structural modification; provided, however, that no such amendment shall have an adverse effect upon the stockholders of the Company (other than Parent, the Offer Affiliates and Merger Sub).

    SECTION 2.2 EFFECTIVE TIME. Subject to the provisions of this Agreement, Parent, Merger Sub and the Company shall cause the Merger to be consummated by filing (i) this Agreement or a certificate of merger or certificate of ownership and merger with the Secretary of State of the State of Delaware and (ii) articles of merger with Secretary of State of the State of Missouri in the form set forth on Schedule 2.2(ii) to this Agreement (the "Articles of Merger", the terms of which are incorporated in this Agreement by reference) or, in each case such other appropriate documents (collectively, the "Certificate of Merger"), in such forms as are required by, and executed in accordance with, the relevant provisions of the DGCL and the MGBCL. The Merger shall become effective upon such filing or at such time thereafter as is provided in the Certificate of Merger (the "Effective Time").

    SECTION 2.3 CLOSING OF THE MERGER. The closing of the Merger (the "Closing") will take place at a time and on a date to be specified by the parties (the "Closing Date"), which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Article VIII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions), at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036, or at such other time, date or place as agreed to in writing by the parties hereto.

    SECTION 2.4 EFFECTS OF THE MERGER. The Merger shall have the effects set forth in the DGCL and the MGBCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger

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Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

    SECTION 2.5 ARTICLES OF INCORPORATION AND BYLAWS. The articles of incorporation of the Company in effect at the Effective Time shall be the articles of incorporation of the Surviving Corporation. The bylaws of the Company in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with applicable Law.

    SECTION 2.6 DIRECTORS. The directors of Merger Sub at the Effective Time shall be the initial directors of the Surviving Corporation, to hold office in accordance with the articles of incorporation and bylaws of the Surviving Corporation until their successors are duly elected or appointed and qualified or until their earlier death, resignation or removal; provided, however, that immediately following the Effective Time, the board of directors of the Surviving Corporation shall be comprised of those individuals set forth on Schedule 2.6 to this Agreement.

    SECTION 2.7 OFFICERS. The officers of the Company at the Effective Time shall be the initial officers of the Surviving Corporation, to hold office in accordance with the articles of incorporation and bylaws of the Surviving Corporation until their successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.

ARTICLE III

CONVERSION OF SHARES

    SECTION 3.1 CONVERSION OF CAPITAL STOCK. As of the Effective Time, by virtue of the Merger and without any action on the part of the holders of any shares of capital stock of the Company or any shares of capital stock of Merger Sub, the Merger shall have such effects on the capital stock of the Company and Merger Sub as are set forth in the Articles of Merger filed with the Secretary of State of the State of Missouri.

    SECTION 3.2 EXCHANGE OF CERTIFICATES.

    (a) PAYING AGENT. Prior to the Effective Time, Parent shall designate a bank, trust company or other person, reasonably acceptable to the Special Committee, to act as agent for the holders of the Shares in connection with the Merger (the "Paying Agent") to receive the funds to which holders of the Shares shall become entitled pursuant to the terms of the Articles of Merger. Parent shall, from time to time, make available to the Paying Agent funds in amounts and at times necessary for the prompt payment of the Offer Price in cash, without interest (the "Merger Consideration"), as provided herein and in the Articles of Merger. All interest earned on such funds shall be paid to Parent.

    (b) EXCHANGE PROCEDURES. As soon as reasonably practicable after the Effective Time, Parent shall cause the Paying Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding Shares (the "Certificates") whose Shares were converted into the right to receive the Merger Consideration pursuant to the terms of the Articles of Merger, (i) a letter of transmittal (which shall specify that delivery shall be effective, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in such form not inconsistent with this Agreement as Parent may specify) and (ii) instructions for use in surrendering the Certificates in exchange for payment of the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Paying Agent, Parent shall cause the Paying Agent to pay to the holder of such Certificate the Merger Consideration, and the Certificate so surrendered shall forthwith be cancelled. In the event of a surrender of a Certificate representing Shares which are not registered in the transfer records of the Company under the name of the person surrendering such Certificate, payment may be made to a

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person other than the person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other Taxes (as hereinafter defined) required by reason of payment to a person other than the registered holder of such Certificate or establish to the satisfaction of the Paying Agent that such Tax has been paid or is not applicable. Until surrendered as contemplated by this Section 3.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration which the holder thereof has the right to receive in respect of such Certificate pursuant to the provisions of this Article III. No interest shall be paid or will accrue on the Merger Consideration payable to holders of Certificates pursuant to the provisions of this Article III.

    (c) TRANSFER BOOKS; NO FURTHER OWNERSHIP RIGHTS IN SHARES. At the Effective Time, the stock transfer books of the Company with respect to the Shares shall be closed and thereafter there shall be no further registration of transfers of the Shares on the records of the Company. From and after the Effective Time, the holders of Certificates evidencing ownership of the Shares outstanding immediately prior to the Effective Time shall cease to have rights with respect to such Shares, except as otherwise provided for herein or by applicable Law. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article III.

    (d) TERMINATION OF FUND; NO LIABILITY. At any time following twelve (12) months after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds (including any interest received with respect thereto) which had been made available to the Paying Agent and which have not been disbursed to holders of Certificates, and thereafter such holders shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat or other similar Laws) only as general creditors thereof with respect to the Merger Consideration payable upon due surrender of their Certificates, without any interest thereon. Notwithstanding the foregoing, none of Parent, the Surviving Corporation or the Paying Agent shall be liable to any holder of a Certificate for Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

    (e) LOST CERTIFICATES. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent shall pay in exchange for such lost, stolen or destroyed Certificate the Merger Consideration pursuant to this Agreement.

    SECTION 3.3 WITHHOLDING TAXES. Parent, the Company and Merger Sub shall be entitled to deduct and withhold, or cause the Paying Agent to deduct and withhold, from the Offer Price or the Merger Consideration payable to a holder of Shares pursuant to the Offer or the Merger any withholding and stock transfer Taxes and such amounts as are required under the Internal Revenue Code of 1986, as amended (the "Code"), or any applicable provision of state, local or foreign Tax Law. To the extent that amounts are so withheld by Parent, the Company or Merger Sub, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by Parent, the Company or Merger Sub.

    SECTION 3.4 WARRANTS. All Warrants (as hereinafter defined) issued and outstanding immediately prior to the Effective Time shall be retained and remain outstanding in accordance with their terms as warrants to purchase capital stock of the Surviving Corporation.

    SECTION 3.5 APPRAISAL RIGHTS. (a) Notwithstanding any provision of this Agreement to the contrary, Shares (collectively, the "Dissenting Shares") that are outstanding immediately prior to the

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Effective Time and that are held by stockholders who (x) shall have neither voted in favor of the Merger nor consented thereto in writing and (y) shall have demanded properly in writing appraisal for such Shares in accordance with Section 351.455 of MGBCL (the "Dissenting Stockholders") shall not be converted into, or represent the right to receive, the Merger Consideration. Such Dissenting Stockholders shall be entitled to receive payment of the appraised value of such Shares held by them in accordance with the provisions of such Section 351.455, except that all Dissenting Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such Shares under such Section 351.455 shall thereupon be deemed to have been converted into, and to have become exchangeable for, as of the Effective Time, the right to receive the Merger Consideration, without any interest thereon, upon surrender, in the manner provided in Section 3.2(b), of the certificate or certificates that formerly evidenced such Shares.

    (b) The Company shall give Parent (i) prompt notice of any demands for appraisal received by the Company, withdrawals of such demands, and any other instruments served pursuant to MGBCL and received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under MGBCL. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES
OF THE COMPANY

    Except as set forth in the disclosure schedule delivered by the Company to Parent prior to the execution of this Agreement (the "Company Disclosure Schedule") (each section of which qualifies the correspondingly numbered representation and warranty or covenant to the extent expressly specified therein), the Company hereby represents and warrants to each of Parent and Merger Sub as follows:

    SECTION 4.1 ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. (a) The Company and each of its subsidiaries, is a corporation or legal entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization and has all requisite corporate, partnership or similar power and authority to own, lease and operate its properties and to carry on its businesses as now conducted and proposed by the Company or any such subsidiary to be conducted. Each of the Company and its subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing does not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

    SECTION 4.2 CAPITALIZATION OF THE COMPANY AND ITS SUBSIDIARIES. (a) The authorized capital stock of the Company, immediately prior to the Closing, will consist of (i) 200,000,000 shares of Common Stock of which, as of the date hereof, 73,354,863 are issued and outstanding, (ii) 205,000,000 shares of excess stock, par value $.01 per share ("Excess Stock"), of which, as of the date hereof, none are issued and outstanding, (iii) 200 shares of voting senior preferred stock, par value $1.00 per share ("Senior Preferred Stock"), of which, as of the date hereof, none are issued and outstanding, and (iv) 5,000,000 shares of preferred stock, par value $1.00 per share ("Preferred Stock"), of which (A) 940,000 shares have been designated Series A cumulative redeemable preferred stock and of which, as of the date hereof, 940,000 shares are issued and outstanding, (B) 400,000 shares have been designated Series B Preferred Shares and of which, as of the date hereof, 270,000 shares are issued and outstanding, (C) 416,667 shares have been designated Series C cumulative convertible redeemable preferred stock ("Series C Stock") and of which, as of the date hereof, 416,667 shares are issued and outstanding, (D) 138,889 shares have been designated Series C-1 cumulative convertible redeemable preferred stock ("Series C-1 Stock") and of which, as of the date hereof, 138,889 shares

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are issued and outstanding, (E) 138,889 shares have been designated Series C-2 cumulative convertible redeemable preferred stock ("Series C-2 Stock", and, together with the Series C Stock and Series C-1 Stock, the "SC Stock") and of which, as of the date hereof, 138,889 shares are issued and outstanding, (F) 694,445 shares have been designated Series D cumulative convertible redeemable preferred stock ("Series D Stock") and of which, as of the date hereof, 694,445 shares are issued and outstanding, (G) 138,889 shares have been designated Series D-1 cumulative convertible redeemable preferred stock ("Series D-1 Stock") and of which, as of the date hereof, 138,889 shares are issued and outstanding, (H) 477,778 shares have been designated Series E cumulative convertible redeemable preferred stock ("Series E Stock") and of which, as of the date hereof, 477,778 shares are issued and outstanding, and (I) 107,483 shares have been designated Series F cumulative redeemable preferred stock and of which, as of the date hereof, no shares are issued and outstanding. All issued and outstanding shares of capital stock of the Company (i) have been duly authorized and validly issued, (ii) are fully paid and non-assessable, (iii) were issued in compliance with all applicable federal and state Laws concerning the issuance of securities and (iv) are free of preemptive rights. As of the date hereof, (i) 11,175,648 shares of Common Stock were reserved for issuance and issuable upon or otherwise deliverable in connection with the exercise of the warrants (the "Warrants") listed on Section 4.2 of the Company Disclosure Schedule, (ii) 4,166,670 shares of Common Stock were reserved for issuance and issuable upon or otherwise deliverable in connection with the conversion of outstanding shares of Series C Stock, (iii) 1,388,890 shares of Common Stock were reserved for issuance and issuable upon or otherwise deliverable in connection with the conversion of outstanding shares of Series C-1 Stock, (iv) 1,388,890 shares of Common Stock were reserved for issuance and issuable upon or otherwise deliverable in connection with the conversion of outstanding shares of Series C-2 Stock, (v) 6,944,450 shares of Common Stock were reserved for issuance and issuable upon or otherwise deliverable in connection with the conversion of outstanding shares of Series D Stock, (vi) 1,388,890 shares of Common Stock were reserved for issuance and issuable upon or otherwise deliverable in connection with the conversion of outstanding shares of Series D-1 Stock, and (vii) 4,778,000 shares of Common Stock were reserved for issuance and issuable upon or otherwise deliverable in connection with the conversion of outstanding shares of Series E Stock. Except as set forth above and except as otherwise set forth on Section 4.2 of the Company Disclosure Schedule, as of the date hereof, there are outstanding (i) no shares of capital stock or other voting securities of the Company; (ii) no securities of the Company or any of its subsidiaries convertible into or exchangeable for shares of capital stock or voting securities of the Company; (iii) no options or other rights to acquire from the Company or any of its subsidiaries, and no obligations of the Company or any of its subsidiaries to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company; and (iv) no equity equivalents, interests in the ownership or earnings of the Company or any of its subsidiaries or other similar rights (including stock appreciation rights) (collectively, "Company Securities"). Except as set forth above and except as otherwise set forth on Section 4.2 of the Company Disclosure Schedule, there are no outstanding obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any Company Securities. There are no stockholder agreements, voting trusts or other agreements or understandings to which the Company or any of its subsidiaries is a party or to which it is bound relating to the voting of any shares of capital stock of the Company.

    (b) Except as otherwise set forth on Section 4.2 of the Company Disclosure Schedule, all of the outstanding capital stock or other equity or ownership interests of the Company's subsidiaries is owned by the Company, directly or indirectly, free and clear of any Lien (as hereinafter defined) or any other limitation or restriction (including any restriction on the right to vote or sell the same, except as may be provided as a matter of Law). There are no securities of the Company or its subsidiaries convertible into or exchangeable for, no options or other rights to acquire from the Company or its subsidiaries, and no other contract, understanding, arrangement or obligation (whether or not contingent) providing for the issuance or sale, directly or indirectly of, any capital stock or other equity or ownership interests

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in, or any other securities of, any subsidiary of the Company. There are no outstanding obligations (contractual or otherwise) of the Company or its subsidiaries to repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other equity or ownership interests in any subsidiary of the Company. For purposes of this Agreement, "Lien" means, with respect to any asset (including, without limitation, any security) any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

    SECTION 4.3 AUTHORITY RELATIVE TO THIS AGREEMENT; STOCKHOLDER APPROVAL. (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. No other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than, with respect to the Merger and this Agreement, the Company Requisite Vote (as hereinafter defined)). This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid, legal and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

    (b) The Company Board by unanimous vote and acting on the unanimous recommendation of the Special Committee, duly and validly authorized the execution and delivery of this Agreement, and taken all corporate actions required to be taken by the Company Board for the consummation of the transactions, including the Offer and the Merger, contemplated hereby and has (i) approved this Agreement, (ii) determined that each of this Agreement, the Offer and the Merger is advisable and fair to, and in the best interests of, the stockholders of the Company (other than Parent, the Offer Affiliates and Merger Sub), (iii), resolved to approve the Offer, the Merger and this Agreement and the transactions contemplated hereby, and (iv) recommended acceptance of the Offer and, if applicable, approval and adoption of this Agreement by such stockholders of the Company, subject to the terms and conditions set forth herein. The Company Board has directed that this Agreement, to the extent required, be submitted to the stockholders of the Company for their approval. The affirmative approval of the holders of shares of Common Stock representing at least two-thirds of the outstanding shares of Common Stock as of the record date for the Company (the "Company Requisite Vote") is the only vote of the holders of any class or series of capital stock of the Company necessary to adopt this Agreement and approve the transactions contemplated hereby.

    SECTION 4.4 SCHEDULE 14D-9; OFFER DOCUMENTS; PROXY STATEMENT. Neither the Schedule 14D-9, any other document required to be filed by the Company with the SEC or any other Governmental Entity (as hereinafter defined) in connection with the Transactions, nor any information supplied by the Company for inclusion in the Offer Documents shall, at the respective times the Schedule 14D-9 and any such other filings by the Company, the Offer Documents or any amendments or supplements thereto are filed with the SEC or other applicable Governmental Entity or are first published, sent or given to stockholders of the Company, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading. The proxy statement (the "Proxy Statement") relating to the Company Stockholder Meeting (as hereinafter defined) to be held in connection with the Merger, if required to be held pursuant to applicable Law will not, on the date the Proxy Statement (including any amendment or supplement thereto) is first mailed to stockholders of the Company, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading or shall, at the time of the Company Stockholder Meeting or at the Effective Time, omit to state any material fact necessary to correct any statement in any earlier communication

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with respect to the solicitation of proxies for the Company Stockholder Meeting which shall have become false or misleading in any material respect. The Schedule 14D-9, and any other document required to be filed by the Company with the SEC in connection with the Transactions and the Proxy Statement will, when filed by the Company with the SEC, comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to the statements made in any of the foregoing documents based on and in conformity with information supplied in writing by or on behalf of Parent or Merger Sub specifically for inclusion therein.

    SECTION 4.5 CONSENTS AND APPROVALS; NO VIOLATIONS. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Exchange Act, state securities or blue sky Laws, the filing and recordation of the Certificate of Merger as required by the DGCL and the MGBCL, the filing (if applicable) of a statement of reduction of stated capital pursuant to Section 351.195 of the MGBCL, and as otherwise set forth in Section 4.5 of the Company Disclosure Schedule, no filing with or notice to, and no permit, authorization, consent or approval of, any court or tribunal or administrative, governmental or regulatory body, agency or authority (a "Governmental Entity") is necessary for the execution and delivery by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice does not and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

    SECTION 4.6 LITIGATION. There is no suit, claim, action, proceeding or investigation pending or, to the Company's knowledge, threatened against the Company or any of its subsidiaries or any of their respective properties or assets which, as of the date hereof, (i) questions the validity of this Agreement or any action to be taken by the Company in connection with the consummation of the transactions contemplated hereby or (ii) would reasonably be expected to otherwise prevent or delay the consummation of the transactions contemplated by this Agreement.

    SECTION 4.7 OPINION OF FINANCIAL ADVISOR. The Financial Advisor has delivered to the Special Committee and the Company Board its opinion, dated the date of this Agreement, to the effect that, as of such date, the consideration to be received in the Offer and the Merger by the Company's stockholders is fair to the Company's stockholders (other than Parent, the Offer Affiliates and Merger Sub) from a financial point of view, and such opinion has not been withdrawn or modified. The Company has been authorized by the Financial Advisor to permit the inclusion of such opinion in its entirety in the Offer Documents, the Schedule 14D-9 and the Proxy Statement, so long as such inclusion is in form and substance reasonably satisfactory to the Financial Advisor and its counsel.

    SECTION 4.8 BROKERS. No broker, finder or investment banker (other than the Financial Advisor, a true and correct copy of whose engagement agreement has been made available to Parent) is entitled to any brokerage, finder's or other fee or commission or expense reimbursement in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of the Company or any of its subsidiaries.

    SECTION 4.9 TAKEOVER STATUTE. The transactions contemplated hereby (the "Covered Transactions") are exempt from the requirements of any "moratorium", "control share", "fair price", "affiliate transaction", "business combination" or other antitakeover Laws and regulations of the State of Missouri (collectively, "Takeover Statutes"), including, without limitation, Sections 351.407 and 351.459 of the MGBCL, or any antitakeover provision in the Company's articles of incorporation and bylaws.

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ARTICLE V

REPRESENTATION AND WARRANTIES
OF PARENT AND MERGER SUB

    Parent and Merger Sub hereby represent and warrant to the Company as follows (representations and warranties made by or in respect of Merger Sub shall be initially made on the Joinder Date (as hereinafter defined)):

    SECTION 5.1 ORGANIZATION. (a) Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its businesses as now conducted or proposed by Parent or Merger Sub to be conducted, except where the failure to be duly organized, existing and in good standing or to have such power and authority could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.

    (b) Each of Parent and Merger Sub is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing does not and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.

    SECTION 5.2 AUTHORITY RELATIVE TO THIS AGREEMENT. (a) Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the Transactions contemplated hereby. No other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Parent and Merger Sub and constitutes a valid, legal and binding agreements of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

    (b) The Board of Directors of Merger Sub and the stockholder(s) of Merger Sub have duly and validly authorized the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and taken all corporate actions required to be taken by such Boards of Directors and the stockholder(s) of Merger Sub for the consummation of the transactions.

    SECTION 5.3 PROXY STATEMENT; OFFER DOCUMENTS. The Offer Documents and any other documents to be filed by Parent or Merger Sub with the SEC or any other Governmental Entity in connection with the Transactions will (in the case of the Offer Documents and any such other documents filed with the SEC under the Exchange Act) comply as to form in all material respects with the requirements of the Exchange Act, and will not, on the date of filing with the SEC or other applicable Governmental Entity or, in the case of the Proxy Statement, on the date the Proxy Statement is first mailed to stockholders of the Company, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading or shall, at the time of the Company Stockholder Meeting or at the Effective Time, omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Stockholder Meeting which shall have become false or misleading in any material respect. Notwithstanding the foregoing, neither Parent nor Merger Sub makes any representation or warranty with respect to the statements made in any of the foregoing documents based on and in conformity with information supplied by or on behalf of the Company specifically for inclusion therein.

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    SECTION 5.4 CONSENTS AND APPROVALS; NO VIOLATIONS. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Exchange Act, state securities or blue sky Laws and the filing and recordation of the Certificate of Merger as required by the DGCL and the MGBCL, no filing with or notice to, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution and delivery by Parent or Merger Sub of this Agreement or the consummation by Parent or Merger Sub of the Transactions contemplated hereby, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice do not or could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent. Neither the execution, delivery and performance of this Agreement by Parent or Merger Sub nor the consummation by Parent or Merger Sub of the Transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the respective articles of incorporation or bylaws (or similar governing documents) of Parent or Merger Sub, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent or Merger Sub is a party or by which either of them or any of their respective properties or assets may be bound or (iii) violate any Law applicable to Parent or Merger Sub or any of their respective properties or assets, except in the case of (ii) or (iii) for violations, breaches or defaults which do not or could not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of Parent or Merger Sub to consummate the transactions contemplated by this Agreement.

    SECTION 5.5 FINANCING. Parent will have available, and will provide Merger Sub with, the funds necessary to consummate the Offer and the Merger.

ARTICLE VI

COVENANTS RELATED TO CONDUCT OF BUSINESS

    SECTION 6.1 CONDUCT OF BUSINESS OF THE COMPANY. Except as contemplated by this Agreement, during the period from the date hereof to the Effective Time, the Company will, and will cause each of its subsidiaries to, conduct its operations in the ordinary and usual course of business consistent with past practice and take all such actions necessary to continue to qualify as a real estate investment trust within the meaning of the Code ("REIT") (including, without limitation, at the request of Parent, by issuing shares of voting preferred stock in such number, to such persons and at such times as are reasonably requested by Parent in order to facilitate continued compliance with the conditions set forth in Section 856(a)(5) of the Code) and, to the extent consistent therewith, with no less diligence and effort than would be applied in the absence of this Agreement, seek to preserve intact its current business organizations, seek to keep available the service of its current officers and seek to preserve its relationships with customers, suppliers and others having business dealings with it to the end that goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement or in Section 6.1 of the Company Disclosure Schedule, prior to the Effective Time, neither the Company nor any of its subsidiaries will, without the prior written consent of Parent:

    (a) amend its articles of incorporation or bylaws (or other similar governing instrument);

    (b) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities convertible into or exchangeable for any stock or any equity equivalents (including, without limitation, any stock options or stock appreciation rights);

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    (c) (i) split, combine or reclassify any shares of its capital stock; (ii) except as expressly set forth in Section 7.11 below and other than as necessary to maintain the Company's qualification as a REIT without the imposition of any excise taxes pursuant to Section 4981 of the Code, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock; (iii) make any other actual, constructive or deemed distribution in respect of any shares of its capital stock or otherwise make any payments to stockholders in their capacity as such; or (iv) redeem, repurchase or otherwise acquire any of its securities or any securities of any of its subsidiaries;

    (d) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its subsidiaries (other than the Merger);

    (e) alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of any subsidiary;

    (f)  (i) incur or assume any long-term or short-term debt or issue any debt securities, except for borrowings under existing lines of credit in the ordinary and usual course of business consistent with past practice and in amounts not material to the Company and its subsidiaries taken as a whole; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person, except in the ordinary and usual course of business consistent with past practice and in amounts not material to the Company and its subsidiaries, taken as a whole, and except for obligations of the wholly owned subsidiaries of the Company; (iii) make any loans, advances or capital contributions to, or investments in, any other person (other than to the wholly owned subsidiaries of the Company); (iv) pledge or otherwise encumber shares of capital stock of the Company or its subsidiaries; or (v) mortgage or pledge any of its material assets, tangible or intangible, or create or suffer to exist any material Lien thereupon;

    (g) enter into or adopt any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase agreement, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan, fund, award or other arrangement for the benefit or welfare of any director, officer or employee in any manner, or increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan and arrangement as in effect as of the date hereof (including, without limitation, the granting of stock appreciation rights or performance units);

    (h) acquire, sell, lease or dispose of any assets outside the ordinary and usual course of business consistent with past practice or any assets which in the aggregate are material to the Company and its subsidiaries taken as a whole, enter into any commitment or transaction outside the ordinary and usual course of business consistent with past practice;

    (i)  except as may be required as a result of a change in Law or in generally accepted accounting principles applied on a consistent basis ("GAAP"), change any of the accounting principles or practices used by it;

    (j)  revalue in any material respect any of its assets other than in the ordinary and usual course of business consistent with past practice or as required by GAAP;

    (k) (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or any equity interest therein; (ii) enter into any contract or agreement, other than in the ordinary and usual course of business consistent with past practice or amend in any material respect any material contracts or agreements; (iii) authorize any new capital expenditure or expenditures which, individually, is in excess of $50.0 million or, in the

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aggregate, are in excess of $250.0 million; or (iv) enter into or amend any contract, agreement, commitment or arrangement providing for the taking of any action that would be prohibited hereunder;

    (l)  make or revoke any Tax election (other than an election to treat a corporation as a "taxable REIT subsidiary" within the meaning of Section 856(l) of the Code), settle or compromise any Tax liability, change (or make a request to any taxing authority to change) any aspect of its method of accounting for Tax purposes, or take any action or enter into any agreement which could reasonably be expected to result in the termination of the Company's status as a REIT;

    (m) pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary and usual course of business consistent with past practice of liabilities reflected or reserved against in the consolidated financial statements of the Company and its subsidiaries or incurred in the ordinary and usual course of business consistent with past practice or waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which the Company or any of its subsidiaries is a party;

    (n) settle or compromise any pending or threatened suit, action or claim relating to the transactions contemplated hereby;

    (o) enter into any agreement or arrangement that limits or otherwise restricts the Company or any of its subsidiaries or any successor thereto or that could, after the Effective Time, limit or restrict the Surviving Corporation and its affiliates (including Parent) or any successor thereto, from engaging or competing in any line of business or in any geographic area; or

    (p) take, propose to take, or agree in writing or otherwise to take, any of the actions described in Sections 6.1(a) through 6.1(o) or any action which would make any of the representations or warranties of the Company contained in this Agreement (i) which are qualified as to materiality untrue or incorrect or (ii) which are not so qualified untrue or incorrect in any material respect.

    SECTION 6.2 ACCESS TO INFORMATION. Between the date hereof and the Effective Time, the Company will give Parent and Merger Sub and their authorized representatives (including counsel, financial advisors and auditors) reasonable access during normal business hours to all employees, offices and other facilities and to all books and records of the Company and its subsidiaries, will permit Parent and Merger Sub to make such inspections as Parent and Merger Sub may reasonably require and will cause the Company's officers and those of its subsidiaries to furnish Parent and Merger Sub with such financial and operating data and other information with respect to the business, properties and personnel of the Company and its subsidiaries as Parent or Merger Sub may from time to time reasonably request, provided that no investigation pursuant to this Section 6.2 shall affect or be deemed to modify any of the representations or warranties made by the Company.

ARTICLE VII

ADDITIONAL AGREEMENTS

    SECTION 7.1 COMPANY STOCKHOLDER MEETING, PROXY STATEMENT. (a) If required by applicable Law in order to consummate the Merger, the Company, acting through the Company Board, shall, in accordance with applicable Law, its articles of incorporation and by-laws:

      (i)  as promptly as practicable following the acceptance for payment and purchase of Shares by Merger Sub pursuant to the Offer duly call, give notice of, convene and hold a special meeting of its stockholders (the "Company Stockholder Meeting") for the purposes of considering and taking action upon the approval of the Merger and the approval and adoption of this Agreement;

      (ii) prepare and file with the SEC a preliminary proxy or information statement relating to the Merger and this Agreement and (x) obtain and furnish the information required to be included

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  by the SEC in the Proxy Statement and, after consultation with Parent, respond promptly to any comments made by the SEC with respect to the preliminary proxy or information statement and cause a definitive proxy or information statement, including any amendment or supplement thereto to be mailed to its stockholders at the earliest practicable date; provided that no amendment or supplement to the Proxy Statement will be made by the Company without consultation with Parent and its counsel and (y) use its reasonable best efforts to obtain the necessary approvals of the Merger and this Agreement by its stockholders; and

      (iii) unless this Agreement has been terminated in accordance with Article IX, subject to its rights pursuant to Section 7.3, include in the Proxy Statement the recommendation of the Company Board that stockholders of the Company vote in favor of the approval of the Merger and the approval and adoption of this Agreement.

    (b) Parent shall vote, or cause to be voted, all of the Shares then owned by it or Merger Sub in favor of the approval and adoption of this Agreement. The Company has been advised that the Offer Affiliates currently intend, subject to the requirements of applicable Law, to vote all of the Shares owned by them in favor of the approval and adoption of this Agreement.

    (c) Notwithstanding anything else in this Agreement, in the event that Merger Sub shall acquire ownership of an aggregate number of the outstanding shares of each class of capital stock of the Company, pursuant to the Offer or otherwise, sufficient to enable Merger Sub or the Company to cause the Merger to become effective under applicable Law without a meeting of stockholders of the Company, the parties hereto shall, at the request of Parent and subject to Article VIII below, take all necessary and appropriate action (including, without limitation, modifying the provisions of Sections 2.5 and 3.1) to cause the Merger to become effective as soon as practicable after the consummation of such acquisition, without a meeting of stockholders of the Company, in accordance with the terms of Section 351.447 of the MGBCL.

    SECTION 7.2 REASONABLE BEST EFFORTS. Subject to the terms and conditions of this Agreement, each party will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate the Offer and the Merger and the other Transactions contemplated by this Agreement.

    SECTION 7.3 ACQUISITION PROPOSALS. (a) From the date hereof until the termination hereof, the Company will not, nor will it permit any of its subsidiaries to, nor will it authorize or permit any officer, director or employee of or any investment banker, attorney, accountant or other advisor or representative of, the Company or any of its subsidiaries to, directly or indirectly, (i) solicit, initiate or encourage the submission of any Acquisition Proposal (as hereinafter defined) or (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate, any Acquisition Proposal or any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal. Notwithstanding the foregoing, prior to the acceptance for payment of Shares pursuant to the Offer, the Company may, to the extent required by the fiduciary obligations of the Company Board, as determined in good faith by a majority of the disinterested members thereof after consultation with outside counsel, in response to the Acquisition Proposal that was made by a person whom the Special Committee determines, in good faith after consultation with outside counsel and an independent financial advisor, to be reasonably capable of making a Superior Company Proposal (as hereinafter defined), that was not solicited by the Company and that did not otherwise result from a breach of this Section 7.3(a), (x) furnish information with respect to the Company to the person or group making such Acquisition Proposal and its representatives pursuant to a customary confidentiality agreement and (y) participate in discussions and negotiations with such person or group and its representatives to the extent required regarding such Acquisition Proposal. For purposes of this Agreement, "Superior Company Proposal" means any proposal made by a third party to acquire all or substantially all the equity securities or

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assets of the Company, pursuant to a tender or exchange offer, a merger, a consolidation, a liquidation or dissolution, a recapitalization or a sale of all or substantially all its assets, (i) on terms which a majority of the disinterested directors of the Company determines in its good faith judgment to represent superior value for the holders of Shares than the Offer and the Merger, taking into account all the terms and conditions of such proposal and this Agreement (including any proposal by Parent to amend the terms of this Agreement, the Offer and the Merger) and (ii) that is reasonably capable of being completed, taking into account all financial, regulatory, legal and other aspects of such proposal.

    (b) Neither the Company Board nor the Special Committee will withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent, its approval or recommendation of this Agreement, the Offer or the Merger unless the Company Board or the Special Committee, after consultation with independent legal counsel, determines in good faith that such action is necessary for the Company Board or the Special Committee to comply with its fiduciary duties under applicable Law. Nothing contained in this Section 7.3(b) shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Company's stockholders if, in the good faith reasonable judgment of the Company Board or the Special Committee, after consultation with independent legal counsel, failure so to disclose would be inconsistent with its obligations under applicable Law; provided, that except as otherwise permitted in this Section 7.3(b), the Company shall not withdraw or modify, or propose to withdraw or modify, its position with respect to the Offer or the Merger or approve or recommend, or propose to approve or recommend, an Acquisition Proposal. Notwithstanding anything contained in this Agreement to the contrary, any action by the Company Board or the Special Committee permitted by, and taken in accordance with, this Section 7.3(b) shall not constitute a breach of this Agreement by the Company. Nothing in this Section 7.3(b) shall (i) permit the Company to terminate this Agreement (except as provided in Article IX hereof) or (ii) affect any other obligations of the Company under this Agreement.

    SECTION 7.4 PUBLIC ANNOUNCEMENTS. Each of Parent, Merger Sub and the Company will consult with one another before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement, including, without limitation, the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law or by obligations pursuant to any listing agreement with the New York Stock Exchange or the Australian Stock Exchange, as applicable, as reasonably determined in good faith, after consultation with legal counsel, by Parent, Merger Sub or the Company, as the case may be.

    SECTION 7.5 INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE. (a) Following the Effective Time, Parent shall cause the Surviving Corporation, to the fullest extent permitted by applicable Law, to indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, a director, officer, agent, representative or employee of the Company (each an "Indemnified Party" and, collectively, the "Indemnified Parties") against all losses, expenses (including reasonable attorneys' fees and expenses), claims, damages or liabilities or, subject to the proviso of the next succeeding sentence, amounts paid in settlement, arising out of actions or omissions occurring at or prior to the Effective Time and whether asserted or claimed prior to, at or after the Effective Time that are in whole or in part (i) based on, or arising out of the fact that such person is or was a director, officer, agent, representative or employee of the Company or (ii) based on, arising out of or pertaining to the transactions contemplated by this Agreement. In the event of any such loss, expense, claim, damage or liability (whether or not arising before the Effective Time), (i) the Surviving Corporation shall advance the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to the Surviving Corporation, promptly after statements therefor are received and otherwise advance to such Indemnified Party upon request reimbursement of documented expenses

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reasonably incurred, in either case to the extent not prohibited by the MGBCL and upon receipt of any affirmation and undertaking required by the MGBCL, (ii) the Surviving Corporation will cooperate in the defense of any such matter and (iii) any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under the MGBCL and the Company's articles of incorporation or bylaws shall be made by independent counsel mutually acceptable to Parent and the Indemnified Party; provided, however, that the Surviving Corporation shall not be liable for any settlement effected without its written consent. The Indemnified Parties as a group may retain only one law firm with respect to each related matter except to the extent there is, in the opinion of counsel to an Indemnified Party, under applicable standards of professional conduct, a conflict on any significant issue between positions of any two or more Indemnified Parties.

    (b) For a period of six (6) years after the Effective Time, the Surviving Corporation shall cause to be maintained in effect the policies of directors' and officers' liability insurance maintained by the Company for the benefit of those persons who are covered by such policies at the Effective Time (or the Surviving Corporation may substitute therefor policies of at least the same coverage with respect to matters occurring prior to the Effective Time), to the extent that such liability insurance can be maintained annually at a cost to the Surviving Corporation not greater than 150 percent of the premium for the current Company directors' and officers' liability insurance; provided that if such insurance cannot be so maintained or obtained at such costs, the Surviving Corporation shall maintain or obtain as much of such insurance as can be so maintained or obtained at a cost equal to 150 percent of the current annual premiums of the Company for such insurance.

    (c) In the event the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then and in either such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation shall assume the obligations set forth in this Section 7.5.

    (d) To the fullest extent permitted by Law, from and after the Effective Time, all rights to indemnification now existing in favor of the employees, agents, directors or officers of the Company with respect to their activities as such prior to the Effective Time, as provided in the Company's articles of incorporation or bylaws, in effect on the date thereof or otherwise in effect on the date hereof, shall survive the Merger and shall continue in full force and effect for a period of not less than six years from the Effective Time.

    (e) The provisions of this Section 7.5 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her representatives.

    SECTION 7.6 NOTIFICATION OF CERTAIN MATTERS. The Company shall give prompt notice to Parent and Merger Sub, and Parent and Merger Sub shall give prompt notice to the Company, of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty contained in this Agreement, which is qualified as to materiality, to be untrue or inaccurate, or any representation or warranty not so qualified, to be untrue or inaccurate in any material respect at or prior to the Effective Time, (ii) any material failure of the Company, Parent or Merger Sub, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, (iii) any notice of, or other communication relating to, a default or event which, with notice or lapse of time or both, would become a default, received by it or any of its subsidiaries subsequent to the date of this Agreement and prior to the Effective Time, under any contract or agreement material to the financial condition, properties, businesses or results of operations of it and its subsidiaries taken as a whole to which it or any of its subsidiaries is a party or is subject, (iv) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, or (v) any Material Adverse Effect in their respective

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financial condition, properties, businesses or results of operations, taken as a whole, other than changes resulting from general economic conditions; provided, however, that the delivery of any notice pursuant to this Section 7.6 shall not cure such breach or non-compliance or limit or otherwise affect the remedies available hereunder to the party receiving such notice.

    SECTION 7.7 SEC FILINGS. Each of Parent and the Company shall promptly provide the other party (or its counsel) with copies of all filings made by the other party or any of its subsidiaries with the SEC or any other Governmental Entity in connection with this Agreement and the transactions contemplated hereby.

    SECTION 7.8 OBLIGATIONS OF MERGER SUB. Subject to the terms of this Agreement, Parent will take all reasonable action necessary to cause Merger Sub (i) to be incorporated prior to the Effective Time and become a party to this Agreement by executing a counterpart of this Agreement where indicated on the signature page hereof (the date of such execution, the "Joinder Date") and (ii) to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement. All representations, warranties, covenants, agreements, rights and obligations of Merger Sub herein shall become effective as to Merger Sub as of the Joinder Date.

    SECTION 7.9 ANTITAKEOVER STATUTES. If any Takeover Statute is or may become applicable to the Covered Transactions, each of Parent, Merger Sub and the Company shall take such actions as are necessary so that the Covered Transactions may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of any Takeover Statute on the Covered Transactions.

    SECTION 7.10 STOCKHOLDER LITIGATION. The Company shall give Parent reasonable opportunity to participate in the defense of any stockholder litigation against the Company and/or its officers and directors relating to the transactions contemplated hereby.

    SECTION 7.11 INTERIM DIVIDEND. (a) Parent and the Company hereby agree that if and to the extent that Parent does not accept for payment and pay for all Shares validly tendered and not withdrawn pursuant to the Offer after the expiration of the Offer (the "Offer Completion") prior to March 20, 2001, the Company Board shall on such date declare a dividend for the fiscal quarter ended March 31, 2001, of $0.3725 per share (or such other amount as the Company Board determines based upon the estimated earnings for the fiscal year and the applicable distribution requirements under the Code) of Common Stock (the "First Quarter Dividend Amount"), such dividend to be paid on the earlier of (x) the date of the Offer Completion and (y) April 30, 2001 to holders of record of shares of Common Stock on March 30, 2001 or such earlier date of the Offer Completion.

    (b) Parent and the Company hereby agree that if and to the extent that the Offer Completion does not occur prior to June 19, 2001, the Company Board shall on such date declare a dividend for the fiscal quarter ended June 30, 2001, of $0.3725 per share (or such other amount as the Company Board determines based upon the estimated earnings for the fiscal year and the applicable distribution requirements under the Code) of Common Stock (the "Second Quarter Dividend Amount"), such dividend to be paid on the earlier of (x) the date of the Offer Completion and (y) July 31, 2001 to holders of record of Common Stock on June 30, 2001 or such earlier date of the Offer Completion.

    (c) If Parent determines that the Offer Completion is reasonably likely to occur prior to March 20, 2001, it shall deliver notice (a "First Quarter Notice") to such effect to the Company, which First Quarter Notice shall include Parent's reasonable estimate of the anticipated date of the Offer Completion (the "Estimated First Quarter Closing Date") and which First Quarter Notice shall be delivered no less than fifteen days prior to the Estimated First Quarter Closing Date. Upon receipt of such a First Quarter Notice, the Company Board shall promptly (and no later than four days after receipt of the First Quarter Notice) declare a dividend equal to the Pro Rata First Quarter Dividend Amount (as defined below), such dividend to be paid on the earlier of (x) the Estimated First Quarter

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Closing Date and (y) the date of the Offer Completion to holders of record of Common Stock on a date no less than 10 days prior to the Estimated First Quarter Closing Date. "Pro Rata First Quarter Dividend Amount" shall equal the First Quarter Dividend Amount multiplied by a fraction (1) the numerator of which shall be the number of days from January 1, 2001 until the Estimated First Quarter Closing Date and (2) the denominator of which shall be 90.

    (d) If Parent determines that the Offer Completion is reasonably likely to occur after April 1, 2001 but prior to June 19, 2001, it shall deliver notice (a "Second Quarter Notice") to such effect to the Company, which Second Quarter Notice shall include Parent's reasonable estimate of the anticipated date of the Offer Completion (the "Estimated Second Quarter Closing Date") and which Second Quarter Notice shall be delivered no less than fifteen days prior to the Estimated Second Quarter Closing Date. Upon receipt of such a Second Quarter Notice, the Company Board shall promptly (and no later than four days after receipt of the Second Quarter Notice) declare a dividend equal to the Pro Rata Second Quarter Dividend Amount (as defined below), such dividend to be paid on the earlier of (x) the Estimated Second Quarter Closing Date and (y) the date of the Offer Completion to holders of record of Common Stock on a date no less than 10 days prior to the Estimated Second Quarter Closing Date. "Pro Rata Second Quarter Dividend Amount" shall equal the Second Quarter Dividend Amount multiplied by a fraction (1) the numerator of which shall be the number of days from April 1, 2001 until the Estimated Second Quarter Closing Date and (2) the denominator of which shall be 91.

    (e) If the actual date of the Offering Completion occurs on or prior to the fifteenth day after the Estimated First Quarter Closing Date, no further dividends shall be paid by the Company to the holders of Common Stock other than the dividend paid in accordance with Section 7.11(c) above. However, if the date of the Offering Completion does not occur on or prior to such fifteenth day, the provisions of Sections 7.11(a), (b), (c) and (d) shall remain applicable; provided, however, that upon the further application of such Sections 7.11(a) and (c) there shall be deducted from the First Quarter Dividend Amount or the Pro Rata First Quarter Dividend Amount, as the case may be, any amounts paid as a Pro Rata First Quarter Dividend Amount under previous application(s) of Section 7.11(c) above.

    (f)  If the actual date of the Offering Completion occurs on or prior to the fifteenth day after the Estimated Second Quarter Closing Date, no further dividends shall be paid by the Company to the holders of Common Stock other than the dividends paid in accordance with Sections 7.11(a) and (d) above. However, if the date of the Offering Completion does not occur on or prior to such fifteenth day, the provisions of Sections 7.11(b) and (d) shall remain applicable; provided, however, that upon the further application of such sections there shall be deducted from the Second Quarter Dividend Amount or the Pro Rata Second Quarter Dividend Amount, as the case may be, any amounts paid as a Pro Rata Second Quarter Dividend Amount under previous application(s) of Section 7.11(d) above.

    (g) Parent and the Company agree to use their reasonable best efforts to modify the terms of this Section 7.11 if and to the extent necessary to preserve the intent and purpose of this Section 7.11.

    SECTION 7.12 PARTNERSHIP REDEMPTIONS. For a period of one year following the Effective Time, Parent and the Company hereby agree that the Value of a Reit Share (as such term is defined in the First Amended and Restated Agreement of Limited Partnership of Westfield America Limited Partnership, as amended (the "OP Partnership Agreement")) shall be no less than the Offer Price for purposes of determining the cash amount payable to holders of Partnership Common Units or Investor Unit Rights (as such terms are defined in the OP Partnership Agreement) upon redemption of such securities. In addition, Parent and the Company hereby agree that no such redemption shall be satisfied using Reit Shares if such Reit Shares are not publicly-traded at the time of such redemption.

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ARTICLE VIII

CONDITIONS TO CONSUMMATION OF THE MERGER

    SECTION 8.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS TO EFFECT THE MERGER. The respective obligations of each party to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Effective Time of each of the following conditions, any or all of which may be waived in whole or in part by the party being benefitted thereby, to the extent permitted by applicable Law:

    (a) This Agreement shall have been approved and adopted by the Company Requisite Vote, if required by applicable Law.

    (b) There shall not be in effect any Law of any Governmental Entity of competent jurisdiction, restraining, enjoining or otherwise preventing consummation of the transactions contemplated by this Agreement or permitting such consummation only subject to any condition or restriction that has or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company (or an effect on Parent and its subsidiaries that, were such effect applied to the Company and its subsidiaries, has or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company).

    (c) Parent or its affiliates shall have purchased all Shares validly tendered and not withdrawn pursuant to the Offer.

ARTICLE IX

TERMINATION; AMENDMENT; WAIVER

    SECTION 9.1 TERMINATION. This Agreement may be terminated and the Merger contemplated herein may be abandoned at any time prior to the Effective Time, whether before or after approval of matters presented in connection with the Merger by the stockholders of the Company:

    (a) By the mutual written consent of Parent and the Company;

    (b) By either of Parent or the Company if (i) a statute, rule or executive order shall have been enacted, entered or promulgated prohibiting the Transactions on the terms contemplated by this Agreement or (ii) any Governmental Entity shall have issued an order, decree or ruling or taken any other action (which order, decree, ruling or other action the parties hereto shall use their reasonable best efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the Transactions and such order, decree, ruling or other action shall have become final and non-appealable.

    (c) By either of Parent or the Company if the Offer has not been consummated on or before the ninetieth (90) day following the commencement of the Offer (or, if such date is not a business day in the United States, the first such business day thereafter); provided, that the party seeking to terminate this Agreement pursuant to this Section 9.1(c) shall not have breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the failure to consummate the Merger on or before such date;

    (d) By the Company:

     (i) if Parent shall have terminated the Offer or the Offer expires without Parent purchasing any Shares pursuant thereto; provided, that the Company may not terminate this agreement pursuant to this Section 9.1(d)(i) if the Company is in material breach of this Agreement; or

    (ii) if there shall be a material breach by Parent or Merger Sub of any of their representations, warranties, covenants or agreements contained in this Agreement; or

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    (e) By Parent or Merger Sub:

     (i) If prior to the purchase of the Shares pursuant to the Offer, (A) the Company Board or the Special Committee shall have withdrawn, or modified or changed in a manner adverse to Parent or Merger Sub its approval or recommendation of the Offer, this Agreement or the Merger or shall have recommended or approved an Acquisition Proposal, or (B) there shall have been a material breach of any provision of Section 7.3; or

    (ii) if Parent shall have terminated the Offer without Parent purchasing any Shares thereunder; provided that Parent or Merger Sub may not terminate this Agreement pursuant to this Section 9.1(e)(ii) if Parent or Merger Sub is in material breach of this Agreement; or

    (iii) if there shall be a material breach by the Company of any of its representations, warranties, covenants or agreements contained in this Agreement.

    SECTION 9.2 EFFECT OF THE TERMINATION. In the event of termination of this Agreement by either the Company or Parent or Merger Sub as provided in Section 9.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Merger Sub or the Company, other than the provisions of this Section 9.2, Section 9.3 and Article X and except to the extent that such termination results from the willful and material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

    SECTION 9.3 FEES AND EXPENSES. (a) Except as provided below, all fees and expenses incurred in connection with the Offer, the Merger, this Agreement and the Transactions shall be paid by the party incurring such fees or expenses, whether or not the Offer or the Merger is consummated.

    (b) If Parent or Merger Sub terminates this Agreement pursuant to Section 9.1(e)(i), then the Company shall pay, or cause to be paid to Parent, at the time of termination, an amount equal to Parent's and Merger Sub's actual and reasonably documented out-of-pocket expenses incurred by Parent or Merger Sub in connection with the Offer, the Merger, this Agreement and the consummation of the Transactions, including, without limitation, the fees (other than any break-up, success or other contingent fee) and out-of-pocket expenses payable to all banks, investment banking firms and other financial institutions and persons and their respective agents and counsel incurred in connection with acting as Parent's or Merger Sub's financial advisor with respect to, or arranging or committing to provide or providing any financing for, the Transactions up to an aggregate of $5.0 million (the "Expenses"). Any payments required to be made pursuant to this Section 9.3 shall be made by wire transfer of same day funds to an account designated by Parent.

    (c) The Company shall pay all Company Taxes, such as (a) transfer, stamp and documentary Taxes or fees and (b) sales, use, gains, real property transfer and other or similar Taxes or fees, incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby.

    (d) The Company acknowledges that the agreements contained in this Section 9.3 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent and Merger Sub would not have entered into this Agreement; accordingly, if the Company fails to promptly pay the amount due pursuant to this Section 9.3, and, in order to obtain such payment, Parent commences a suit which results in a judgment against the Company for the fee set forth in this Section 9.3, the Company shall pay to Parent its costs and expenses (including attorneys' fees) in connection with such suit, together with interest from the date of termination of this Agreement on the amounts owed at the prime rate of Citibank, N.A. in effect from time to time during such period plus two percent.

    SECTION 9.4 AMENDMENT. This Agreement may be amended by action taken by the Company, Parent and Merger Sub at any time before or after approval of the Merger by the Company

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Requisite Vote but, after any such approval, no amendment shall be made which requires the approval of such stockholders under applicable Law without such approval; provided, however, that no amendment shall be made without the approval of the Special Committee. This Agreement may not be amended except by an instrument in writing signed on behalf of the parties hereto.

    SECTION 9.5 EXTENSION; WAIVER. At any time prior to the Effective Time, each party hereto (for these purposes, Parent and Merger Sub shall together be deemed one party and the Company shall be deemed the other party) may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document, certificate or writing delivered pursuant hereto, or (iii) waive compliance by the other party with any of the agreements or conditions contained herein. Any agreement on the part of either party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of either party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

ARTICLE X

MISCELLANEOUS

    SECTION 10.1 NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations, warranties, covenants and agreements in this Agreement or in any exhibit, schedule or instrument delivered pursuant to this Agreement shall survive beyond the Effective Time, except for those covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part after the Effective Time and this Article X. This Section 10.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

    SECTION 10.2 ENTIRE AGREEMENT; ASSIGNMENT. (a) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

    (b) Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by operation of Law (including, but not limited to, by merger or consolidation) or otherwise; provided, however, that Merger Sub may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement to any other affiliate of Parent, but no such assignment shall relieve Parent or Merger Sub of its obligations hereunder if such assignee does not perform such obligations. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

    SECTION 10.3 NOTICES. All notices, requests, instructions or other documents to be given under this Agreement shall be in writing and shall be deemed given, (i) five business days following sending by registered or certified mail, postage prepaid, (ii) when sent if sent by facsimile; provided, that the fax is promptly confirmed by telephone confirmation thereof, (iii) when delivered, if delivered personally to

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the intended recipient and (iv) one business day following sending by overnight delivery via a national courier service, and in each case, addressed to a party at the following address for such party:

if to Parent or to Merger Sub, to:
Westfield America Trust Level 24, Westfield Towers 100 William Street Sydney NSW, Australia 2011 Attention: General Counsel Facsimile: (011) 612-9358-7077
with a copy to:	Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, NY 10036 Attention: Morris J. Kramer, Esq. Facsimile: (212) 735-2000
if to the Company, to:
Westfield America, Inc. 11601 Wilshire Boulevard, 12th Floor Los Angeles, CA 90025 Attention: General Counsel Facsimile: (310) 478-1267
with a copy to:	Wolf, Block, Schorr and Solis-Cohen LLP 250 Park Avenue New York, NY 10177 Attention: Herbert Henryson II, Esq. Facsimile: (212) 672-1192

or to such other address as the person to whom notice is given may have previously furnished to the other in writing in the manner set forth above.

    SECTION 10.4 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to the choice of Law principles thereof (other than those provisions set forth herein that are required to be governed by the MGBCL).

    SECTION 10.5 DESCRIPTIVE HEADINGS. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

    SECTION 10.6 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns, and, except as provided in Section 7.5, nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

    SECTION 10.7 SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or any circumstance, is invalid or unenforceable, (a) if necessary, a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement

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and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

    SECTION 10.8 SPECIFIC PERFORMANCE. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which they are entitled at Law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than a federal or state court sitting in the State of Delaware.

    SECTION 10.9 WAIVER OF JURY TRIAL. Each of the parties hereto hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated hereby. Each of the parties hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other hereto have been induced to enter into this Agreement and the Transactions, as applicable, by, among other things, the mutual waivers and certifications in this Section 10.9.

    SECTION 10.10 COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

    SECTION 10.11 INTERPRETATION. (a) The words "hereof," "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Agreement unless otherwise specified. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." All terms defined in this Agreement shall have the defined meanings contained herein when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time, amended, qualified or supplemented, including (in the case of agreements and instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.

    (b) The phrases "the date of this Agreement," "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to February 14, 2001.

    (c) The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as

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if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

    SECTION 10.12 DEFINITIONS. (a) "Acquisition Proposal" means an offer or proposal regarding any of the following (other than the transactions contemplated by this Agreement) involving the Company or any of its subsidiaries: (i) any merger, consolidation, share exchange, recapitalization, business combination or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of all or a significant portion of the assets of the Company and its subsidiaries, taken as a whole, in a single transaction or series of related transactions; (iii) any tender offer or exchange offer for ten percent (10%) or more of the outstanding shares of Common Stock or the filing of any document under the Securities Act of 1933, as amended, or Exchange Act in connection therewith; (iv) any other transaction the consummation of which would reasonably be expected to impede, interfere with, prevent or materially delay the transactions contemplated by this Agreement; or (v) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

    (b) "beneficial ownership" or "beneficially own" shall have the meaning provided in Section 13(d) of the Exchange Act and the rules and regulations thereunder.

    (c) "know" or "knowledge" means, with respect to any party, the actual knowledge of such party's executive officers, without any duty of inquiry.

    (d) "Law" means any law, statute, order, writ, injunction, decree, ordinance, award, stipulation, statute, judicial or administrative doctrine, rule or regulation entered by any Governmental Entity.

    (e) "Material Adverse Effect" means with respect to any entity, any event, circumstance, change, effect or development that, individually or in the aggregate with all other events, circumstances, changes, effects or development, is or would reasonably be expected to be materially adverse to (i) the assets, properties, condition (financial or otherwise) or results of operations of such entity and its subsidiaries taken as a whole or (ii) the ability of such party to consummate the transactions contemplated by this Agreement, excluding any such effect resulting from or arising in connection with (A) general economic conditions affecting generally the industry in which the Company competes or (B) general market conditions in the United States.

    (f)  "person" means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in the Exchange Act).

    (g) "subsidiary" means, when used with reference to any entity, any corporation or other organization, whether incorporated or unincorporated, (i) of which such party or any other subsidiary of such party is a general or managing partner or (ii) a majority of the outstanding voting securities or interests of which, having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization, is directly or indirectly owned or controlled by such party or by any one or more of its subsidiaries.

    (h) "Tax" or "Taxes" means all Taxes, charges, fees, imposts, levies, gaming or other assessments, including, without limitation, all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated Taxes, customs duties, fees, assessments and charges of any kind whatsoever, together with any interest and any penalties, fines, additions to Tax or additional amounts imposed by any taxing authority (domestic or foreign) and shall include any transferee liability in respect of Taxes, any liability in respect of Taxes imposed by contract, Tax sharing agreement, Tax indemnity agreement or any similar agreement.

[signature page follows]

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    IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

WESTFIELD AMERICA MANAGEMENT LIMITED, in its capacity as responsible entity and trustee of WESTFIELD AMERICA TRUST
By:	/s/ PETER S. LOWY
Name:	Peter S. Lowy
Title:	Director
WESTFIELD AMERICA, INC.
By:	/s/ ROY L. FURMAN
Name:	Roy L. Furman
Title:	Director
Roy L. Furman, on behalf of the Special Committee of the Board of Directors of Westfield America, Inc.

/s/ ROY L. FURMAN
ROY L. FURMAN
AGREED AND ACCEPTED as of , 2001
MALL ACQUISITION CORP.
By:
Name:
Title:

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ANNEX B

TEXT OF SECTION 351.455 OF THE MISSOURI GENERAL AND BUSINESS CORPORATION LAW GOVERNING A SHAREHOLDER'S RIGHT TO AN APPRAISAL AND PAYMENT OF THE FAIR VALUE OF THE SHAREHOLDER'S SHARES

    Shareholder who objects to merger may demand value of shares, when:

1.
If a shareholder of a corporation which is a party to a merger or consolidation shall file with such corporation, prior to or at the meeting of shareholders at which the plan of merger or consolidation is submitted to a vote, a written objection to such plan of merger or consolidation, and shall not vote in favor thereof, and such shareholder, within twenty days after the merger or consolidation is effected, shall make written demand on the surviving or new corporation for payment of the fair value of his shares as of the day prior to the date on which the vote was taken approving the merger or consolidation, the surviving or new corporation shall pay such shareholder, upon surrender of his certificate or certificates representing said shares, the fair value thereof. Such demand shall state the amount and within the twenty day period shall be conclusively presumed to have consented to the merger or consolidation and shall be bound by the terms thereof.

2.
If within thirty days after the date on which such merger or consolidation was effected the value of such shares is agreed upon between the dissenting shareholder and the surviving or new corporation, payment thereof shall be made within ninety days after the date on which such merger or consolidation was effected, upon the surrender of his certificate or certificates representing said shares. Upon payment of the agreed value the dissenting shareholder shall cease to have any interest in such shares or in the corporation.

3.
If within such period of thirty days the shareholder and the surviving or new corporation do not so agree, then the dissenting shareholder may, within sixty days after the expiration of the thirty day period, file a petition in any court of competent jurisdiction within the county in which the registered office of the surviving or new corporation is situated, asking for a finding and determination of the fair value of such shares, and shall be entitled to judgment against the surviving or new corporation for the amount of such fair value as of the day prior to the date on which such vote was taken approving such merger or consolidation, together with interest thereon to the date of such judgment. The judgment shall be payable only upon and simultaneously with the surrender to the new or surviving corporation. Such shares may be held or disposed of by the surviving or new corporation as it may see fit. Unless the dissenting shareholder shall file such petition within the time here limited, such shareholder and all persons claiming under him shall be conclusively presumed to have approved and ratified the merger and consolidation, and shall be bound by the terms thereof.

4.
The right of a dissenting shareholder to be paid the fair value of his shares as herein provided shall cease if and when the corporation shall abandon the merger or consolidation.

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ANNEX C

LEHMAN BROTHERS

February 14, 2001

Board of Directors
Special Committee of the Board of Directors
Westfield America, Inc.
11601 Wilshire Boulevard
Los Angeles, CA 90025
Members of the Board of Directors and the Special Committee:

    We understand that Westfield America Management Limited ('Parent'), in its capacity as responsible entity and trustee of Westfield America Trust, an Australian public unit trust, and Westfield America, Inc. (the 'Company') propose to enter into an Agreement and Plan of Merger, to be dated as of February 14, 2001 (the 'Agreement'), pursuant to which (i) Parent would commence a tender offer (the 'Offer') for all the outstanding shares of the Company's common stock, par value $.01 per share (the 'Shares'), not held by Parent and certain of its affiliates set forth in the Agreement (the 'Offer Affiliates'), for $16.25 per share, net to the seller in cash (the 'consideration'), and (ii) a subsidiary owned, directly or indirectly, by Parent and/or one or more of the Offer Affiliates ('Merger Subsidiary') would be merged with and into the Company in a merger (the 'Merger') in which Shares not acquired in the Offer, other than Shares held in treasury or held by Parent, Merger Subsidiary or any Offer Affiliate, would be converted into the right to receive the consideration. The Offer and the Merger, taken together, are referred to as the 'Proposed Transaction.' The terms of the Proposed Transaction are set forth in more detail in the Agreement.

    We have been requested by the Special Committee of the Board of Directors of the Company to render our opinion with respect to the fairness, from a financial point of view, to the Company's stockholders (other than Parent, the Offer Affiliates and Merger Subsidiary) of the consideration to be offered to such stockholders in the Proposed Transaction. We have not been requested to opine as to, and our opinion does not in any manner address, the Company's underlying business decision to proceed with or effect the Proposed Transaction.

    In arriving at our opinion, we reviewed and analyzed: (1) the Agreement and the specific terms of the Proposed Transaction; (2) publicly available information concerning the Company that we believe to be relevant to our analysis, including the Company's annual report on Form 10-K for the fiscal year ended December 31, 1999, the Company's quarterly reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 2000 and the Company's earnings release for the quarter ended December 31, 2000; (3) financial and operating information with respect to the business, operations and prospects of the Company furnished to us by the Company; (4) a trading history of the Shares from May 16, 1997 to the present and a comparison of that trading history with those of other companies that we deemed relevant; (5) a comparison of the historical financial results and present financial condition of the Company with those of other companies that we deemed relevant; (6) a comparison of the financial terms of the Proposed Transaction with the financial terms of certain other transactions that we deemed relevant; (7) a summary of the terms relating to proposed amendments to the certificates of designation of the Series C, C-1 and C-2 Preferred Stock of the Company held by Security Capital Preferred Growth Incorporated; and (8) publicly available reports prepared by third party research analysts regarding the future financial performance of the Company. In addition, we have had discussions with the management of the Company concerning its business, operations, assets, financial condition and prospects and have undertaken such other studies, analyses and investigations as we deemed appropriate.

C–1

    In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without assuming any responsibility for independent verification of such information and have further relied upon the assurances of management of the Company that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial projections of the Company, upon advice of the Company we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company. In arriving at our opinion, we have conducted only a limited physical inspection of the properties owned by the Company and have not made or obtained any evaluations or appraisals of the assets or liabilities of the Company. In addition, you have not authorized us to solicit, and we have not solicited, any indications of interest from any third party with respect to the purchase of all or a part of the Company's business. Our opinion necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter.

    Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the consideration to be offered to the Company's stockholders (other than Parent, the Offer Affiliates and Merger Subsidiary) in the Proposed Transaction is fair to such stockholders.

    We have acted as financial advisor to the Special Committee of the Board of Directors of the Company in connection with the Proposed Transaction and will receive a fee for our services. In addition, the Company has agreed to indemnify us for certain liabilities that may arise out of the rendering of this opinion. In the ordinary course of our business, we actively trade in the securities of the Company for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

    This opinion is for the use and benefit of the Special Committee of the Board of Directors of the Company and the Board of Directors of the Company and is rendered to the Special Committee of the Board of Directors of the Company and the Board of Directors of the Company in connection with their consideration of the Proposed Transaction. This opinion is not intended to be and does not constitute a recommendation to any stockholder of the Company as to whether to accept the consideration to be offered to the stockholders in connection with the Proposed Transaction.

LEHMAN BROTHERS

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ANNEX D

LEHMAN BROTHERS

May 16, 2001

Board of Directors
Special Committee of the Board of Directors
Westfield America, Inc.
11601 Wilshire Boulevard
Los Angeles, CA 90025
Members of the Board of Directors and the Special Committee:

    We understand that Westfield America Management Limited ("Parent"), in its capacity as responsible entity and trustee of Westfield America Trust, an Australian public unit trust, and Westfield America, Inc. (the "Company") entered into an Agreement and Plan of Merger, dated as of February 14, 2001 (the "Agreement"), pursuant to which (i) Parent commenced a tender offer (the "Offer") for all the outstanding shares of the Company's common stock, par value $.01 per share (the "Shares"), not held by Parent and certain of its affiliates set forth in the Agreement (the "Offer Affiliates"), for $16.25 per share, net to the seller in cash (the "consideration"), and (ii) a subsidiary owned, directly or indirectly, by Parent and/or one or more of the Offer Affiliates ("Merger Subsidiary") will be merged with and into the Company in a merger (the "Merger") in which Shares not acquired in the Offer, other than Shares held in treasury or held by Parent, Merger Subsidiary or any Offer Affiliate, will be converted into the right to receive the consideration. We further understand that the Offer was consummated on April 6, 2001, and following completion of the Offer and the resulting purchase of the Shares, Parent and its affiliates own approximately 96.1% of the issued and outstanding Shares. The Offer and the Merger, taken together, are referred to as the "Proposed Transaction." The terms of the Proposed Transaction are set forth in more detail in the Agreement.

    We have been requested by the Special Committee of the Board of Directors of the Company to render our opinion with respect to the fairness, from a financial point of view, to the Company's shareholders (other than Parent, the Offer Affiliates and Merger Subsidiary) of the consideration to be offered in the Merger. We have not been requested to opine as to, and our opinion does not in any manner address, the Company's underlying business decision to proceed with or effect the Proposed Transaction.

    In arriving at our opinion, we reviewed and analyzed: (1) the Agreement and the specific terms of the Proposed Transaction; (2) publicly available information concerning the Company that we believe to be relevant to our analysis, including the Company's annual report on Form 10-K for the fiscal year ended December 31, 2000 and the Company's earnings release for the quarter ended March 31, 2001; (3) financial and operating information with respect to the business, operations and prospects of the Company furnished to us by the Company; (4) a trading history of the Company's Shares from May 16, 1997 to the present and a comparison of that trading history with those of other companies that we deemed relevant; (5) a comparison of the historical financial results and present financial condition of the Company with those of other companies that we deemed relevant; (6) a comparison of the financial terms of the Proposed Transaction with the financial terms of certain other transactions that we deemed relevant; (7) a summary of the terms relating to the proposed exchange of the Series C, C-1 and C-2 Preferred Stock of the Company held by Security Capital Preferred Growth Incorporated for a newly issued Series G Preferred Stock; and (8) publicly available reports prepared by third party research analysts regarding the future financial performance of the Company. In addition, we have had discussions with the management of the Company concerning its business, operations, assets, financial condition and prospects, including, without limitation, the proposed 99 year lease of the retail

D–1

component of the World Trade Center as negotiated with the Port Authority of New York and New Jersey and other changes to the business operations, assets, financial condition and prospects of the Company since February 14, 2001, and have undertaken such other studies, analyses and investigations as we deemed appropriate.

    In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without assuming any responsibility for independent verification of such information and have further relied upon the assurances of management of the Company that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial projections of the Company, upon advice of the Company we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company. In arriving at our opinion, we have conducted only a limited physical inspection of the properties owned by the Company and have not made or obtained any evaluations or appraisals of the assets or liabilities of the Company. In addition, you have not authorized us to solicit, and we have not solicited, any indications of interest from any third party with respect to the purchase of all or a part of the Company's business. Our opinion necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter.

    Based upon and subject to the foreseeing, we are of the opinion as of the date hereof that, from a financial point of view, the consideration to be offered in the Merger, is fair to the Company's shareholders (other than Parent, the Offer Affiliates and Merger Subsidiary).

    We have acted as financial advisor to the Special Committee of the Board of Directors of the Company in connection with the Proposed Transaction and will receive a fee for our services. In addition, the Company has agreed to indemnify us for certain liabilities that may arise out of the rendering of this opinion. In the ordinary course of our business, we actively trade in the securities of the Company for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

    This opinion is for the use and benefit of the Special Committee of the Board of Directors of the Company and the Board of Directors of the Company and is rendered to the Special Committee of the Board of Directors of the Company and the Board of Directors of the Company in connection with their consideration of the Proposed Transaction. This opinion is not intended to be and does not constitute a recommendation to any shareholder of the Company as to whether to accept the consideration to be offered to the shareholders in connection with the Proposed Transaction.

                      Very truly yours,

                      LEHMAN BROTHERS

D–2

WESTFIELD AMERICA, INC.
11601 WILSHIRE BOULEVARD
12TH FLOOR
LOS ANGELES, CALIFORNIA 90025

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF WESTFIELD AMERICA INC. FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON SEPTEMBER 28, 2001

PROXY

The undersigned holder of common stock, par value $0.01 per share, of Westfield America, Inc. (the "Company") hereby appoints Richard E. Green and Mark A. Stefanek, or either of them, proxies for the undersigned, each with full power of substitution, to represent and to vote as specified in this Proxy all common stock of the Company that the undersigned shareholder would be entitled to vote if personally present at the special meeting of shareholders (the "Special Meeting") to be held on September 28, 2001 at 9:00 a.m., local time, at the W Hotel, 930 Hilgard Avenue, Los Angeles, California, and at any adjournments or postponements of the Special Meeting. The undersigned shareholder hereby revokes any proxy or proxies heretofore executed for such matters.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER AS DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1, AND IN THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. THE UNDERSIGNED SHAREHOLDER MAY REVOKE THIS PROXY AT ANY TIME BEFORE IT IS VOTED BY DELIVERING TO THE SECRETARY OF THE COMPANY EITHER A WRITTEN REVOCATION OF THE PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY APPEARING AT THE SPECIAL MEETING AND VOTING IN PERSON.

PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE
ENCLOSED RETURN ENVELOPE.

SEE REVERSE SIDE	(Continued and to be signed on reverse side.)	SEE REVERSE SIDE

Please mark vote as in this example

/X/

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1.

1.	To approve and adopt the Agreement and Plan of Merger, dated February 14, 2001 as described in the Company's Proxy Statement.	FOR / /	AGAINST / /	ABSTAIN / /	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting.
The undersigned acknowledges receipt of the accompanying Notice of Special Meeting of Shareholders and Proxy Statement.
					Date:	, 2001

Signature

Signature (if held jointly)

Please date and sign exactly as your name(s) is (are) shown. When shares are held as joint-tenants, both should sign. When signing as a corporation, please sign in full corporate name by an authorized person. When signing as a limited liability company, please sign in limited liability company name by an authorized person.

QuickLinks

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS To the Shareholders of WESTFIELD AMERICA, INC.
TABLE OF CONTENTS
QUESTIONS AND ANSWERS ABOUT THE MERGER
SUMMARY
CERTAIN INFORMATION CONCERNING WESTFIELD AMERICA
SPECIAL FACTORS
REGULATORY APPROVALS
MATERIAL U.S. FEDERAL TAX CONSEQUENCES OF THE MERGER
THE MERGER AGREEMENT
APPRAISAL RIGHTS
PRICE RANGE OF SHARES; DIVIDEND
EFFECT OF THE OFFER AND MERGER ON THE MARKET FOR THE SHARES; STOCK EXCHANGE LISTING; EXCHANGE ACT REGISTRATION; MARGIN REGULATIONS
CERTAIN INFORMATION CONCERNING THE PURCHASER
BENEFICIAL OWNERSHIP OF COMMON STOCK
NUMBER OF SHARES AND NATURE OF BENEFICIAL OWNERSHIP AT AUGUST 27, 2001
TRANSACTIONS AND ARRANGEMENTS CONCERNING THE SHARES
RELATED PARTY TRANSACTIONS
SOURCE AND AMOUNT OF FUNDS
OTHER MATTERS; 2001 ANNUAL MEETING
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
  SCHEDULE I
DIRECTORS AND MANAGEMENT
Directors and Executive Officers of the Purchaser
Directors and Executive Officers of the Company
GLOSSARY OF DEFINED TERMS
TABLE OF CONTENTS
AGREEMENT AND PLAN OF MERGER
ARTICLE I THE OFFER
ARTICLE II THE MERGER
ARTICLE III CONVERSION OF SHARES
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE COMPANY
ARTICLE V REPRESENTATION AND WARRANTIES OF PARENT AND MERGER SUB
ARTICLE VI COVENANTS RELATED TO CONDUCT OF BUSINESS
ARTICLE VII ADDITIONAL AGREEMENTS
ARTICLE VIII CONDITIONS TO CONSUMMATION OF THE MERGER
ARTICLE IX TERMINATION; AMENDMENT; WAIVER
ARTICLE X MISCELLANEOUS
  ANNEX B
  ANNEX C
  ANNEX D